UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NetApp, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Proxy Statement
and Notice of Meeting

Wednesday, September 13, 2023
at 3:30 p.m. Pacific time

NetApp, Inc.
3060 Olsen Dr
San Jose, CA 95128

www.netapp.com

July 28, 2023

2023 ANNUAL MEETING OF STOCKHOLDERS
NETAPP, INC.

To my fellow stockholders:

On behalf of our Board of Directors (the “Board”), I am pleased to invite you to attend NetApp, Inc.’s Annual Meeting of Stockholders on Wednesday, September 13, 2023, at 3:30 pm Pacific time. This year’s meeting will again be held virtually to provide a consistent and convenient experience for all, regardless of location. Your vote is important, and we encourage you to vote promptly, even if you plan to attend the virtual meeting.

Our fiscal year 2023 was marked by a number of challenges – from supply chain and geo-political disruptions to rising interest rates and slowing economies. Even as customers tighten their budgets in response to the macroeconomic environment, they continue to invest in applications and technologies that drive business productivity and growth. Digital transformation projects involving business analytics, artificial intelligence, data security, and application modernization – both on-premises and in the cloud – remain top priorities for IT organizations. We participate in these areas of priority spending with a modern approach to hybrid, multicloud infrastructure and data management, giving customers the ability to leverage data across their entire IT footprint with simplicity, security, and sustainability. Despite the uncertain environment, the NetApp team remained focused on our customers, driving innovation, and delivering value for all our stakeholders. By focusing on our priorities, we delivered all-time high annual net income and earnings per share in fiscal year 2023.

Equally important to driving business results is our commitment to NetApp’s core values. We strive to create a model company by living our values and honoring our commitments to all our stakeholders.

Board refreshment, independence, and diversity. Our Corporate Governance Guidelines outline NetApp’s director qualification standards to ensure that each director has high professional and personal ethics, strong leadership skills, and broad-based operational and business expertise. Our Board, facilitated by an independent third-party, evaluates sitting directors, director candidates, and committee composition on a regular basis to ensure the proper mix of expertise, diversity, tenure, and perspective that reflect our evolving business needs, and in fiscal year 2023 we refreshed committee membership and chairpersons of the Talent and Compensation Committee and Audit Committee. Over the last five years, we have added two new independent directors to the Board and one has retired. We have three standing committees, each led by an independent director. We are proud of our Board diversity: three of our directors are female and two are racially/ethnically diverse.

Talent Strategy. Our team and ability to attract and retain high-calibre talent throughout our organization are foundational to our business strategy and innovation engine. Thrive Everywhere, our unique approach to flexible work, improves and diversifies our talent pool in multiple ways while also creating a more healthy, productive, collaborative, inclusive, and innovative work environment. To further a sense of belonging and help align employees with NetApp’s stockholders, corporate goals and overall performance, we use equity compensation. We have expanded the eligibility criteria to all employees, regardless of level, which we believe will support key talent retention over time. The equity plan proposal on this year’s voting ballot is a critical element of our employee compensation program which supports our stockholder value creation strategy.

Commitment to environmental and social responsibility. Our Board and the management team believe that business success includes our impact on society and the environment. As we continue to integrate environmental, social and governance (“ESG”) into our overall business strategy, we conducted an assessment to focus our efforts and disclosures on areas that matter most to our stakeholders and business. In alignment with the priority areas identified, we have formalized Board oversight and review of our ESG program, policies, and practices. In our 2022 ESG Report, we published our findings from the assessment and our emission reduction goals. Additionally, we are broadening accountability for diversity, inclusion, and belonging programs by extending a diversity performance metric to all VPs and above. (For more information on our ESG programs, see the ESG Oversight section of the Proxy Statement.)

Stockholder engagement. The Company’s year-round engagement with our stockholders is critical to helping to inform the Board’s decision-making process. During fiscal year 2023, discussions with investors covered a range of topics, including business strategy, board composition, corporate governance practices including stockholder rights provisions, executive pay, and our ESG efforts.

Looking forward, I am confident in our strategy and our management team’s ability to execute and deliver sustainable, long-term value to all of our stakeholders. We are entering fiscal year 2024 with a reinvigorated product portfolio and a new, more focused operating model. We remain committed to maintaining operational discipline as we move through the year, adjusting as appropriate, to drive operating margin expansion and earnings growth while, at the same time, investing for the long-term. Additionally, we will continue to focus on our strong governance practices, Board membership and structure, while supporting the management team as we drive growth, advance our ESG initiatives, and maintain open lines of communication with our stockholders.

On behalf of the entire Board of Directors and management team, I thank you for your continued support of and investment in NetApp.

Sincerely,

Mike Nevens
Chair of the Board of Directors

2

About NetApp

NetApp, Inc. (NetApp, the Company, we, or us) is a global cloud-led, data-centric software company. Building on more than three decades of innovation, we give customers the freedom to manage applications and data across hybrid multicloud environments. NetApp delivers value in simplicity, security, savings, sustainability with automation and optimization for IT teams to thrive on premises, in the cloud, and everywhere in between. We are a proven leader in all-flash storage with the only storage operating system natively available on the biggest clouds, and we believe we provide industry-leading protection and security, and innovative CloudOps services.

NetApp helps organizations meet the complexities created by rapid data and cloud growth, multi-cloud management, and the adoption of next-generation technologies, such as artificial intelligence, Kubernetes, and modern databases. We envision a better IT experience – building solutions that drive faster innovation wherever our customers’ data and applications live, with unified management and AI-driven optimization, giving organizations the freedom to do what’s best for today’s business and the flexibility to adapt for tomorrow.

The key benefits NetApp brings to an organization’s hybrid multicloud environment are:

●	Operational simplicity: NetApp’s use of open source, open architectures and APIs, microservices, and common capabilities and data services facilitate the creation of applications that can run anywhere.
●	Flexibility and consistency: NetApp makes moving data and applications between environments seamless through a common storage foundation across on-premises and multicloud environments.
●	Cyber resilience: NetApp unifies monitoring, data protection, security, governance, and compliance for total cyber resilience – with consistency and automation across environments.
●	Continuous operations: NetApp uses AI-driven automation for continuous optimization to service applications at the lowest possible costs.
●	Sustainability: NetApp has industry-leading tools to audit consumption, locate waste, and set guardrails to stop overprovisioning.

We believe that our alignment to the secular growth trends of data-driven digital and cloud transformations coupled with our disciplined operating expense management, balanced approach to investing in the business, and sustained capital returns will create significant long-term stockholder value.

1992	~ 12,000	$6.36B
year incorporated	employees	in FY23 net revenues

Our Values

The values we share at NetApp define who we are as a company and what we can expect from each other. We strive to create a model company by living our values and honoring our commitments to our stakeholders.

Put the Customer at the Center	Care for Each Other and Our Communities	Build Belonging Every Day
We aim to know our customers’ journeys, show up with a strong point of view, and become customers’ trusted, indispensable partner and ally.	We try to be humble and kind, work to make each other and our communities better, and strive to make deep, authentic connections with each other.	We aim to build belonging by being visible champions, making room for other voices, and embedding diversity and inclusion into every decision.

Embrace a Growth Mindset	Think and Act as Owners
We choose progress over perfection, invest in ourselves and learn from new experiences and each other.	In striving to create the future of today, we are accountable and act with integrity and speed.

2023 Proxy Statement	3

About NetApp

Fiscal 2023 Business Highlights

During fiscal year 2023(1), our disciplined management enabled us to overcome a number of headwinds to deliver all-time high annual net income and earnings per share, despite the slow demand environment and relatively flat revenue from fiscal year 2022. We returned $1.28 billion to stockholders in fiscal 2023, representing 116% of cash from operations and 148% of free cash flow, and reduced full year share count by 4% from the prior year. We plan to continue a strong policy of returning capital to stockholders in fiscal year 2024. Our balance sheet remains very healthy and we closed the year with $3.07 billion in cash and short-term investments.

The fundamentals of our business model are sound and our confidence in our strategy and the health of long-term opportunity is unchanged. We are entering fiscal year 2024 with substantially more innovation and a new, more focused operating model to attack areas of priority spending. In this uncertain environment, we will remain agile and continue to be disciplined stewards of the business, tightly managing the elements within our control, reinvigorating efforts across the company in support of our storage systems business, and building a more focused approach to our Public Cloud business.

$6.4B NET REVENUES	$1.3B GAAP NET INCOME $1.1B CASH FLOWS FROM OPERATIONS	EARNINGS PER SHARE GAAP(3) $5.79 NON-GAAP(4) $5.59
PUBLIC CLOUD ARR(2) $620M
ALL FLASH ARRAY REVENUE $3.0B

(1)	Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our 2023 fiscal year began on April 30, 2022 and ended on April 28, 2023 (“fiscal 2023”).
(2)	Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.
(3)	GAAP earnings per share is calculated using the diluted number of shares for the period presented.
(4)	Non-GAAP earnings per share is calculated using the diluted number of shares for the period presented. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

In fiscal 2023, NetApp generated $6.4 billion in net revenues, an increase of 1% from fiscal 2022. GAAP net income for fiscal 2023 was $1.3 billion, or $5.79 per share. Non-GAAP net income in fiscal 2023 was $1.2 billion, or $5.59 per share (a reconciliation of non-GAAP to GAAP results can be found in Annex A). Over the course of the year, we generated $1.1 billion in cash flows from operations and returned approximately $1.3 billion to stockholders.

See also the section entitled “Our Fiscal 2023 Company Performance” on page 40 of this Proxy Statement. Detailed information on our products and our financial performance can be found in our Annual Report on Form 10-K for the year ended April 28, 2023 (the “Annual Report”).

4

Meeting Notice and Voting Roadmap

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of NetApp, Inc. (the “Annual Meeting”). To facilitate greater stockholder attendance and participation, the meeting will be held virtually on Wednesday, September 13, 2023, at 3:30 pm Pacific Time, with no physical in-person meeting. You may attend the Annual Meeting and vote via the Internet at www.virtualshareholdermeeting.com/NTAP2023. The agenda for the meeting and the recommendation of the Board of Directors (the “Board”) with respect to each agenda item are set below.

George Kurian
Chief Executive Officer
San Jose, California
July 28, 2023

Date	Time	Location
Wednesday, September 13, 2023	3:30 pm Pacific time	On the Internet at www.virtualshareholdermeeting.com/NTAP2023

Voting

Who Can Vote	Internet	Phone	Mail
Stockholders as of July 17, 2023 are entitled to notice of and to vote at the Annual Meeting*	www.proxyvote.com	1-800-690-6903	Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 13, 2023. The proxy statement and the annual report are available at http://investors.netapp.com.
*	A list of stockholders entitled to vote at the 2023 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for any purpose germane to the meeting at our principal executive office, located at 3060 Olsen Drive, San Jose, California 95128, during the ten days prior to the meeting, during ordinary business hours.

Agenda

This summary highlights information contained within this Proxy Statement. It does not contain all the information found in this Proxy Statement and is qualified in its entirety by the remainder of this Proxy Statement. You should read the entire Proxy Statement carefully and consider all information before voting. Page references are supplied to help you find further information in this Proxy Statement.

2023 Proxy Statement	5

Meeting Notice and Voting Roadmap

Proposal 1
Election of Directors
Board Demographics
Gender Diversity	33.3% Female
Age	62.9 years Nominee average age
Tenure	9.1 years Nominee average tenure
Independence	●8 of 9 nominees are independent ●All members of the Audit Committee, Talent and Compensation Committee, and Corporate Governance and Nominating Committee are independent
Highly Engaged Board	●95.91% overall attendance rate at Board and Board committee meetings ●6 Board and 20 Board committee meetings during fiscal 2023
Stockholder Engagement
●Fiscal 2023 stockholder outreach program reached out to stockholders representing an aggregate of 64% of issued and outstanding shares
●Topics discussed included our Board and Board committee composition and refreshment, business strategy, corporate governance practices including stockholder rights provisions, executive pay, and our ESG efforts

Relevant Skills and Experience

7/9	9/9	7/9	9/9

Financial	Executive Level Leadership	Human Capital Management	Strategy
7/9	5/9	9/9	6/9

Sales & Marketing	Cybersecurity	Technology	Risk Management

The Board recommends a vote FOR each Director Nominee.	See page 14 for further details

6

Meeting Notice and Voting Roadmap

Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay”)
Executive Compensation Objectives

The Board believes that executive compensation is a meaningful tool to align, reinforce and realize business priorities that support our stockholders’ interests. We also believe it is an important element in the attraction, retention and recognition of our leadership and key talent – a strong competitive advantage for NetApp. In designing an effective compensation program structure, the Talent and Compensation Committee follows the following principles:

●	Pay for performance – aligning pay with a balanced view of performance across leadership priorities to support stockholders’ interest in sustainable results;
●	Appropriate pay levels – ensuring targets are reasonable based on the position, performance and market context; and
●	Strong governance – structuring our program with a balanced incentive design to promote the successful execution of our strategic objectives and dutifully manage risk.

Our Fiscal 2023 Compensation Highlights and Target Pay Mix

In line with our compensation objectives and as noted in our pay mix summaries below, the pay mix for our chief executive officer (“CEO”) and other Named Executive Officers (“NEOs”) for fiscal 2023 is largely performance based with a significant percentage provided in at-risk pay. As described further in our Compensation Discussion & Analysis (“CD&A”), our financial operating performance in fiscal 2023 did not meet plan, resulting in below-target annual bonuses. Our fiscal 2021 – 2023 performance-based restricted stock units (“PBRSUs”) were earned above target. These long-term performance-awards were based on three-year relative total stockholder return performance for the fiscal 2021 – 2023 performance period.

With our demonstrated pay alignment, continued focus on evolving our compensation programs in support of business objectives, commitment to stockholder engagement and history of strong Say-on-Pay results, the Board recommends voting for this proposal.

Pay Mix of CEO(1)	Average Pay Mix of other NEOs(1)

Salary	Performance-Based Long-Term Incentive (PBRSUs)
Annual ICP at Target	Service-Vested Long-Term Incentive (RSUs)
(1)	Charts reflect target annual cash incentive award value and ongoing target equity award value. Amounts reflected in these charts may not add to exactly 100% due to rounding and may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts, not targets.
The Board recommends a vote FOR this proposal.	See page 39 for further details

2023 Proxy Statement	7

Meeting Notice and Voting Roadmap

Proposal 3
Advisory Vote on Frequency of “Say-On-Pay” Vote
In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, this proposal enables our stockholders to recommend, on an advisory basis, the frequency with which the Company should hold a non-binding advisory say-on-pay vote on the compensation of our named executive officers (“NEOs”), such as Proposal No. 2 in this Proxy Statement. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory say-on-pay vote every one year, two years or three years. Alternatively, stockholders may abstain from voting.

After considering the benefits and consequences of each option, the Board recommends continuing to conduct an advisory say-on-pay vote every year as the most appropriate option for the Company.

In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory say-on-pay vote will allow stockholders to provide us with direct input on our compensation philosophy, policies and practices during every proxy season. The Board believes that an annual vote is consistent with the Company’s efforts to receive and consider input from stockholders on executive compensation and corporate governance matters.

This vote is advisory and therefore not binding on the Talent and Compensation Committee, the Board or the Company in any way. The Board may in the future decide that it is in the best interests of our stockholders and the Company to hold an advisory say-on-pay vote more or less frequently than the option approved by our stockholders. In voting on this proposal, stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders will be casting votes to recommend whether the frequency of future advisory say-on-pay votes should occur every one, two or three years, or they may abstain entirely from voting on the proposal.

Although non-binding, the Board and the Talent and Compensation Committee will carefully consider the input of our stockholders and take it into account when making a determination as to when the advisory say-on-pay vote will again be submitted to stockholders for approval at an annual meeting. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.
The Board recommends a vote to hold advisory votes on the compensation of our Named Executive Officers every year.	See page 81 for further details

8

Meeting Notice and Voting Roadmap

Proposal 4
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm
The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2024.
The Board recommends a vote FOR this proposal.	See page 82 for further details

2023 Proxy Statement	9

Meeting Notice and Voting Roadmap

Proposal 5
Stockholder Proposal Regarding Special Shareholder Meeting Improvement

The Board recommends a vote AGAINST this proposal.	See page 84 for further details

10

Meeting Notice and Voting Roadmap

Proposal 6
Amendment to the Company’s Employee Stock Purchase Plan
The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of common stock of the Company (“shares”) authorized for issuance under the Purchase Plan by an additional 3,000,000 shares. The amendment was approved by the Board on July 24, 2023, subject to stockholder approval. The requested increase of 3,000,000 shares represents approximately 1.42% of the outstanding shares of the Company’s common stock as of July 17, 2023. The Company’s NEOs have an interest in this Proposal No. 6 due to their ability to participate in the Purchase Plan. A copy of the Purchase Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.
We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company can maintain a sufficient reserve of shares available under the Purchase Plan. A sufficient reserve will ensure that the Purchase Plan continues to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semi-annual intervals through their accumulated periodic payroll deductions.
Our Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

The Board recommends a vote FOR this proposal.	See page 87 for further details

2023 Proxy Statement	11

Meeting Notice and Voting Roadmap

Proposal 7
Amendment to the Company’s 2021 Equity Incentive Plan
The Board is requesting that our stockholders vote in favor of amending the NetApp, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock of the Company available for issuance thereunder by 12,700,000 shares and to clarify how the share limit under the 2021 Plan is calculated (collectively, the “Share Increase Amendment”). The Share Increase Amendment was approved by the Board on July 24, 2023, subject to stockholder approval. No other amendments are being proposed to the 2021 Plan other than the Share Increase Amendment. If the Share Increase Amendment is approved, the share limit under the 2021 Plan will be 22,465,221 shares, which equals the 10,000,000 shares initially approved for issuance under the 2021 Plan in 2021 plus the 12,700,000 share increase, less the 234,779 shares granted under the 1999 Plan between July 16, 2021 and the date the 1999 Plan terminated. A copy of the 2021 Plan, as proposed to be amended, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.
The 12,700,000 shares requested reflects the number of shares we forecast to be necessary to support our equity compensation program for the current fiscal year 2024 and through fiscal year 2025 based on our recent burn rate history and new hire and annual grant practices. Based on the closing price per share of Company common stock of $78.02 on July 17, 2023, the aggregate market value of the 12,700,000 additional shares available for equity awards under the 2021 Plan if this proposal is approved would be approximately $990,854,000.
As of July 17, 2023, we had 1,175,619 shares remaining available for issuance under the 2021 Plan (which number assumes that the Contingent Awards, as defined below, are settled in cash rather than shares). The 2021 Plan is the Company’s only current plan for granting equity incentive compensation to our employees, other than the Company’s Employee Stock Purchase Plan, which allows employees to purchase our stock at a discount. Such remaining shares were insufficient to support our annual equity grant cycle for fiscal 2024, including the Contingent Awards.
To support our ability to maintain a market-competitive annual equity compensation program for our equity-eligible employees, on July 13, 2023, the Talent and Compensation Committee granted 132,476 Service-Vested Restricted Stock Units (“RSUs”) and 326,510 Performance-Based Restricted Stock Units (“PBRSUs”, with the number of PBRSUs assuming target performance) to the NEOs and 3,570,309 of RSUs and 163,906 of PBRSUs more broadly through the organization to 5,023 of other eligible employees (collectively, the “Contingent Awards”). If stockholders do not approve a share increase of the maximum aggregate number of shares that may be subject to awards under the 2021 Plan in an amount of shares, when taken together with all amounts of shares previously approved for issuance under the 2021 Plan, sufficient to permit all then-outstanding awards under the 2021 Plan to settle in shares (such as Proposal No. 7), the Contingent Awards will be settled, if earned based on achieved performance results or eligible to vest based on continued service requirements, in an amount of cash equal to the product of (x) the fair market value of one share of our common stock on the day immediately preceding the vesting date and (y) the number of vested RSUs or earned PBRSUs, as applicable, provided that Contingent Awards granted to individuals in Israel and the United Kingdom (the “Select Non-U.S. Awards”) will not be settled in cash and will be cancelled if such approval is not obtained on or before December 31, 2023. If Proposal No. 7 is approved, the Contingent Awards will be settled in shares if earned. The Company’s named executive officers, directors and director nominees have an interest in this proposal as they are eligible to receive awards under the 2021 Plan.
If stockholders do not approve this Proposal No. 7, we anticipate that the shares under the 2021 Plan that remain available for grant would not be sufficient to continue to provide equity incentives in accordance with our current levels. Once the share reserve under the 2021 Plan is exhausted, the Company may continue to elect to provide compensation through other means, such as cash-settled awards or other cash compensation.

The Board recommends a vote FOR this proposal.	See page 93 for further details

12

Index of Frequently Requested Information
Auditor Fees	82
Beneficial Ownership Table	104
Board Diversity Matrix	25
Board Leadership	28
CEO Pay Ratio	76
Clawback Policies	61
Code of Conduct	33
Compensation Consultant	48
Corporate Governance Guidelines	27
Director Attendance	25
Director Independence	25
Director Biographies	17
Director Skills Matrix	24
Financial Performance	40
Peer Group	48
Related Party Transactions	105
Stock Ownership Guidelines	61
Succession Planning	29
Summary Compensation Table	63
Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “aim,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” “try,” “strive,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A (Risk Factors) of Part I of our Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our Annual Report on Form 10-K, as well as other important factors.

2023 Proxy Statement	13

Corporate Governance Matters

Proposal 1
Election of Directors

Introduction
At the Annual Meeting, nine (9) directors will be elected to serve until the 2024 Annual Meeting or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors.
The Board has nominated for re-election nine (9) of the Company’s current directors, as listed below:
●T. Michael Nevens
●Deepak Ahuja
●Gerald Held
●Kathryn M. Hill
●Deborah L. Kerr
●George Kurian
●Carrie Palin
●Scott F. Schenkel
●George T. Shaheen

Each person nominated has consented to being named in this Proxy Statement and has agreed to serve as a director, if elected. The Board has no reason to believe that any nominee will be unavailable or will decline to serve as a director. In the event, however, that any nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy and following appropriate disclosure of the identity of that individual. The proxies solicited by this Proxy Statement may not be voted for more than nine (9) nominees.
Information Regarding the Nominees
Information regarding the qualifications and experience of each of the nominees may be found in the section of this proxy titled “Our Board of Directors.”
Vote Required
In an uncontested election, to be elected to our Board, each director nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” such director nominee must exceed the number of votes “AGAINST” such director nominee. Under our Corporate Governance Guidelines, each director is required to submit in advance an irrevocable, conditional resignation that will be effective only upon both (1) the failure to receive the required vote at the next stockholders’ meeting at which the director faces reelection; and (2) our Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for reelection, the Corporate Governance and Nominating Committee will act to determine whether to accept the director’s irrevocable, conditional resignation and will submit its recommendation to our Board for consideration.

Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR each Director Nominee.

14

Corporate Governance Matters

Our Board of Directors

Director Nominees

			Director Since	Committee Membership†			Other Current Public Directorships
Name and Principal Occupation	Independent	Age		A	CGN	TC
T. Michael Nevens, Chair Senior Advisor, Permira Funds		73	2009				Ciena Corporation
Deepak Ahuja Chief Business and Chief Financial Officer, Zipline		60	2020	*
Gerald Held Chief Executive Officer, Held Consulting, LLC		75	2009				Informatica Corporation
Kathryn M. Hill		66	2013				Moody’s Corporation Celanese Corporation
Deborah L. Kerr Managing Partner, Warburg Pincus		51	2017				Chico’s FAS, Inc. Vodafone Group Plc
George Kurian Chief Executive Officer, NetApp		56	2015				Cigna Corporation
Carrie Palin SVP and Chief Marketing Officer, Cisco Systems, Inc.		51	2021
Scott F. Schenkel		55	2017
George T. Shaheen Special Advisor to CEO and Global Management Committee, Andersen LLP		79	2004				Marcus & Millichap Inc. Green Dot Corporation
A – Audit	TC – Talent and Compensation	CGN – Corporate Governance and Nominating	Chair	Member
* Audit Committee Financial Expert † Membership as of April 28, 2023

Board Snapshot

Independence	Age	Tenure

Gender and Racial/Ethnic Diversity
56% Diverse	Board Refreshment Over the last 5 years, 2 new directors have joined our Board, and 1 director retired.

2023 Proxy Statement	15

Corporate Governance Matters

Skills and Qualifications

FINANCIAL	SALES & MARKETING
NetApp is committed to strong financial discipline, effective allocation of capital, an appropriate capital structure, and accurate disclosure practices. We believe that directors who have senior financial leadership experience at large global organizations and financial institutions, and directors who have the ability to analyze financial statements, oversee budgets and allocate capital are key to supporting the Board’s oversight of our financial reporting and functions.
Directors with sales, marketing or brand management experience provide valuable guidance and oversight of our efforts to grow sales and enhance our brand, including in new markets.

EXECUTIVE LEVEL LEADERSHIP	CYBERSECURITY
Directors who have served in senior leadership roles in other organizations have experience in identifying and developing leadership qualities, motivating and managing others, and managing organizations, which is key to the effective oversight and development of management. Directors with senior leadership experience also contribute practical insight into business strategy and operations.
Experience in understanding information technology, and managing or oversight of cybersecurity threats to enterprise operations is important to mitigate risks to our business.

HUMAN CAPITAL MANAGEMENT	TECHNOLOGY
Our people are one of our most valuable assets. We value directors who have experience with the practices used by organizations for recruiting the right people, managing and developing workforces effectively, and optimizing productivity.

We seek directors who have experience working with or for companies that research or develop leading-edge technologies, such as software/hardware development, high-tech manufacturing, and cloud computing because it is core to understanding our markets, R&D, manufacturing, and supply chain.

STRATEGY	RISK MANAGEMENT
Experience in setting and executing corporate strategy is critical to the successful planning and execution of our long-term vision. The dynamic markets in which NetApp operates require a Board with strategic insights gained through multi-faceted prior experiences, including scaling businesses, acquisitions, and large scale transformations.
Experience identifying, mitigating, and managing risk helps our directors effectively fulfill their duty to oversee our risk management programs.

16

Corporate Governance Matters

Director Biographies

The name, age and position of each of the Company’s directors as of July 28, 2023 are set forth below. Except as described below, each director has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of our directors, director nominees or executive officers.

Skills	T. Michael Nevens Chair of the Board	Age	73
	Independent	Director Since	2009

Professional Highlights
Mr. Nevens is an Emeritus Senior Advisor at Permira Funds, an international private equity fund. Prior to his position with Permira Funds, Mr. Nevens spent 23 years advising technology companies with McKinsey & Company, where he managed the firm’s Global High Tech Practice and chaired the firm’s IT vendor relations committee. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens has served as the Chair of the Board since June 2015. Mr. Nevens currently serves on the board of directors of Ciena Corporation, a telecommunications networking equipment and software services company, and on the board of directors of Longbow Technology, a private cybersecurity company.

Other Public Company Directorships (past 5 years)
●Ciena Corporation (2014 – present)
Additional Private Company Directorships (past 5 years)
●Longbow Technology (2021 – present)
Education
●University of Notre Dame (B.S., Physics)
●Purdue University (M.S., Industrial Administration)
		Committees ●Audit ●Corporate Governance and Nominating (Chair)

Qualifications
As an investor in, and advisor to, technology companies, Mr. Nevens brings to the Board extensive expertise and insight into growth, management, competitive strategy and strategic long-term business planning, as well as expert knowledge of enterprise technology. Through his extensive tenure as a member of the board of directors of both public and private companies, Mr. Nevens brings a wealth of experience advising companies through dynamic economic and market conditions. Additionally, Mr. Nevens provides the Board with insight on corporate governance changes affecting public companies.

2023 Proxy Statement	17

Corporate Governance Matters

Skills	Deepak Ahuja	Age	60
	Independent	Director Since	2020

Professional Highlights
Mr. Ahuja joined Zipline as its Chief Business and Financial Officer on September 30, 2022, where he oversees global financial operations, including finance, accounting, investor relations and global sales, excluding the Africa region. Before joining Zipline, Mr. Ahuja was Chief Financial Officer (CFO) of Verily Life Sciences from 2020 through September 2022. Previously, he served as CFO of Tesla from 2008 to 2015 and from 2017 to 2019. As one of Tesla’s longest-serving executives, Mr. Ahuja played a role in the company’s rise from startup to a large cap energy company. He was Tesla’s first finance chief and helped guide it through its IPO in addition to raising several billion dollars of capital to fuel its growth. Prior to Tesla, Mr. Ahuja was at Ford Motor Company for 15 years in a variety of finance roles, which provided him experiences in manufacturing, marketing and sales, product development, treasury, and acquisitions/ divestitures. Mr. Ahuja was named CFO of the year in 2010 for small public companies by Silicon Valley Business Journal. In 2014, he was named Bay Area CFO of the year for large public companies by San Francisco Business Times.

	Education ●Carnegie Mellon University (M.S., Industrial Administration) ●Northwestern University Pennsylvania (M.S., Materials Engineering) ●Banaras Hindu University (B.Tech, Ceramic Engineering)	Committees ●Audit (Chair)

Qualifications
In addition to extensive financial leadership experience acquired over 20 years in a variety of roles at Zipline, Verily, Tesla and Ford, Mr. Ahuja brings to the Board substantial experience in managing high growth, innovative technology companies, and overseeing risk management in high growth conditions and strategic financial transactions. Mr. Ahuja qualifies as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

18

Corporate Governance Matters

Skills	Gerald Held, Ph.D.	Age	75
	Independent	Director Since	2009

Professional Highlights
Dr. Held has, after many years leading pioneering work in the data management field, spent over 20 years as a consultant to a wide variety of technology companies, ranging from early-stage startups to large publicly traded companies. From 2006 to 2010, he was the Executive Chairman of Vertica Systems, an analytic database company that was acquired by Hewlett-Packard Company. Dr. Held served in director and executive roles at a variety of technology companies, including Business Objects SA, Tandem Computers, Inc., Oracle Corporation, Openwave Systems Inc., and SingleStore (formerly MemSQL Inc.). Dr. Held currently serves on the board of directors of Informatica Corporation, a data management company, and on the board of directors of several private companies, including Copia Global Inc. and Madaket, Inc.

Other Public Company Directorships (past 5 years)
●Informatica Corporation (2008 – present)
Additional Private Company Directorships (past 5 years)
●Madaket, Inc. (2016 – present)
●Copia Global Inc. (2011 – present)
●Tamr, Inc. (2013 – 2021)
●SingleStore (formerly MemSQL, Inc.) (2015 – 2017)
Education
●Purdue University (B.S., Electrical Engineering)
●University of Pennsylvania (M.S., Systems Engineering)
●UC Berkeley (Ph.D., Computer Science)
		Committees ●Compensation

Qualifications
As a successful entrepreneur, executive, consultant and investor in technology companies, Dr. Held brings to the Board a strong technical background and extensive experience in the data management field, entrepreneurial experience and insights into the Cloud space, and over 40 years of experience in developing, managing and advising technology organizations and leading edge start-up companies through all stages of growth. Through his broad technology experience, Mr. Held also provides the Board with strong product, product marketing and customer insights, as well as expertise in technological trends and developments.

2023 Proxy Statement	19

Corporate Governance Matters

Skills	Kathryn M. Hill	Age	66
	Independent	Director Since	2013

Professional Highlights
Ms. Hill has more than 30 years of experience as a business leader and product developer of data network technologies. She served in various leadership positions in engineering and operations at Cisco from 1997 to 2013, including: Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Prior to Cisco, Ms. Hill held a number of engineering roles at various technology companies. Ms. Hill currently serves on the board of directors of Celanese Corporation and Moody’s Corporation.

Other Public Company Directorships (past 5 years)
●Celanese Corporation (2015 – present)
●Moody’s Corporation (2011 – present)
Education
●Rochester Institute of Technology (B.S., Computational Mathematics)
		Committees ●Audit ●Corporate Governance and Nominating

Qualifications
Ms. Hill brings to the Board more than 30 years of experience in management and leadership of global engineering and operations organizations, including executive roles at Cisco during a time of tremendous growth in technology and applications. Through her extensive leadership experience and strong background in information technology and business operations, Ms. Hill brings unique insights into information technology for the enterprise and management of large scale engineering organizations. Ms. Hill also has extensive experience as a public company board member, including knowledge of ESG and expertise in executive compensation.

20

Corporate Governance Matters

Skills	Deborah L. Kerr	Age	51
	Independent	Director Since	2017

Professional Highlights
Ms. Kerr is a Managing Partner and Co-Head of Value Creation of Warburg Pincus, where she joined in 2017 as a Senior Advisor and as Managing Director in 2019. Previously, Ms. Kerr served as Executive Vice President and Chief Product and Technology Officer at Sabre Corporation from 2013 to 2017 and as Executive Vice President, Chief Product and Technology Officer at FICO from 2009 until 2012. Prior to her time at Sabre Corporation and FICO, Ms. Kerr held senior leadership roles at Hewlett-Packard, Peregrine Systems and NASA’s Jet Propulsion Laboratory. Ms. Kerr currently serves on the board of directors of Vodafone Group Plc, where she serves as a member of the audit and technology committees, and Chico’s FAS, Inc., where she serves as a member of the Governance and Nominating, Human Resources and Compensation, and ESG committees.

Other Public Company Directorships (past 5 years)
●Vodafone Group Plc (2022 – present)
●Chico’s FAS, Inc. (2017 – present)
●EXLService Holdings (2015 – 2021)
●International Airline Group (2018 – 2020)
Additional Private Company Directorships (past 5 years)
●defi Solutions (2020 – present)
●TRC (2022 – present)
●GA Foods (2021 – 2023)
Education
●Cal State University, Northridge (B.A., Psychology)
●Azusa Pacific University (M.S., Computer Science)
		Committees ●Audit

Qualifications
With over 30 years of diverse experience leading product and technology organizations, Ms. Kerr is a proven technology executive in the software industry who brings extensive leadership, product and technology experience, expertise in cloud and digital, and significant public company board experience to the Board. Ms. Kerr brings significant operational experience and valuable knowledge regarding executing successful transformations, accelerating growth and innovation, and managing risk and change in complex environments.

2023 Proxy Statement	21

Corporate Governance Matters

Skills	George Kurian	Age	56
	Chief Executive Officer	Director Since	2015

Professional Highlights
Mr. Kurian was appointed Chief Executive Officer of NetApp, and has served as a member of the Board, since 2015. From 2013 to 2015, he was executive vice president of product operations, overseeing all aspects of technology strategy and product and solutions development across our product portfolio. Mr. Kurian joined NetApp in April 2011 as the senior vice president of the storage solutions group and was appointed to senior vice president of the Data ONTAP group in December 2011. Prior to NetApp, from 2002 to 2011, Mr. Kurian held several positions at Cisco Systems, including most recently as vice president and general manager of the application networking and switching technology group. From 1999 to 2002, Mr. Kurian was the vice president of product management and strategy at Akamai Technologies. Prior to that, he was a management consultant with McKinsey & Company, and led software engineering and product management teams at Oracle Corporation. Mr. Kurian is a board member at Cigna Corporation, a global health services company.

	Other Public Company Directorships (past 5 years) ●Cigna Corporation (2021 – present) Education ●Princeton University (B.S., Electrical Engineering) ●Stanford University (M.B.A.)

Qualifications
As the Company’s Chief Executive Officer, Mr. Kurian brings exceptional leadership skills, human capital management expertise, and extensive experience and knowledge of the Company’s business, operations and strategy, which enable him to keep the Board apprised of significant developments impacting the Company and the industry and to guide the Board’s discussion and review of the Company’s strategy.

Skills	Carrie Palin	Age	51
	Independent	Director Since	2021

Professional Highlights
Ms. Palin joined Cisco Systems, Inc. in June 2021 as Senior Vice President and Chief Marketing Officer. Previously, she served as Senior Vice President and Chief Marketing Officer of Splunk Inc. from February 2019 to April 2021. Prior to Splunk, she served as Senior Vice President and Chief Marketing Officer of both Box, Inc. and SendGrid, Inc. (which was acquired by Twilio, Inc.) from 2016 to 2018 and 2018 to 2019, respectively. Previously, she served as Vice President of Marketing for IBM’s Cloud Data Services and held myriad marketing leadership roles during her 16-year career at Dell. She currently serves on the board of directors of EnterpriseDB, a private software and services company.

	Additional Private Company Directorships (past 5 years) ●EnterpriseDB (2020 – present) Education ●Texas Christian University (B.S., Communications)	Committees ●Compensation

Qualifications
With over 20 years of experience leading sales and marketing organizations, Ms. Palin is a leader in the software industry who brings to the Board extensive leadership, global go-to-market strategy, sales and marketing experience, and expertise in the cloud. Due to Ms. Palin’s strong advocacy at Cisco for Women in Technology and experience driving diversity, equity and inclusion initiatives, she brings valuable insights to the Board regarding the development, engagement, and championship of diversity and inclusion for employees.

22

Corporate Governance Matters

Skills	Scott F. Schenkel	Age	55
	Independent	Director Since	2017

Professional Highlights
Mr. Schenkel has more than 25 years of extensive business and financial leadership expertise across healthcare, technology and commerce industries. He served as the interim Chief Executive Officer of eBay, Inc. from September 2019 to April 2020. He joined eBay, Inc. in 2007 and served as Senior Vice President and Chief Financial Officer from 2015 to 2019, leading finance, analytics and information technology. He also served as Senior Vice President and Chief Financial Officer of eBay Marketplace from 2009 to 2015 and as Vice President of Global Financial Planning and Analytics. Previously, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of finance roles.

	Additional Private Company Directorships (past 5 years) ●Martis Camp Club (2019 – present) ●Forter (2022 – present) Education ●Virginia Polytechnic Institute and State University (B.S., Finance)	Committees ●Compensation (Chair)

Qualifications
Mr. Schenkel brings to the Board more than 25 years of extensive corporate and financial leadership, and operational expertise across technology and commerce industries. Mr. Schenkel has deep knowledge of financial and accounting issues, and a wealth of experience with financial planning and analytics, strategy, audit, mergers and acquisitions, Six Sigma and process improvement. Mr. Schenkel also provides the Board with top-level leadership perspective in organizational management and operations.

2023 Proxy Statement	23

Corporate Governance Matters

Skills	George T. Shaheen	Age	79
	Independent	Director Since	2004

Professional Highlights
Mr. Shaheen, who joined Andersen LLC in July 2022 as Special Advisor to CEO and Global Management Committee, has served in a variety of senior leadership roles, including Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, Ltd., a technology company in the data collection, storage and analytics space, Chief Executive Officer of Siebel Systems, Inc., a customer relationship management software company, Chairman of the Board of Webvan Group, Inc. and Global Managing Partner of Andersen Consulting, which later became Accenture. In addition to his public and private board service, Mr. Shaheen has also served as an IT Governor of the World Economic Forum and on the Board of Advisors of Northwestern University Kellogg Graduate School of Management and the Board of Trustees of Bradley University.

Other Public Company Directorships (past 5 years)
●Marcus & Millichap Inc. (2013 – present)
●Green Dot Corporation (2013 – present)
●Korn/Ferry International (2007 – 2019, 2020 – 2022)
Additional Private Company Directorships (past 5 years)
●247.ai (2005 – present)
Education
●Bradley University (B.S., Business)
●Bradley University (M.B.A.)
		Committees ●Compensation ●Corporate Governance and Nominating

Qualifications
Mr. Shaheen brings to the Board significant executive and strategic experience leading, managing and advising technology companies and expertise in compliance matters as a result of his service on public and private company boards and their audit and compensation committees. Mr. Shaheen provides unique perspectives on leading large organizations and executive teams as a result of his lengthy career as a chief executive officer. His consulting background gives him keen insight into sales and the customer-based service aspect of the Company’s operations.

Skills Matrix

The following chart summarizes the key qualifications and skills our director nominees bring to the Board and that the Board considers important in light of our businesses and industry.

	Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management
T. Michael Nevens
Deepak Ahuja
Gerald Held
Kathryn M. Hill
Deborah L. Kerr
George Kurian
Carrie Palin
Scott F. Schenkel
George T. Shaheen

24

Corporate Governance Matters

Board Diversity

The matrix below summarizes certain information regarding the diversity of our board of directors as of the date of this report.

Board Diversity Matrix

Total Number of Directors	9
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		3	6	0	0
Part II: Demographic Background
African American or Black		0	0	0	0
Alaskan Native or Native American		0	0	0	0
Asian		0	2	0	0
Hispanic or Latinx		0	0	0	0
Native Hawaiian or Pacific Islander		0	0	0	0
White		3	4	0	0
Two or More Races or Ethnicities		0	0	0	0
LGBTQ+(1)		0
Did Not Disclose Demographic Background(1)		1
(1)	One director determined not to provide information on their LGBTQ+ status.

Independent Directors

A majority of our Board of Directors and director nominees are “independent,” as defined in the applicable laws and regulations of the SEC and the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). The independent directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings. Our Chair, Mr. Nevens, is a non-employee director and is independent (as defined by the Nasdaq Listing Rules).

Director Attendance

Average director attendance at fiscal 2023 Board and committee meetings:

Board	Audit Committee	Corporate Governance and Nominating Committee	Talent and Compensation Committee

All directors attended at least 75% of Board and committee meetings in fiscal 2023.

Director Selection

Our Board has adopted guidelines for the identification, evaluation and nomination of candidates for director.

To assist with director nominations, our Board has assigned the Corporate Governance and Nominating Committee responsibility for reviewing and recommending nominees to our Board. Although there are no specific minimum qualifications for director nominees, the ideal candidate should have the highest professional and personal ethics and values, and broad experience at the policy-making level in business, government, education, technology, or public service. In evaluating the suitability of a particular director nominee, our Board considers a broad range of factors, including, without limitation, diversity of business experience, professional expertise, length of service, character, integrity, judgment, independence, diversity with respect to race, gender and ethnicity, age, skills, education, understanding of the Company’s business, and other commitments. In addition, our Corporate Governance and Nominating Committee may consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

2023 Proxy Statement	25

Corporate Governance Matters

The Corporate Governance and Nominating Committee works to ensure that our Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, geographic representation, personal traits and backgrounds. Additionally, although we have no formal policy with respect to diversity, due to the global and complex nature of our business, our Board believes it is important to identify otherwise qualified candidates who would increase our Board’s racial, ethnic, gender and/or cultural diversity. No specific weights are assigned to particular criteria, and the Corporate Governance and Nominating Committee does not believe that any specific criterion is necessarily applicable to all prospective nominees. When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of our Board at that time, given the then-current mix of director attributes. With respect to the nomination of continuing directors for re-election, each continuing director’s past contributions to our Board are also considered.

When considering new director candidates, the Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee generally relies on a variety of resources to compile a list of potential candidates, including, among other things and depending upon the circumstances, its network of contacts, searches of corporate, academic and government environments and resources, and third party executive search firms. The Board’s use of third party executive search firms has increased in recent years. We believe utilizing such a broad variety of resources furthers our Board’s goal of ensuring the identification and consideration of a diverse range of qualified candidates, including, without limitation, women and minority candidates.

After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

1	Reviewing and recommendation
The Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

2	Background check
After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.

3	Meeting	The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

If the Corporate Governance and Nominating Committee determines to identify new independent director candidates for Board membership, it works with the full Board to determine the skills and qualifications that would best complement our Board, and is authorized to retain and to approve the fees of third-party executive search firms to identify and interview prospective director nominees.

The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. The Corporate Governance and Nominating Committee has periodically retained the services of an executive search firm to assist it in identifying new candidates to join the Board.

A stockholder meeting the ownership requirements in our bylaws, including our proxy access bylaw, who desires to include in the Company’s proxy materials a candidate for election to our Board must direct the nomination in writing to NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attention: Corporate Secretary in the time periods prescribed by the Company’s bylaws. The nomination must include the same information required by the Company’s bylaws in connection with the nomination of a director of our Board, including, without limitation, the candidate’s name and age; home and business contact information; principal occupation or employment and the name, type of business and address of the nominee’s employer; information regarding the nominee’s and the nominating person’s ownership of Company stock; a description of any arrangement or understanding of the nominee and the nominating person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party; and a written consent to be nominated and written statement that, if nominated, such candidate will tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines. As detailed in the Company’s bylaws, every nominee, whether nominated by the Board or a stockholder, must also deliver to the Company’s Corporate Secretary certain written representations and agreements, including a representation and agreement regarding such person’s agreement, arrangements or understandings with any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question.

26

Corporate Governance Matters

Corporate Governance

Our Board has adopted policies and procedures that our Board believes are in the best interests of the Company and its stockholders while being compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the Nasdaq.

Our Board leadership structure, which includes a separation of the role of Board Chair and Chief Executive Officer, reflects our Company leadership needs and provides effective oversight of Company management and risk management. Eight of our nine directors are independent, including our Board Chair. Within the last five years, the Company has added two new independent directors to our Board and increased our Board’s gender, racial and ethnic diversity.

The operation and functions of the Board are governed by our Corporate Governance Guidelines. In addition, all of the Company’s directors, officers and employees are subject to our Code of Conduct.

Further details on our governance practices are provided in the following sections.

Corporate Governance Highlights

We are committed to strong corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Since the 2017 Annual Meeting of Stockholders, in response to feedback from our stockholders, we have adopted proxy access bylaws and agreed to share diversity data (including our consolidated EEO-1 report) on our website, which we update annually. We have also adopted bylaw provisions providing qualifying stockholders holding at least 25% of the outstanding stock of the Company the right to request special stockholder meetings, subject to the applicable terms of our bylaws. In 2021, we adopted amendments to the Company’s certificate of incorporation and bylaws providing qualifying stockholders holding at least 25% of the outstanding stock of the Company the right to act by written consent.

Governance highlights include:

Other than the Chief Executive Officer, our Board is composed of all independent directors (i.e., eight out of nine directors are independent)
Separation of the roles of Chair of the Board and Chief Executive Officer
Board refreshment
Increased board diversity
Majority voting in the uncontested election of directors
Each director is required to submit an irrevocable, conditional resignation effective only upon both (1) the failure to receive the required vote for reelection and (2) our Board’s acceptance of such resignation
Three active standing Board committees with 100% independent members
Robust Code of Conduct
Annual publication of ESG Report
Diversity data, including EEO-1 reporting, posted on Company website

Proxy access bylaws
Stockholder right to call special meeting
Stockholder right to act by written consent
Annual Say-on-Pay vote
Director and executive stock ownership guidelines
Board involvement in setting long-term corporate strategy
Board oversight of risk management, including financial, operational, strategic, data privacy, cybersecurity, legal and regulatory risks
Board oversight of human capital management, including workforce diversity and inclusion
Board oversight of environmental, social and governance programs, policies and practices
Annual Board and Board committee self-evaluations
Annual assessment of director compensation by independent compensation consultant

Our Board has adopted a formal set of Corporate Governance Guidelines concerning various issues related to Board membership, structure, function and processes; Board committees; leadership development, including succession planning; oversight of risk management; and our ethics helpline. A copy of the Corporate Governance Guidelines is available on our website at http://investors.netapp.com/corporate-governance.

2023 Proxy Statement	27

Corporate Governance Matters

Board Structure and Responsibilities

Board Leadership Structure

Our Board does not view any particular leadership structure as preferred and routinely considers the appropriate leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by our Board.

Our Board consists of nine directors, eight of whom are independent. Our only non-independent director is Mr. Kurian, our Chief Executive Officer. Mr. Nevens, an independent director, holds the role of Chair of the Board. The Board believes this structure benefits the Board and the Company by enabling the Chief Executive Officer to focus on operational and strategic matters while enabling the Chair to focus on Board and governance matters, including, among other things, the creation of long-term stockholder value and long-range strategic planning.

As described in more detail below, our Board of Directors has three standing committees, each of which is composed solely of independent directors and chaired by an independent director. Our Board delegates substantial responsibility to each Board committee, which regularly reports its activities and actions back to the Board. We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure.

Board Oversight

Strategic Planning

Our Board oversees and contributes to the formation of the Company’s strategy and provides oversight of management’s execution and refinement of our strategic plans. The Board engages in discussions regarding our corporate strategy at every Board meeting and, at least annually, receives a formal update on the Company’s short- and long-term objectives, including the Company’s operating plan and long-term strategic plan.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management.

Board
In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of our Board in setting our long-term business strategy is a key part of our Board’s oversight of risk management and allows our Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces. At least on an annual basis, the head of enterprise risk management and members of senior management report on our top enterprise risks, and the steps management has taken or will take to mitigate these risks. Our Chief Security Officer also provides regular updates to the Board on top risks related to cybersecurity, our enterprise and products. We have also adopted guidelines regarding escalation of cybersecurity incidents to our Board.

Committees
Each committee of our Board oversees specific aspects of risk management and meets in executive session with management to discuss our risks and exposures. Our committees regularly report their findings to our Board.

Audit Committee	Talent and Compensation Committee	Corporate Governance and Nominating Committee

Oversees overall integrity of our financial statements, accounting and auditing matters, our compliance with legal, regulatory and public disclosure requirements, our enterprise risk management program, and our initiatives related to information security and cybersecurity, including prevention and monitoring

Oversees the design of our incentive programs and reviews risks associated with our compensation policies and programs; reviews human capital strategy and programs to assist in understanding our corporate culture, workforce diversity and inclusion, talent acquisition, development and engagement

Oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning; oversees and regularly reviews our environmental, social and governance programs, policies and practices

Management
With the oversight of our Board, our executive officers are responsible for the day-to-day management of the material risks the Company faces. Other than when our Board or a committee of our Board meets in executive session, senior management attends all meetings of our Board and its committees and is available to address questions raised by directors with respect to risk management and other matters.

28

Corporate Governance Matters

Succession Planning
The Board plans for succession to the position of CEO and other senior management positions to help ensure continuity of leadership. The Talent and Compensation Committee reviews succession plans for the CEO and other senior management positions as well as the development plans and strategies to accelerate the readiness of internal candidates. The Talent and Compensation Committee and management review the succession plans with the Board annually. To assist the Board in this effort, the CEO provides the Board with an assessment of other executives and their potential as a suitable successor. The CEO also provides the Board with an assessment of individuals considered to be potential successors to certain other senior management positions. The Board discusses and evaluates these assessments, including in private sessions, and provides feedback to the CEO. Management is responsible for developing retention and development plans for potential successors and periodic progress reports and reviews are provided to the Board.

ESG Oversight
At NetApp, we are inspired by the belief that business success goes beyond profits and our share price to include our impact on society and the environment. For the benefit of all of our stakeholders, including our employees, customers, partners, and stockholders, we are committed to effective ESG management.

ESG Reporting and Standards
Since fiscal 2020, we have published an ESG Report on an annual basis that provides greater detail regarding our commitment to sound governance, social impact and sustainable practices. Our annual ESG reporting schedule is aligned to our financial reporting, and our ESG Reports are published following the conclusion of NetApp’s fiscal year. Our ESG Reports are prepared in accordance with leading ESG frameworks, including the Sustainability Accounting Standards Board (SASB) Standards of the Value Reporting Foundation, the Task Force on Climate-related Financial Disclosures (TCFD), and the Global Reporting Initiative (GRI). We anticipate continuing our practice of publishing annual ESG Reports.

In fiscal 2023, we established certain Scope 1, 2 and 3 emissions reduction goals for 2030, and published these goals in our 2022 ESG Report.

Governance, Corporate Leadership and Management
The Corporate Governance and Nominating Committee, pursuant to its charter, is charged with oversight and periodic review of the Company’s ESG programs, policies and practices, and considers any feedback received from stockholders. Management presents updates with respect to the Company’s ESG programs to the Corporate Governance and Nominating Committee at least twice a year. The Corporate Governance and Nominating Committee is responsible for evaluating ESG goals set by NetApp management and ensuring that those goals align with NetApp’s stated values and long-term strategy. The other Board committees also assist the Board in fulfilling its oversight responsibilities by overseeing related risks in their areas of responsibility, including:

Talent and Compensation Committee	Oversees initiatives related to key human capital management strategies and programs, including diversity, inclusion and belonging initiatives
Audit Committee	Oversees the implementation and effectiveness of the Company’s corporate integrity, internal control, disclosure and compliance programs

Our ESG leader, who reports to Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary, is responsible for driving the development of the Company’s ESG strategy and coordinating implementation of those efforts throughout the business.

The ESG leader leads our Global Business Conduct Council (“GBCC”), which has management oversight of the Company’s ESG program, including strategy, goal setting and progress, and reporting. The GBCC is a cross-functional leadership team that includes executives from our finance, human resources, legal, go to market, investor relations, internal audit, operations, and engineering teams.

In fiscal 2023, we completed an assessment to define and prioritize key ESG issues impacting our company and stakeholders. We engaged with key stakeholders to understand their areas of concern and to validate our own ESG approach, and published the results of our assessment in our 2022 ESG Report.

More information about our ESG programs, including our ESG Reports, is available in the Investor Relations section of our website at https://www.netapp.com. Our website, ESG Reports, and other information available on our website are not part of, nor are they incorporated by reference into, this proxy statement.

2023 Proxy Statement	29

Corporate Governance Matters

Committees of the Board of Directors

Our Board currently has three standing committees, each of which is composed entirely of independent directors, and each of which operates under a charter approved by our Board: the Audit Committee, the Corporate Governance and Nominating Committee, and the Talent and Compensation Committee.

Corporate Governance and Nominating Committee

Members T. Michael Nevens (Chair) Kathryn M. Hill George T. Shaheen	Meetings The Corporate Governance and Nominating Committee held five meetings during fiscal 2023.
Responsibilities
●Review of matters concerning corporate governance and providing recommendations to the Board.
●Review of composition of the Board and its committees and providing recommendations to the Board.
●Evaluation and recommendation of candidates for Board membership and consideration of nominees recommended by stockholders who satisfy the conditions described above under “Director Selection.”
●Evaluation of the performance of the Board.
●Review of conflicts of interest of members of the Board and corporate officers.
●Review and approval of related person transactions.
●Oversight and management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning.
●Development and recommendation of corporate governance policies and other governance guidelines and procedures to our Board.
●Oversight and review of the Company’s ESG programs, policies, and practices.
All members of the Corporate Governance and Nominating Committee are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules.
The functions of the Corporate Governance and Nominating Committee are detailed in the Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.

30

Corporate Governance Matters

Talent and Compensation Committee

Members Scott F. Schenkel (Chair) Gerald Held Carrie Palin George T. Shaheen	Meetings The Talent and Compensation Committee held five meetings during fiscal 2023.
Responsibilities
●Review of the Company’s overall compensation and benefits philosophy and strategy and advising the Company’s management.
●Assist the Board in completing its responsibilities relating to oversight, evaluation and approval of the compensation of the Company’s Chief Executive Officer, all executive vice presidents, all senior vice presidents, other executive officers and non-employee directors.
●Review of the corporate goals relevant to compensation, and our executive and leadership development policies.
●Review and approval of the Company’s compensation and benefits plans and programs in accordance with the Talent and Compensation Committee charter.
●Creation of the compensation guidelines under which management establishes salaries for non-officers and other employees of the Company.
●Administration of the compensation and benefit plans of the Company.
●Establishment of salaries, incentive and equity compensation programs, and other forms of compensation for our officers and non-employee directors.
●Oversight of the management of risks associated with the Company’s compensation policies and programs.
●Oversight of the Company’s human capital management strategy and programs, including the Company’s talent strategy and key programs related to corporate culture, workforce diversity and inclusion, talent acquisition, engagement, development and retention.
●Review of executive and leadership development policies, plans and practices for the retention and development of executive and leadership talent, including annual review with the Board of succession plans for the CEO and executive officers reporting to the CEO.
●In accordance with applicable Nasdaq Listing Rules, review and assessment of the independence of any compensation consultant, legal counsel or other advisor that provides advice to the Talent and Compensation Committee.
All members of the Talent and Compensation Committee are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules. During fiscal 2023, Ms. Hill served as chair and a member of the Talent and Compensation Committee until her departure from the Talent and Compensation Committee in November 2022 to join the Audit Committee, when Mr. Schenkel joined the Talent and Compensation Committee as chair and a member.
In fulfilling its responsibilities, the Talent and Compensation Committee is entitled to delegate certain of its responsibilities, power and authority to a subcommittee as the Talent and Compensation Committee deems appropriate. Specifically, at its discretion, the Talent and Compensation Committee has the authority to designate a subcommittee with the authority to grant options, restricted stock units or other equity awards to non-executive officer employees of the Company and to amend such equity awards.
The functions of the Talent and Compensation Committee are detailed in the Talent and Compensation Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance. The Talent and Compensation Committee meets regularly with its outside advisors independently of management.

2023 Proxy Statement	31

Corporate Governance Matters

Audit Committee

Members Deepak Ahuja (Chair) T. Michael Nevens Kathryn M. Hill Deborah L. Kerr	Meetings The Audit Committee held ten meetings during fiscal 2023.
Responsibilities
●Oversight of the integrity of the Company’s financial statements and adequacy of the Company’s internal controls.
●Appointment, compensation, retention, termination and oversight of the work of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which reports directly to the Audit Committee.
●Review of various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter.
●Oversight of the quality of the internal audit function of the Company, which reports directly to the Audit Committee.
●Oversight of the Company’s risk management program, including financial, operational, strategic, privacy, cybersecurity, legal and regulatory risks.
●Oversight of compliance with legal, regulatory and public disclosure requirements.
All members of the Audit Committee are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules. All of the members of the Audit Committee also meet the applicable requirements for financial literacy. Each member of the Audit Committee has the requisite financial management expertise. Our Board has determined that Mr. Ahuja qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.
During fiscal 2023, Mr. Schenkel served as chair of the Audit Committee until his departure from the Audit Committee in November 2022 (to serve as Talent and Compensation Committee Chair), when Mr. Ahuja was appointed as chair and Ms. Hill joined as a member.
The functions of the Audit Committee are detailed in the Audit Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.

Meetings and Attendance of Our Board of Directors

Our Board held six meetings and also acted by written consent during fiscal 2023. During fiscal 2023, each member of our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during fiscal 2023; and (2) the total number of meetings held by all Board committees on which such director served, in each case covering the periods of fiscal 2023 during which such director served on our Board or such committees, as applicable.

Stockholder Meeting Attendance for Directors
We do not have a formal policy for director attendance at our annual meetings, but historically they have been attended by all of the directors. All of the directors then serving attended the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), which was held virtually.

32

Corporate Governance Matters

Board Accountability and Processes

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attn: Corporate Secretary. Employees and others who wish to contact our Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as “confidential.”

Board Self-Evaluation

Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness. Every year, the Board conducts a formal evaluation of each Board committee, individual directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; Board committee composition; strategic planning and oversight; succession planning; culture and diversity; and other relevant topics, such as crisis management and ESG-related perspectives and skills.

Review and Design of Evaluation Process	Standard Interview Questions	One-on-One Discussion	Evaluation Results
●The Corporate Governance and Nominating Committee reviews the evaluation process annually, and designs each year’s evaluation process and interview topics
●The Board considers the current dynamics of the boardroom, the Company and its strategy, and our industry, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds

 Covers:
●Board efficiency, effectiveness and processes
●Board and Board committee composition
●Quality of Board and Board committee discussions
●Quality of information and materials provided
●Company strategy
●Board leadership and director education
●Board processes and culture
One-on-one discussions, using standard interview questions, between an independent, third-party facilitator, on one hand, and each director and certain members of senior management, on the other hand, to solicit their views on the Board’s effectiveness
●Preliminary evaluation results are discussed with the Chair of the Board, followed by the Corporate Governance and Nominating Committee
●Final evaluation results and recommendations discussed in a meeting of the Board

Over the past several years, the evaluation process has led to a broader scope of topics covered in Board meetings, improvements in Board process, changes to Board and Board committee composition, leadership and structure, and the identification of new key skills and qualifications relevant to service on our Board.

This year’s evaluation identified areas for continued focus, including:

●	Board oversight of ESG matters,
●	Company strategy and broader market trends,
●	Customers’ digital transformation strategy and processes,
●	Board composition in support of long-term strategy, and
●	Management, director, and committee succession planning.

Following the annual evaluation and in response to investor feedback, the Board named Mr. Ahuja as Chair of the Audit Committee to succeed Mr. Schenkel and named Mr. Schenkel as a member and Chair of the Talent and Compensation Committee to succeed Ms. Hill.

Code of Conduct

The Company has adopted a Code of Conduct that includes a conflicts of interest policy that applies to all directors, officers and employees. All employees are required to affirm in writing their understanding and acceptance of the Code of Conduct.

The Code of Conduct is posted on the Company’s website at: http://investors.netapp.com/corporate-governance. The Company will post any amendments to or waivers of the provisions of the Code of Conduct on its website.

2023 Proxy Statement	33

Corporate Governance Matters

Stockholder Engagement and Outreach

The Company’s relationships with its stockholders and other stakeholders are a crucial part of our corporate governance profile, and the Board recognizes the value of taking their views into account. Among other things, this engagement helps the Board and management to understand the larger context and impact of the Company’s operations, learn about our expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations, and shape policy.

On an annual basis and beginning in the months following our annual stockholder’s meeting, we conduct a formal outreach to stockholders to obtain investor perspectives as part of a year-round engagement process described below:

Late Winter/Spring	Spring/Early Summer	Late Summer/Early Fall
We reach out to many of our investors to engage in discussion regarding issues that are important to them and to seek their input on executive compensation, corporate governance, ESG, investor “top of mind” and other matters. Our outreach team includes Investor Relations, Total Rewards, ESG and Legal representatives from NetApp’s management teams and, if requested, independent directors of the Board.	We consider investor feedback and perspectives in evaluating and structuring our executive compensation program, ESG priorities, and preparing proxy statement disclosures.	After proxy materials are filed, we invite our largest investors to discuss proposals to be considered at the next annual meeting of stockholders.

In fiscal 2023 following our 2022 annual meeting, we invited stockholders representing approximately 64% of our outstanding shares to participate in our stockholder engagement program and engaged with stockholders representing approximately 27% of outstanding shares.

Our stockholder engagement and outreach program enables us to collect and understand stockholder feedback, concerns and perspectives. Topics discussed included our company strategy, our environmental and social priorities as identified in our materiality assessment, our approach to human capital management, executive compensation, Board and Board committee composition and refreshment.

In addition, we discussed the results of voting items at our 2022 annual meeting, including a stockholder proposal requesting a reduction of the threshold to call a special meeting of stockholders from 25% to 10%. We spent significant time seeking to understand how stockholders evaluated this proposal in the context of NetApp’s existing governance practices, stockholder base, history of responsiveness to stockholders and market practices. Stockholders had a range of views regarding the appropriate threshold to call a special meeting of stockholders, but there was not a consensus regarding a specific lower threshold than the current 25%. Stockholders also generally expressed that they did not have concerns with the one-year holding period requirement for stockholders to be able to participate in calling for a special meeting.

Based on the feedback received in these discussions, the Board decided that the most appropriate path forward was to maintain the Company’s current special meeting right provisions and to continue to seek stockholder feedback on the topic in the year ahead to understand any shifts in stockholder views on this topic.

The Board and Talent and Compensation Committee greatly value the engagement with our stockholders and have considered, and will continue to consider, stockholder feedback in their future deliberations. Stockholder communications and inquiries are shared with the Company’s management, and with the Chair of the Board and its committees, as appropriate. Additional information regarding our outreach program, and its impact on our executive compensation planning is provided in the Compensation Discussion and Analysis section below.

34

Corporate Governance Matters

Director Onboarding & Continuing Education

Our Board maintains an orientation and onboarding program for new directors and a continuing education and reimbursement policy for all directors.

The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of NetApp and the technology industry. Materials provided to new directors include information on the Company’s strategic plans, financial matters, Corporate Governance Guidelines, Code of Conduct, and other key policies and practices. The onboarding process includes meetings with other directors and members of senior management.

Continuing director education is facilitated through our continuing education and reimbursement policy, where the Company will reimburse directors for participation in director education seminars and opportunities, and our directors are encouraged to seek out continuing educational opportunities on topics necessary to assist them in fulfilling their duties.

Political Contributions Policy

The Company’s Political Contributions Policy and its Code of Conduct prohibit political contributions of any kind, by or on behalf of the Company. Our Code of Conduct also requires advance approval of any donation of NetApp assets or funds. We believe this provides an additional measure of oversight in enforcing our policy against Company political contributions.

Personal Loans to Executive Officers and Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

2023 Proxy Statement	35

Corporate Governance Matters

Director Compensation

The Talent and Compensation Committee evaluates the non-employee director compensation program annually with the assistance of its independent compensation consultant, Meridian Compensation Partners. As a part of this process, the Talent and Compensation Committee reviews market data for director compensation from the Company’s Compensation Peer Group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. Non-employee director compensation is generally targeted at the market median and is periodically adjusted to maintain alignment with market and peer pay practices. Non-employee directors receive annual cash retainers as well as equity awards for their service on our Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of our Board.

Director Compensation Table

The table below summarizes the total compensation paid by the Company to our directors for fiscal 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Michael Nevens	195,000	316,193	—	—	—	—	511,193
Deepak Ahuja	102,500	243,225	—	—	—	—	345,725
Gerald Held	90,000	243,225	—	—	—	—	333,225
Kathryn M. Hill	118,125	243,225	—	—	—	—	361,350
Deborah L. Kerr	95,000	243,225	—	—	—	—	338,225
Carrie Palin	90,000	243,225	—	—	—	—	333,225
Scott F. Schenkel	121,875	243,225	—	—	—	—	365,100
George T. Shaheen	100,000	243,225	—	—	—	—	343,225
George Kurian(5)	—	—	—	—	—	—	—
(1)	The amounts in this column represent compensation that was earned in fiscal 2023. Our Board year does not correspond with our fiscal year. Our Board year begins on the date of each annual meeting and runs until the next annual meeting. Cash board fees are paid in arrears on a quarterly basis. A portion of the fees earned during the last quarter of fiscal 2022 were paid in the first quarter of fiscal 2023 and are included in this table. Likewise, a portion of the fees earned during the last two quarters of fiscal 2023 were paid in the first quarter of fiscal 2024 and are not included in this table.
(2)	Each non-employee director received a service-vested restricted stock unit (“RSU”) award representing the contingent right to receive shares of common stock. The amounts reported represent the grant date fair value of RSU awards to the director under the 2021 NetApp, Inc. Equity Incentive Plan (the “2021 Plan”), and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report. These amounts do not represent the actual value that may be realized by the non-employee director.
(3)	The table below sets forth the aggregate number of RSUs, including RSUs for which the payout of shares has been deferred by such director, held as of April 28, 2023 by the non-employee directors who served on the Board in fiscal 2023:
Name	# of Outstanding Options (in Shares)	# of RSUs (in Shares)	Total Equity Awards Outstanding
T. Michael Nevens	—	4,485	4,485
Deepak Ahuja	—	6,157	6,157
Gerald Held	—	41,626	41,626
Kathryn M. Hill	—	6,157	6,157
Deborah L. Kerr	—	8,906	8,906
Carrie Palin	—	3,450	3,450
Scott F. Schenkel	—	3,450	3,450
George T. Shaheen	—	20,144	20,144
(4)	As of April 28, 2023, no outstanding options were held by the non-employee directors who served on the Board in fiscal 2023.
(5)	During fiscal 2023, Mr. Kurian served as our Chief Executive Officer and a member of the Board. Mr. Kurian did not receive any additional compensation for serving on our Board. For more information on Mr. Kurian’s compensation as our Chief Executive Officer, please see the “Executive Compensation Tables and Related Information—Summary Compensation Table” below.

36

Corporate Governance Matters

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation policy for our non-employee directors as of the end of fiscal 2023:

Board Retainer	Committee Retainer

In July 2023, in accordance with its annual practice, the Talent and Compensation Committee evaluated the compensation for non-employee directors, including benchmarking the directors’ cash and equity compensation against our Compensation Peer Group (as disclosed in the section titled “Compensation Peer Group and Use of Market Data” beginning on page 48 of this Proxy Statement). In connection with this evaluation, the Talent and Compensation Committee reviewed the annual cash retainer, the annual equity grant, fees for committee services, fees for chairs, grants on initial appointment, and stock ownership guidelines for our non-employee directors. The Talent and Compensation Committee reviewed data compiled by Meridian, including average compensation per director of peer companies, committee member and chair retainers, director equity grant practices and other relevant director pay practices. The Talent and Compensation Committee determined, with the assistance of its independent advisor, that the board retainer paid to our non-employee directors was below the median paid by peer companies and that the board retainer should be adjusted upward in order to be consistent with our pay practices and remain competitive. Accordingly, effective as of the Annual Meeting, the annual equity grant to our non-employee directors will be increased by $25,000, which means that our Chair will receive an annual equity grant with a value of $350,000 and the other directors will receive annual equity grants with a value of $275,000. No other changes were made to director compensation.

Our non-employee directors: (i) prior to and including fiscal 2022, received automatic annual equity grants under the NetApp, Inc. Amended and Restated 1999 Stock Option Plan and (ii) beginning in fiscal 2023, received automatic annual equity grants under the 2021 Plan pursuant to an outside director compensation policy adopted by our Board and the Talent and Compensation Committee, which may be revised from time to time as our Board or the Talent and Compensation Committee deems appropriate. Since fiscal 2016, all non-employee director automatic annual equity grants have been in the form of RSUs.

Following the 2022 Annual Meeting, each of the individuals re-elected as a non-employee director received the number of RSUs indicated in the table below with respect to their automatic annual equity awards under the 2021 Plan.

Name	RSUs	Stock Option Grants (in Shares)	Stock Option Exercise Price ($)	Grant Date
T. Michael Nevens	4,485	—	—	September 9, 2022
Deepak Ahuja	3,450	—	—	September 9, 2022
Gerald Held	3,450	—	—	September 9, 2022
Kathryn M. Hill	3,450	—	—	September 9, 2022
Deborah L. Kerr	3,450	—	—	September 9, 2022
Carrie Palin	3,450	—	—	September 9, 2022
Scott F. Schenkel	3,450	—	—	September 9, 2022
George T. Shaheen	3,450	—	—	September 9, 2022

2023 Proxy Statement	37

Corporate Governance Matters

As provided in the outside director compensation policy, a newly elected or appointed non-employee director automatically receives a grant of RSUs upon his or her first election or appointment to the Board with a value of $250,000 (if such election or appointment occurs before February of the applicable year) or with a value of $125,000 (if such election or appointment occurs in or after February of the applicable year). On the date of each annual stockholders meeting, but after any stockholder votes are taken on such date, each outside director who is re-elected automatically receives a grant with a value of $250,000, except the Chair of the Board, who receives a grant with a value of $325,000. Effective as of the Annual Meeting, re-elected outside directors will receive a grant with a value of $275,000 and the Chair of the Board will receive a grant with a value of $350,000.

Equity awards for non-employee directors are represented as a dollar value. For these purposes, the value of any awards of RSUs will equal the product of (1) the fair market value of one share of common stock on the grant date of such award and (2) the aggregate number of RSUs.

Each non-employee director is also eligible to receive an annual cash retainer for his or her Board and committee service, pursuant to the terms of the outside director compensation policy. The Talent and Compensation Committee has approved a deferral program for our non-employee directors, which allows each non-employee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. Additionally, for any automatic equity grant in the form of RSUs, the director may elect in accordance with federal tax laws when he or she will receive payout from his or her vested RSUs and defer income taxation until the award is paid. In connection with this deferral, a director may elect to receive payout within 30 days of the earliest of: (1) if the director so specifies, a specified date that is no earlier than January 1 of the second calendar year immediately following the date on which the RSUs vested; (2) the date the director ceases to serve as a director for any reason (in accordance with Internal Revenue Code Section 409A and the regulations thereunder (“Section 409A”)); and (3) the date on which a Change of Control occurs. If the director does not specify a date per (1) above, then the RSUs shall be paid out upon the earlier to occur of (2) and (3) above. For the definition of “Change of Control”, please see “Termination of Employment and Change of Control Agreements – Definitions Contained in Change of Control Severance Agreement” below. An election to defer the payout of vested RSUs is not intended to increase the value of the payout to the non-employee director, but rather to give the non-employee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any vested RSUs will not alter the other terms of the award, including the vesting requirements. Dividend-equivalents will accrue on each equity award granted to our non-employee directors in fiscal 2020 and onwards if any such equity award is vested but has been deferred by such director.

38

Executive Compensation

Proposal 2
Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay”)
Introduction

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution approving the compensation of our NEOs as reported in this Proxy Statement. As described in the CD&A, the Talent and Compensation Committee has designed the compensation of our NEOs, who are crucial to our long-term success, to align each NEO’s compensation with our short-term and long-term performance and interests of our stockholders, and to provide the compensation and incentives needed to attract, motivate and retain our NEOs. You are urged to read the disclosure in the CD&A, which describes in more detail our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide detailed information on the compensation of our NEOs.

Our compensation programs reflect our continued commitment to pay-for-performance, with a substantial portion of each NEO’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. During fiscal 2023, a significant percentage of each NEO’s total compensation (as reported in the Summary Compensation Table) was at-risk, comprising performance-based cash bonus opportunities, RSUs and PBRSUs. The Talent and Compensation Committee sets a portion of NEOs’ compensation based on their achievement of annual financial and operational objectives that are designed to advance our long-term business objectives and create sustainable long-term stockholder value. Our performance-based compensation elements are guided by the Talent and Compensation Committee’s long-term compensation objectives of alignment of pay outcome with stockholder’s experience and the creation of value for stockholders. In addition, we continue to be committed to responsible compensation governance practices. The Talent and Compensation Committee believes that the compensation arrangements for our NEOs are consistent with market practice and provide for compensation that is reasonable in light of our performance and the performance of each individual NEO. Moreover, the Talent and Compensation Committee prohibits egregious pay practices, such as excessive perquisites or tax “gross up” payments, as elements of our NEOs’ compensation.

The resolution to approve the compensation of our NEOs on an advisory basis, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2023 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and is therefore not binding on us, the Talent and Compensation Committee or our Board. However, our Board and the Talent and Compensation Committee value the opinions of our stockholders, and the Talent and Compensation Committee will consider the results of this Proposal Number 2 in evaluating whether any actions are necessary to address those concerns. At the 2022 Annual Meeting, consistent with the recommendation of our Board, our stockholders voted in support of our advisory say-on-pay resolution, with over 94.4% of the votes cast in favor (excluding broker non-votes). In light of the results of this vote, and after also considering a variety of other factors, the Talent and Compensation Committee continued its focus on performance-based compensation in fiscal 2023. Our stockholders also voted in favor of the Board-recommended annual frequency of advisory votes on NEO compensation at the 2017 Annual Meeting. As noted in Proposal Number 3, we are conducting another advisory vote to approve the frequency of advisory votes on NEO compensation at the Annual Meeting. Following the Annual Meeting, we will conduct our next advisory vote on the frequency of advisory votes on NEO compensation at our 2029 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 2. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.
Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote, on an Advisory Basis, FOR Proposal Number 2.

2023 Proxy Statement	39

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

This CD&A explains the objectives and practices underlying the design of our executive compensation program and the compensation paid to our NEOs in fiscal 2023:

George Kurian	Chief Executive Officer
Michael J. Berry	Executive Vice President and Chief Financial Officer
Cesar Cernuda	President
Harvinder S. Bhela	Executive Vice President and Chief Product Officer
Elizabeth M. O’Callahan	Executive Vice President, Chief Legal Officer and Corporate Secretary

For certain information concerning our Executive Officers, see “Information About Our Executive Officers” in Item 1 of Part I of our Form 10-K.

Executive Compensation Objectives

The Talent and Compensation Committee’s objectives for our executive compensation programs are to:

●	Drive long-term stock price appreciation by linking a meaningful portion of executive compensation to financial and non-financial measures that will drive or reflect the creation of stockholder value;
●	Help recruit and retain experienced and highly qualified executives in the competitive labor environment in which the Company competes for talent; and
●	Motivate our executives to perform to the best of their abilities while holding them accountable for business results, and for obtaining those results ethically.

Our Fiscal 2023 Company Performance

$6.36B Net Revenues	$1.23B Adjusted Operating Income(1)	16.27% 3-year TSR(2)
(1)	A reconciliation of non-GAAP to GAAP results can be found in Annex A.
(2)	Total Shareholder Return is the annualized percentage increase or decrease in the average adjusted closing price per share from the first day of fiscal 2021 to the last day of fiscal 2023, including dividends paid, stock splits and similar corporate transactions.

In fiscal 2023, our focused execution delivered record annual net income and earnings per share, while revenue grew 1% year over year. We enhanced our competitive position in the key market of all-flash arrays with the introduction of the C-series, a complete family of capacity-oriented all-flash arrays. Our Public Cloud Services revenue grew 45% to a new high of $575 million. Notably, we achieved these results despite an unfavorable foreign exchange environment, unprecedented supply chain constraints in the first half of the year, and a deteriorating macroeconomic environment in the second half of the year.

●	Our leading innovation continues to be recognized by third parties and win awards.
●	We are a leader in the Gartner Magic Quadrant for Primary Storage and our AFF received first place scores for the Cloud IT Operations use case and the Containers use case in Gartner’s 2022 Critical Capabilities for Primary Storage.
●	We are a leader and outperformer in the GigaOm Radars for Primary Storage for Midsize Businesses, Primary Storage for Large Enterprises, High-Performance Scale-Out File Systems, Cloud File Systems, and Cloud Observability.
●	We are a leader in the 2022 Omida Universe: Hybrid and Multicloud Management, with BlueXP top scoring in three subcategories and the second-highest score in a fourth subcategory.
●	We were named a winner by Business Intelligence Group’s Artificial Intelligence Excellence Awards Program for natural language processing.

40

Executive Compensation

Our commitment to Environmental, Social, and Governance was also recognized:

●	We were listed as a recipient of the CRN Health and Wellbeing Recognition Award for the Women & Diversity in Channel Awards 2022.
●	We were named among the companies that scored 100% on Disability:IN’s Disability Equality Index 2022 Best Places to Work.
●	We were awarded the highest LEED (Leadership in Energy and Environmental Design) platinum certification for its international headquarters in Navigation Square, Cork, Ireland.
●	We were awarded a Gold medal by EcoVadis, a leading evidence-based ESG rating agency, placing in the top 7% of rated companies.

1-year TSR	3-year TSR	5-year TSR

“Peers” refers to the median TSR of our TSR peer group (as identified in this CD&A in the “Compensation Peer Group and Use of Market Data” section below).

Revenue	Adjusted Operating Income	Operating Cash Flow
($ in millions)	($ in millions)	($ in millions)

Supporting Sustainable Performance - Continued Focus on Organizational Health and Employee Engagement

NetApp’s business performance and competitive advantage depends on our ability to hire, motivate, and engage high talent employees. During fiscal 2023, we continued to evolve our “Thrive Everywhere” program, our flexible work model, enabling our employees to work productively and collaboratively to achieve business objectives while balancing personal priorities. In a hyper-competitive technology talent market, we believe flexible work programs are the right way to support our employees and will serve our business and customers over the long-term with higher employee health and engagement, retention, and ultimately business results. This is evidenced in our year-over-year employee engagement survey results, in which NetApp employees reported highly favorable scores on how the Company is enabling effective flexible work. NetApp maintains its strong historical trend in engagement scores among our employees, with our flexible work environment emerging as a core contributing factor in fiscal 2023. This approach to work supports our ability to continue to deliver value to our customers and compete as a cloud-led, data-centric software company.

2023 Proxy Statement	41

Executive Compensation

Our Board of Directors, Talent and Compensation Committee, and senior executive leadership team are committed to maintaining and improving the health of our organization and fostering positive employee engagement. Examples of actions and results to sustain and evolve our organizational health in fiscal 2023 include:

●	Implementation of enhanced executive compensation metrics in which we focused on advancing our diversity, equity, inclusion and belonging objectives (described in this CD&A in the “Summary of Key Elements of Fiscal 2023 Compensation” section below) to drive year-over-year improvement in representation across genders and underrepresented groups;
●	Regular cadence of cross-functional senior leadership meetings, in person and virtually, to ensure alignment to our enterprise business priorities across the organization and to reinforce the competencies necessary to lead people and teams effectively at NetApp;
●	Achievement of strong overall employee engagement that is in-line with industry benchmarks as well as maintained attrition at rates below the technology industry average;
●	Board committee oversight of key human capital/talent strategy and certain programs related to corporate culture, workforce diversity and inclusion, talent acquisition, engagement, development and retention; and
●	Hiring and promotion of leadership talent into key roles as we focus on bench strength and our succession pipeline, including Haiyan Song, who joined NetApp as our Executive Vice President and General Manager of our Cloud Operations (CloudOps) business, and Gabrielle Boko, who was promoted as our Chief Marketing Officer.

Our Fiscal 2023 Compensation Highlights

Our compensation program is designed to align our executive team with stockholders. Further, the program drives growth in NetApp’s business and builds long-term stockholder value by linking a substantial portion of pay to Company performance. The target pay mix for our Chief Executive Officer and other NEOs for fiscal 2023 was primarily long-term and performance-based as illustrated in the charts below.

Pay Mix of CEO(1)	Average Pay Mix of other NEOs(1)

Salary	Performance-Based Long-Term Incentive (PBRSUs)
Annual ICP at Target	Service-Vested Long-Term Incentive (RSUs)

(1)	Charts reflect target annual cash incentive award value and ongoing target equity award value. Amounts reflected in these charts may not add to exactly 100% due to rounding and may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts, not targets.

42

Executive Compensation

Summary of Key Elements of Fiscal 2023 Compensation

The key elements of our fiscal 2023 executive compensation program were as follows:

Features
Compensation Element	Form	Performance/ Vesting Period	Performance Metric	Alignment to Compensation Objectives	Changes from fiscal 2022(1)
Base Salary	Cash	–	–	Set in accordance with market rates for the role, adjusted to reflect performance and job scope	No change in our approach for fiscal 2023
Annual ICP	Cash	Fiscal year	Subject to achievement of AOI (as defined below), revenue, and Cloud ARR (as defined below) threshold targets: 25% each, with the remaining 25% based on achievement of MBOs (as defined below) for leadership and organizational goals (15%) and diversity, equity, inclusion and belonging objectives (10%)	Aligns executive compensation to near-term key financial operating objectives and leadership priorities aimed at driving long-term stockholder returns	No changes to overall structure for fiscal 2023; see “Annual ICP” section below for revised diversity, equity, inclusion and belonging structure and metrics
Long-Term Equity Awards	Service-Vested RSUs	25% vests after year 1 with remainder vesting quarterly in equal instalments	–	Promotes retention and is a direct tie to stockholder experience	No changes for fiscal 2023
	PBRSUs	PBRSUs vest after a three-year performance/ vesting period (nothing vests before three years have elapsed)	50% vest based on our TSR vs. a performance peer group over a three-year measurement period 50% vest based on Billings, measured over three annual measurement periods to support sustained performance	Incentive to focus on key driver of value creation while aligning executive pay outcomes with the stockholder experience	●“Billings” added to reflect a transparent leading financial indicator of growth and value creation ●Relative TSR was maintained to further align executives with stockholder interests
(1)	Approved by the Talent and Compensation Committee in the first quarter of fiscal 2023.

2023 Proxy Statement	43

Executive Compensation

Incentive Program Structure and Payouts

The fiscal 2023 annual incentive compensation plan (“Annual ICP”) under the Company’s Executive Compensation Plan for executives is funded by four elements: (1) revenue, (2) adjusted operating income (“AOI”), (3) Public Cloud annualized revenue run-rate (“Cloud ARR”), and (4) management business objectives (“MBOs”), each of which are weighted at 25%. In addition, the long-term incentive payouts in fiscal 2023 were determined based on the relative total shareholder return performance over a three-year period from grant in fiscal 2021.

ANNUAL ICP: Fiscal 2023 Award

Financial (75% of Award)

Objective: Key financial performance metrics supporting growth, profitability and cash generation, acceleration of our cloud business.

Fiscal 2023 Results: Financial performance did not meet target expectations and resulted in a payout below target. We did not meet threshold levels of performance in revenue or Cloud ARR and achieved slightly below target performance for AOI for fiscal 2023.

Details of our fiscal 2023 performance range and results are provided in the tables below. Actual results for revenue, AOI and Cloud ARR are measured in constant currency, at the same foreign currency exchange rates used to establish targets.

	Performance (in millions)			Performance as % of Target	Payout as a % of Target
	Threshold	Target	Maximum
Revenue (25% weighting)				93.9%	0%
AOI (25% weighting)				99.4%	90.5%
Cloud ARR (25% weighting)				74.8%	0%

44

Executive Compensation

Leadership, and Diversity, Equity, Inclusion and Belonging MBO (25% of Award)

Objectives: Focus senior leadership on measures and actions for fiscal 2023:

Diversity, Equity, Inclusion and Belonging (“DEI&B”) MBO (10% of Award):

●	Progressing representation for women and underrepresented groups (“URG”) with meaningful improvements supported by planning and insights of how we will achieve our objectives. In fiscal 2023, we increased focus on representation for women and URG on an enterprise level, as well as diversity at the Senior Director and above employee groups. As described further below, all NEOs were subject to the same representation targets which were set at the beginning of fiscal 2023.

NetApp improved representation of the targeted groups in fiscal 2023 but did not meet threshold expectations resulting in no payout for this plan component.

Details of our fiscal 2023 DEI&B MBO goals and results are provided below.

	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)	Performance % of Target	Payout % of Target Award
Women Representation (25% weighting)				95%	0%
URG Representation (25% weighting)				97%	0%
Diversity in Leadership Levels (50% weighting)				84%	0%
*	Overall performance/payment is based on the weighted average of each metric.

Leadership and Collaboration MBO (15% of the award):

●	Focused on engagement by leaders with team and Company needs, and on effective team-building through selecting, coaching and integrating team members with demonstrated cross-functional engagement as NetApp continues to grow as a multi-product company.
●	Each NEO had individual objectives in fiscal 2023 to support this overarching MBO and their individual performance and achievement was determined by the Talent and Compensation Committee shortly after fiscal 2023 ended.

Regular reviews of the MBOs were conducted throughout the year by the Talent and Compensation Committee and the senior leadership team to support progress on these key measures/leading performance indicators. Achievement relative to these objectives and corresponding payouts varied by NEO from 93% to 100% of target. Individual performance is further described in the section “Fiscal 2023 Annual ICP Decisions”.

	Performance % of Target	Payout % of Target Award
Leadership and Collaboration MBOs (individual results are described later in this CD&A)	0%-200%	23%-25%

2023 Proxy Statement	45

Executive Compensation

LONG-TERM INCENTIVES: Fiscal 2021 Award of 3-year PBRSUs

The Talent and Compensation Committee approved the performance results for the PBRSUs granted in fiscal 2021 based on the results against pre-determined relative total shareholder return targets for the performance period starting at the beginning of fiscal 2021 and ending at the end of fiscal 2023.

Relative TSR (100% of award)

Objective: Drive stockholder value creation and superior stock price to support NetApp as a preferred stock of choice among our peers.

Performance Period Results: NetApp had positive stockholder returns of 20.14% over the period, outperforming our target, resulting in an above-target payout. Our relative TSR was at the 63rd percentile of our peer group correlating to a payout at 153% of target.

	Threshold	Target	Maximum	Payout % of Target Award
TSR vs. 19 Peer Companies(1)				153%
(1)	The 2021 PBRSU (applicable to the PBRSUs granted in fiscal 2021 that vested in fiscal 2023) peer companies are: Akamai Technologies, Arista Networks, Cisco Systems, Citrix Systems, Commvault Systems, Dell Technologies Inc., F5 Networks, Hewlett Packard Enterprise Company, International Business Machines, Juniper Networks, Microsoft, Nutanix, Palo Alto Networks, Pure Storage, Seagate Technology plc, Teradata, VMware, Western Digital, Xerox Holdings. Companies that are no longer publicly listed are measured as of the last day of trading.

46

Executive Compensation

Stockholder Engagement and Advisory Vote on Executive Compensation

NetApp values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation.

Specific to our 2022 Say-On-Pay results, over 94% of the votes cast were voted “FOR” the approval of our executive compensation proposal (excluding broker non-votes). The Talent and Compensation Committee considered the result of this vote and believes that it affirms our stockholders’ support for our approach to executive compensation and concluded that no specific changes to our executive compensation policies were warranted as a result of the vote.

Following our annual stockholder’s meeting and in preparation for our fiscal 2024 compensation design cycle, we conducted a formal outreach to stockholders who owned 64% of our outstanding shares; this included direct engagement regarding executive pay, which was discussed with stockholders representing approximately 27% of our outstanding shares. The results of our engagements indicated that stockholders support our executive pay structure, pay alignment, and transparency of disclosure. We will continue to seek stockholder input as part of our annual pay planning cycle.

The Talent and Compensation Committee will continue to consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions.

Executive Compensation Policies and Practices

NetApp’s Talent and Compensation Committee is committed to following best practices in compensation-related governance, as highlighted in the following table:

What We Do	What We Don’t Do

  Employ a pay-for-performance philosophy reflected in program design and target pay levels for NEOs

  Design plans that do not encourage excessive risk-taking

  Cap maximum annual incentive and performance-vested equity award payouts

  Maintain stock ownership guidelines for officers and directors

  Rely on an independent Talent and Compensation Committee and engage an independent Compensation Consultant

  Maintain a clawback policy

  Provide only double-trigger change of control vesting

  Engage regularly with stockholders

Guarantee bonuses Provide tax gross-ups Pay dividends/dividend equivalents on unvested equity awards Permit hedging or pledging Company stock by employees or directors Provide significant perquisites

2023 Proxy Statement	47

Executive Compensation

Establishing Compensation

Role of the Talent and Compensation Committee

The Talent and Compensation Committee oversees and approves all compensation arrangements for our NEOs. Each year, the Talent and Compensation Committee:

●	Reviews our executive compensation program design and effectiveness and adjusts the program to support our business, taking into consideration the needs of the business, compensation peer data and other market prevalence and trend data, recommendations by our CEO and compensation consultant, retention and succession planning considerations, and legal, financial, and regulatory developments;
●	Approves compensation decisions for NEOs, taking into account the recommendations of the CEO for all NEOs except himself, by setting compensation levels and targets for the performance-based elements of our compensation program for the current fiscal year and certifying achievement of performance targets and determining the associated payouts for the prior fiscal year;
●	Assesses performance of our CEO (together with the independent members of our Board);
●	Addresses executive compensation matters as they arise during the fiscal year due to personnel changes, changes in status and retention considerations; and
●	Evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking.

A note about our focus on talent and the importance of employee engagement:

In accordance with its charter, the Talent and Compensation Committee is charged with the regular oversight of human capital strategy including certain programs related to corporate culture, workforce diversity and inclusion, talent acquisition, employee engagement, development, retention, and succession planning. These elements are foundational to sustainable performance and supporting a positive work environment. We regularly seek feedback from our employees to understand key tenets of our culture and to align employee investments and this is reviewed with the Talent and Compensation Committee and used in the consideration of our future plans. This is an on-going cycle and remains a commitment to ensure a holistic view of the business.

CEO Input

The Talent and Compensation Committee solicits input from our CEO regarding all elements of the compensation to be paid to those executives reporting to him, including all NEOs other than himself. As part of the annual review process, our CEO provides compensation recommendations for the executives consistent with our pay principles and competitive market data. His recommendations are based on his assessment of each NEO’s responsibilities and contributions to overall Company performance.

Determining CEO Pay

With respect to compensation for our CEO, the Chair of the Talent and Compensation Committee reviews the CEO’s self-assessment and solicits input from the Board of Directors as to their perspectives of the CEO’s and the Company’s performance. The Talent and Compensation Committee approves all aspects of our CEO’s pay.

Role of the Compensation Consultant

In making its decisions regarding compensation, the Talent and Compensation Committee obtains the advice and counsel of an independent compensation consultant. In fiscal 2023, the Talent and Compensation Committee again retained Meridian Compensation Partners, LLC (the “Consultant”) as its independent compensation consultant. The Consultant provides information and guidance on our compensation strategy, peer groups, competitive pay levels and pay practices, investor and proxy advisor preferences, alignment between our executive pay and performance, design of our incentive plans, including performance measures and goals, our annual compensation risk assessment, and Board compensation. The Consultant provided no other services to the Company other than those requested and approved by the Talent and Compensation Committee in fiscal 2023. The Talent and Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that no conflict of interest existed that would prevent the Consultant from independently advising the Talent and Compensation Committee.

Compensation Peer Group and Use of Market Data

Each year, the Talent and Compensation Committee reviews and approves a peer group composed of technology companies, for which the median revenue approximates NetApp’s revenue. The peer group may vary in its composition from year to year based upon the criteria for selection and market conditions. The Talent and Compensation Committee reviews the range of revenues within the peer group and NetApp’s size positioning is considered when evaluating relevant market data.

48

Executive Compensation

For fiscal 2023, the companies in the peer group were selected primarily based on the following criteria:

●	Similar revenue, market capitalization, number of employees, and other comparable business considerations;
●	Similar business models / share price behavior; and
●	Operating in the various markets in which we compete for talent.

The Talent and Compensation Committee also used relevant subsets of these peers to evaluate certain other pay practices, including the mix of compensation vehicles and measures used in incentive plans. For fiscal 2023, the Talent and Compensation Committee made no changes to the “Compensation Peer Group” from fiscal 2022 after considering the factors described above. At the time of the Talent and Compensation Committee’s review, NetApp remained positioned appropriately in terms of business and talent objectives and those factors considered for size and scope of company shown below.

	NetApp(1)	Percentile
Trailing Twelve-Months Revenue	$6,193M
Market Capitalization	$16,915M
Number of Employees	11,000
(1)	Source: S&P Capital IQ; based on values at the time of the review.

The fiscal 2023 “Compensation Peer Group” consisted of:

Arista Networks Citrix Systems HP Enterprise Company NortonLifeLock Pure Storage ServiceNow VMware	Akamai Commvault Systems Intuit Nutanix Seagate Technology Splunk Western Digital	Adobe F5 Networks Juniper Networks Palo Alto Networks Salesforce Teradata Workday

The Talent and Compensation Committee reviewed each NEO’s current target total compensation and the ranges of base salary, target annual cash incentive and equity compensation at the 25th, 50th, and 75th percentiles within the Compensation Peer Group. The Talent and Compensation Committee then applied its judgment in approving proper levels of each component of compensation for NEOs. Multiple factors influence a NEO’s pay positioning, including, but not limited to, internal equity and hierarchy, succession planning, individual performance, Company performance, strategic role and tenure.

The result for fiscal 2023 was a target total compensation package for NEOs positioned between the 50th and 75th percentiles of the Compensation Peer Group.

2023 Proxy Statement	49

Executive Compensation

Components of Compensation

The key elements of our fiscal 2023 executive compensation program – Base Salary, Annual ICP and Long-Term (Incentive) Equity Compensation – are described in more detail below.

Base Salary

What is it?	Base salary provides a fixed level of cash compensation designed to be commensurate with an executive’s performance, qualifications, experience, responsibilities, potential and tenure.
How is it set?	The Talent and Compensation Committee reviews base salaries at least annually with the aim of paying market-competitive base salaries to attract and retain key executive talent. Annual salary increases are at the discretion of the Talent and Compensation Committee and are not automatic or guaranteed.
Why is it important?	Base salaries promote excellence in day-to-day management and operation of our business. Base salaries also serve as the basis for Annual ICP and other severance benefits.

Fiscal 2023 Base Salary Decisions
Based on the criteria noted above, the Talent and Compensation Committee conducted its holistic annual compensation review with the support of the Consultant. The pay for each of the officers listed below was reviewed, resulting in the fiscal 2023 salary as shown in the table below.

Upon reviewing the market information along with the performance for Mr. Kurian for fiscal 2023, the Talent and Compensation Committee determined that no adjustment was needed as base pay was aligned with the market median of CEOs in the Compensation Peer Group and aligned with the Talent and Compensation Committee’s philosophy on competitive pay.

No other NEO salary increases were provided as the NEO salaries were deemed to be competitively positioned in alignment with NetApp’s pay philosophy.

Name	Fiscal 2023 Base Salary	Percentage Increase from Fiscal 2022
George Kurian	$1,000,000	—
Michael J. Berry	$600,000	—
Cesar Cernuda(1)	$742,146	—
Harvinder S. Bhela	$700,000	—
Elizabeth M. O’Callahan	$500,000	—
(1)	Mr. Cernuda is paid in EUR. The amount shown above has been converted to USD based on the exchange rate as of April 28, 2023; there is no change in salary year-over-year.

Annual ICP

What is it?	Annual ICP is cash earned based on NetApp’s financial performance (weighted 75%) and individual MBOs (weighted 25%). Threshold levels of performance are required to earn a payout for the incentives.
How is it set?	The Talent and Compensation Committee determines the eligibility of NEOs to participate in Annual ICP when it approves the terms and conditions, including the performance targets and payout levels, which are set in the first quarter of our fiscal year. NetApp does not guarantee payment of Annual ICP amounts to any NEO.
The Talent and Compensation Committee certifies the level of performance achieved and determines resulting payouts shortly after the end of the fiscal year.
Why is it important?	Annual ICP is designed to align executive compensation to our annual performance and drive the achievement of key business results, which ultimately lead to long-term stockholder value. It also creates accountability, and rewards NEOs, for driving strategic objectives.

50

Executive Compensation

Target Annual ICP Awards
Target Annual ICP awards for NEOs are set so that target total short-term cash compensation (salary plus target Annual ICP award) is generally between the 50th and 65th percentiles relative to the Compensation Peer Group. The target annual ICP awards for NEOs were not changed for fiscal 2023 because the target annual ICP awards were deemed to be competitively positioned in alignment with NetApp’s pay philosophy. Our CEO’s target Annual ICP award is 170% of his base salary which is higher than the other NEOs’ targets based on the scope of his role. The higher target Annual ICP award percentage:

●	Reflects Mr. Kurian’s responsibility for driving the Company’s strategy to remain competitive in the rapidly evolving data services and storage market; and
●	Places a greater portion of his total annual cash compensation subject to performance.

Name	Fiscal 2023 Target ICP Award % of Salary	Changes from Fiscal 2022
George Kurian	170%	—
Michael J. Berry	110%	—
Cesar Cernuda	130%	—
Harvinder S. Bhela	110%	—
Elizabeth M. O’Callahan	80%	—

Determination of Awards
Payouts are earned based on NetApp’s performance against financial goals and each NEO’s achievement of their MBOs. The Talent and Compensation Committee approves such goals and MBOs at the beginning of each fiscal year. Each participant was eligible to earn a maximum award of 200% of such participant’s target award. Following the end of fiscal 2023, the Talent and Compensation Committee determined the level of achievement by the Company of revenue, AOI, and Cloud ARR goals and respective funding level. The Talent and Compensation Committee also determined awards to each NEO based on a combination of Company financial performance relative to the financial goals and NEO achievement of the MBOs tied to the Company’s DEI&B objectives, and leadership and collaboration objectives, as further described below. Retirement eligible NEOs who retire during a fiscal year may be eligible to receive prorated bonus targets and payouts based on their period of employment during the applicable fiscal year.

(a)	Base Pay equals actual gross base salary paid during fiscal 2023

2023 Proxy Statement	51

Executive Compensation

Financial Goals
In fiscal 2023, the financial metrics used in the Annual ICP were revenue, AOI and Cloud ARR. The measures, weighting and rationales for the Financial Goals are as follows:

Revenue (25% weighting)
Metric Definition: GAAP net revenues Strategic Role: Encourage growth and the long-term creation of stockholder value through market development and market share acquisition

Fiscal 2023 Revenue Goals (in millions)

AOI (25% Weighting)
Metric Definition: Non-GAAP operating income minus stock-based compensation expense Strategic Role: Encourage effective management of Company resources and the creation of stockholder value

Fiscal 2023 AOI Goals (in millions)

52

Executive Compensation

Cloud ARR (25% Weighting)
Metric Definition: Non-GAAP annualized revenue run-rate for all Public Cloud customer commitments Strategic Role: Key metric in support of our growth in the cloud software market

Fiscal 2023 Cloud ARR Goals (in millions)

The measure of non-GAAP operating income is derived from net revenues from our products and services and the costs related to the generation of those revenues, including cost of revenue, sales and marketing, research and development, and general and administrative expenses. To promote disciplined use of equity-based compensation for incentive compensation purposes, NetApp defines AOI as non-GAAP operating income minus stock-based compensation expense. Non-GAAP operating income and AOI for fiscal 2023, both on an actual and target basis, excluded items that we believe are not reflective of our short-term operating performance, such as amortization of intangible assets, restructuring charges and gains on the sale of or losses on impairments of assets. Cloud ARR is the annualized value of our Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms, as publicly disclosed. We publicly disclose a detailed reconciliation of GAAP to non-GAAP net income and operating income, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements. Actual results used to assess performance against ICP financial goals are measured in constant currency, at the same foreign currency exchange rates used to establish targets. A reconciliation of non-GAAP operating income and AOI to GAAP operating income, and reconciliations of these constant currency results to the results included in the Company’s quarterly earnings announcements, can be found in Annex A.

Leadership MBOs
For fiscal 2023, NetApp’s leadership MBOs were structured to ensure support of what we believe are foundational elements of sustainable performance – progressing (1) organizational effectiveness through leadership & collaboration, and (2) culture and engagement through DEI&B. In determining our MBOs we use the following considerations:

●	Aligning with overall NetApp business strategy both short term and long term;
●	Setting team level business objectives to help drive enterprise behavior and the culture of “One NetApp”;
●	Including both key driver metrics and leading indicators;
●	Keeping it simple and focused – few metrics; and
●	Reflecting investor, organization and employee focus.

MBO structure for fiscal 2023 included:

Leadership & Collaboration (15% Weighting)

●	Actively engage around the needs of the leadership team and the whole company
●	Actively work to create a strong team

2023 Proxy Statement	53

Executive Compensation

Process for determining Leadership & Collaboration performance on our annual MBOs for NEOs other than the CEO:

CEO considers NEO’s achievement of MBOs.	CEO recommends to the Talent and Compensation Committee a payout for each NEO.	After reviewing the CEO’s assessment and recommendation, the Talent and Compensation Committee determines and approves final payout.
Process for determining Leadership & Collaboration performance on our annual MBOs for the CEO:
CEO submits a self-assessment to the Talent and Compensation Committee.	After reviewing the CEO’s self-assessment, the Talent and Compensation Committee determines and approves the CEO’s payout.	The Talent and Compensation Committee considers the CEO’s achievements within a broader set of expectations.

Diversity, Equity, Inclusion & Belonging (10% Weighting)

●	Enterprise Representation of Women
●	Representation of URG (U.S. only)
●	Representation of Women (global) and URG (U.S. only) among leadership roles

For fiscal 2023, we included specific objectives to support our values and culture, knowing that how we work together is as important as the results we achieve in driving long-term, sustainable performance. Progressing representation of women and URGs as an enterprise, and in leadership roles, are key aspects of our holistic employee engagement, inclusion and productivity efforts. These objectives communicate and align with our value of “Build belonging every day,” which recognizes the importance of diverse thinking, perspectives, backgrounds and ultimately, solutions for the business as we continue to transform as a cloud software services company. Our objectives target meaningful improvements and are supported with planning, insights, accountability and behaviors to drive achievement. All NEOs were subject to the same enterprise targets.

Fiscal 2023 Annual ICP Results
The chart below shows the revenue, AOI, and Cloud ARR goals and our achievement for fiscal 2023. Actual results for revenue, AOI and Cloud ARR are measured in constant currency, at the same foreign currency exchange rates used for establishing targets.

75% of Annual ICP is based on the Company’s financial performance and achievements of revenue, AOI, and Cloud ARR versus pre-set performance goals, with each weighted at 25%.

		Performance (in millions)(1)		Performance % of Target	Payout % of Target
	Threshold	Target	Maximum
Revenue (25% weighting)				93.9%	0%
AOI (25% weighting)				99.4%	90.5%
Cloud ARR (25% weighting)				74.8%	0%
(1)	Amounts of awards determined by interpolating for performance between discrete points shown in the table.

54

Executive Compensation

Results for Diversity, Equity, Inclusion & Belonging (representing 10% out of the 25% for MBOs):

While representation of women, underrepresented groups and diversity in leadership levels improved year-over-year (driven by strong diverse hiring), achievement was below the threshold performance level for fiscal 2023 due to limited hiring and attrition levels in the second half of fiscal 2023, and no payout was achieved for this metric.

	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)	Performance % of Target	Payout % of Target Award
Women Representation (25% weighting)				25%	0%
URG Representation (25% weighting)				12.4%	0%
Diversity in Leadership Levels (50% weighting)				31.5%	0%
*	Overall performance/payment is based on the weighted average performance of each metric.

Results for Leadership and Collaboration (representing 15% out of the 25% for MBOs):

Each NEO’s individual performance factor is based on an assessment of their performance against executive leadership goals established at the beginning of fiscal 2023 (described in the Incentive Program Structure and Payouts section in this CD&A above), with a focus on actively engaging around the business needs of the Company, working to build strong teams, selecting, coaching and managing performance to increase the strength of our teams, and reinforcing our core values. Achievement for NEOs ranged from 23% to 25% of target as noted in the table below:

Name	Leadership and Collaboration Assessment Factor
George Kurian	25%
Michael J. Berry	24%
Cesar Cernuda	23%
Harvinder S. Bhela	24%
Elizabeth M. O’Callahan	25%

In determining the results for the Leadership and Collaboration performance, the Talent and Compensation Committee considered a variety of factors, including each senior executive’s progress on building leadership capacity and succession aligned with the strategic objectives and organizational health goals of the business, successful hiring and development of key leadership roles, executing organizational restructuring to support NetApp’s transformation to a software led business model, transitions into new leadership roles and functions, and visible demonstration of NetApp’s values model.

Based on the results of the ICP performance components as described above, the payouts for the officers for fiscal 2023 were:

Name	Target Award(1)	Financial Goals Performance Factor	Individual MBOs Performance Factor	Fiscal 2023 Annual ICP	Actual Award as a % of Target Award
George Kurian	$1,700,000	22.6%	3.8%	$448,375	26.4%
Michael J. Berry	$660,000	22.6%	3.6%	$172,838	26.2%
Cesar Cernuda(2)	$964,790	22.6%	3.5%	$251,750	26.1%
Harvinder S. Bhela	$770,000	22.6%	3.6%	$201,644	26.2%
Elizabeth M. O’Callahan	$400,000	22.6%	3.8%	$105,500	26.4%
(1)	Target award is based on actual salary paid.
(2)	Mr. Cernuda is paid in EUR. The value shown is converted to USD based on the foreign exchange rate on April 28, 2023.

2023 Proxy Statement	55

Executive Compensation

Long-Term Equity Incentive Compensation

The grant of equity awards to our NEOs is designed to align their interests with those of stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The mix of PBRSUs versus RSUs is reviewed by the Talent and Compensation Committee annually and may change from year to year.

Target Grant Values
The size of the actual equity grant to each NEO is designed to create a meaningful opportunity for stock ownership and is based on several factors, including the NEO’s current position, level of performance, comparison to benchmarks, market data, strategic importance to the Company, potential for future responsibility and promotion over time, as well as the remaining share reserve under the Company’s equity plan. The Talent and Compensation Committee does not place any particular weight on any one individual factor and does not strictly adhere to any specific guidelines in making its determinations.

Fiscal 2023 Long Term Equity Incentive Compensation Decisions
In fiscal 2023, the Talent and Compensation Committee granted PBRSUs and RSUs to the NEOs. The target mix of equity awards was 75% PBRSUs and 25% RSUs for the CEO; 70% PBRSUs and 30% RSUs for the President, Chief Product Officer and Chief Financial Officer; and 60% PBRSUs and 40% RSUs for the Chief Legal Officer. We believe that this mix of long-term performance-based versus service-vested awards for these executives appropriately reflects their relative impact upon, and accountability for, our stock price performance over time.

CEO	President, CPO & CFO	CLO

The following chart shows the grants of PBRSUs and RSUs to our NEOs in fiscal 2023. The target dollar values of the grants may differ from the dollar values in the Summary Compensation Table because the values in the Summary Compensation Table are calculated based on prescribed valuation and disclosure standards.

Name	Total Target $ Value of Grants	Target Number of PBRSUs	RSUs
George Kurian	$12,300,000	138,032	46,010
Michael J. Berry	$4,500,000	47,132	20,199
Cesar Cernuda	$7,000,000	73,318	31,422
Harvinder S. Bhela	$5,500,000	57,606	24,688
Elizabeth M. O’Callahan	$2,800,000	25,136	16,758

56

Executive Compensation

PBRSUs
What are they?	PBRSUs provide an opportunity for each NEO to earn shares of our common stock based on achievement of performance goals approved by the Talent and Compensation Committee.
How are they set?	The Talent and Compensation Committee determines the eligibility of each NEO for PBRSUs annually at the beginning of the fiscal year when it approves the performance goals, performance periods, compensation and performance peer groups and target share amounts that can be earned. The Company does not guarantee PBRSU grants or minimum payouts to any executive.
The Talent and Compensation Committee certifies the level of performance achieved and resulting payouts shortly after the end of the performance period.
Why are they important?	Performance-based, long-term equity compensation aligns the interests of our NEOs with the interests of our stockholders, rewards executives for delivering long-term performance, serves as an important retention tool and aligns the contributions and efforts of NEOs with NetApp’s future success.

In fiscal 2023, the Talent and Compensation Committee revised the structure of the PBRSU program to add Billings as a second metric alongside relative TSR. Billings is an important indicator of longer-term growth and value creation.

For fiscal 2023, 50% of the PBRSU awards were subject to the achievement of goals based on 3-year cumulative TSR performance relative to the companies in a performance peer group. The Talent and Compensation Committee elected to maintain relative TSR in the fiscal 2023 PBRSU performance metric because it is an objective indicator of the Company’s long-term performance and provides strong alignment between the interests of NEOs and the stockholders. TSR performance will be measured against our 2023 Performance Peer Group.

The other 50% of the PBRSUs may be earned and issued based on the Company’s performance against financial Billings targets (computed on a constant currency basis). In light of continued macro-level uncertainty and volatility as well as the evolving nature of our business, the Talent and Compensation Committee determined to set annual Billings targets at the beginning of each fiscal year during the performance period, allowing the Talent and Compensation Committee to take changes in business context into account each year.

PBRSUs vest, to the extent earned, at the end of the total 3-year performance period based on the Company’s performance over the performance period (unless shortened due to a change of control or termination due to death or disability), subject to continued service through the vesting date.

2023 Proxy Statement	57

Executive Compensation

The PBRSUs granted in fiscal 2023 have the following features:

During each fiscal year in the 3-year performance period, a “Billings Result Calculation” is calculated by dividing the value of all Company Billings for the applicable year by that year’s Billings target. The Billings target is set at the beginning of each year in the 3-year performance period. The Billings Result Calculation is converted into a “Billings Result Percentage” as set forth in the award agreement. At the end of the 3-year performance period, the Billings Result Percentages are averaged for a “Billings Result Average”. That Billings Result Average is multiplied by the target number of PBRSUs and the resulting eligible PBRSUs generally vest at the end of the 3-year performance period.

Target Values versus Shown Values
Because of the rules governing the preparation of the Summary Compensation Table on page 63, the grant date value for RSUs and PBRSUs awarded in fiscal 2023 as reported in the Summary Compensation Table are different than the target award values set forth in the table on page 56. As discussed above, the Talent and Compensation Committee approves dollar-denominated target award values. These target award values are translated into an actual number of RSUs and PBRSUs using the unweighted average of the Nasdaq closing price for the 20 trading days preceding the grant date.

With respect to RSUs, the values reflected in the Summary Compensation Table are computed as the product of the number of RSUs awarded multiplied by the closing stock price on the date of grant less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate.

At the beginning of the first year of the TSR-based PBRSUs’ 3-year performance period, the Talent and Compensation Committee establishes TSR-based PBRSU performance goals for the 3-year performance period. The target grant values set forth in the table above reflect the value of the entire 2023 PBRSUs tied to TSR performance.

58

Executive Compensation

As described above with respect to Billings-based PBRSUs, at the beginning of each year of the Billings-based PBRSUs’ 3-year performance period, the Talent and Compensation Committee establishes the Billings targets for such year. The target grant values set forth in the table above reflect the value of the entire 2023 PBRSUs, without regard for when the Billings targets are established.

Under the applicable reporting rules, certain tables, including the Summary Compensation Table, only reflect the value of grants made during the year for which the applicable targets have been determined. With respect to the 2023 Billings-based PBRSUs, only the Billings target for the 2023 fiscal year, the first fiscal year of the 3-year performance period, was approved at the time the PBRSUs were awarded in fiscal 2023. As a result, for the 2023 Billings-based PBRSUs, certain tables, including the Summary Compensation Table, do not include the value of the PBRSUs for fiscal 2024 or fiscal 2025. Such amounts will be included in the applicable table, including as equity compensation in the Summary Compensation Table, for fiscal 2024 and fiscal 2025, respectively, when the Billings targets are established. The Talent and Compensation Committee considered the full value of the 2023 PBRSU award when making the 2023 Billings-based PBRSU grant.

Impact of Retirement
Under the terms of NetApp’s PBRSU award agreements, retirement-eligible executives will receive pro-rata vesting of their outstanding PBRSUs (based on actual performance, at the end of the applicable PBRSU performance period) and pro-rated based on the number of completed months of service in the applicable performance period, when such executive retires.

Payouts for the Fiscal 2021 PBRSUs
PBRSUs granted in fiscal 2021 allowed the recipient to earn a variable number of shares of our common stock based on the relative performance of our TSR compared to the median TSR of a performance peer group at the end of the performance period. The performance period for the PBRSUs granted in fiscal 2021 ended as of April 28, 2023. The Talent and Compensation Committee certified performance and vesting for the NEOs based on the following pre-determined payout scale:

FY2021 – 2023 PBRSU Plan

NetApp’s TSR for the fiscal 2021 through fiscal 2023 PBRSU performance period was 20.14%, and the relative performance result was at the 63rd percentile, which resulted in an above target payout at 153% of target. The Talent and Compensation Committee certified PBRSU performance and vesting, by NEO, as follows:

Name	PBRSUs Shares Vested
George Kurian	255,510
Michael J. Berry	69,615
Cesar Cernuda	137,531
Harvinder S. Bhela	—
Elizabeth M. O’Callahan	—

Mr. Bhela and Ms. O’Callahan did not receive fiscal 2021 PBRSU awards.

2023 Proxy Statement	59

Executive Compensation

Service-Vested RSUs
What are they?	Service-vested RSUs allow the recipient to earn a fixed number of shares of our common stock for their continued service to the Company. The annual RSU awards vest as to 25% of the RSUs on the first anniversary of the grant date and quarterly thereafter, subject to continued service through the applicable vesting date. New hire RSU awards vest annually over three years.
How are they set?	The Talent and Compensation Committee determines the eligibility of each NEO for RSUs annually in the first quarter of the fiscal year when it approves the share amounts granted. The Company does not guarantee RSU grants to any executive.
Why are they important?	The Talent and Compensation Committee grants service-vested RSUs to promote retention while aligning the ultimate award value directly with changes in our stock price over the vesting period.

Starting with the service-vested RSU grants made in fiscal 2021, retirement-eligible executives receive pro-rata vesting when they retire equal to the number of service-vested RSUs that would have vested on the next scheduled vesting date but pro-rated based on the number of completed months of service since the most recent vesting date (or the vesting start date if no vesting date has occurred).

Looking Ahead - Fiscal 2024 Compensation Program

The Talent and Compensation Committee and management team regularly review and assess the structure and alignment of executive pay plans. For fiscal 2024, the Talent and Compensation Committee made the following changes to the Annual ICP: Adjusted Operating Income and Revenue will each be weighted 40%, with the remaining 20% allocated to strategic growth initiatives and other business priorities, including a continued focus on measurable representation objectives. The Talent and Compensation Committee made this revision to focus on key measures of growth and operating effectiveness, with leadership goals aligned to key strategic initiatives for the year. The structure of the executive long-term equity incentive program was not changed for fiscal 2024.

Other Compensation for NEOs

Separation and Change of Control Arrangements

The Talent and Compensation Committee maintains change of control severance agreements for its key senior executives to: (1) assure we will have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of our stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our peer group. The Talent and Compensation Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives.

The terms of the Company’s change of control severance agreement are described in further detail in the section below titled “Potential Payments upon Termination or Change of Control.” The Talent and Compensation Committee believes that these change of control severance agreements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives and the interests of our stockholders.

Each of our NEOs entered into a change of control severance agreement with the Company in connection with their respective hiring or promotion. Please see “Termination of Employment and Change of Control Agreements – Change of Control Severance Agreements” below for further information on the change of control severance agreements.

NetApp may pay cash compensation to a departing executive in exchange for any requested services, such as an orderly and stockholder-focused transition to the respective successor, performance during the lead-up period until the executive’s departure, and/or in exchange for a release and restrictive covenants.

By the terms of NetApp’s equity award agreements, retirement-eligible executives receive pro-rata vesting on their outstanding RSUs and PBRSUs (based on actual performance, at the end of the applicable PBRSU performance period), when they retire. NetApp does not pay cash severance to retiring executives. The Talent and Compensation Committee has adopted a framework providing that retirement-eligible NEOs will receive a prorated bonus (based on actual performance and the time employed during a fiscal year, at the end of the Annual ICP performance period) if they retire during the fiscal year.

NetApp’s other policies on terminations of employment are also captured under “Termination of Employment and Change of Control Agreements” below.

60

Executive Compensation

Supplemental Benefits and Perquisites

The Company provides limited supplemental benefits and perquisites to our NEOs.

Our NEOs are also entitled to a preventative care medical benefit of an annual physical with a dollar value of up to $2,500 per calendar year not available to nonexecutives.

Other Benefits and Reimbursements

NEOs are eligible to participate in local employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, our nonqualified deferred compensation program, and 401(k) plan for executives located in United States. We match 100% of the first 2% of eligible earnings contributed to our 401(k) plan, and match 50% of the next 4% of eligible earnings contributed, up to a maximum of $6,000 per calendar year. Under the Company’s nonqualified deferred compensation program (discussed in further detail below), eligible participating employees (including NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A.

Mr. Cernuda is located in Spain and is eligible to participate in the local employee benefits plans, including the Spanish defined contribution plan that is similar in substance to the Company’s tax-qualified 401(k) plan. The annual contribution amount is 5% of pensionable earnings. Pensionable earnings is defined as Base Pay plus average of current and past year target Annual ICP.

Compensation Policies and Practices

Stock Ownership Guidelines

The Board believes that stock ownership by the Company’s directors and executives helps to align the interests of the Company’s directors and executives with the interests of the Company’s stockholders. The Company has established the following minimum stock ownership guidelines for the Company’s directors, CEO, and Executive Vice Presidents:

Guideline as a Multiple of Salary/Cash Board Retainer

Independent Directors

Chief Executive Officer

Executive Vice Presidents

Once a covered executive or independent director becomes subject to these guidelines (i.e., generally upon hire, promotion, or election), they have five years to comply with these guidelines. Once achieved, ownership at the guideline amount must be maintained. All of the covered executives were in compliance with the guidelines as of the end of fiscal 2023. All of the directors, other than Ms. Palin, also met the guidelines as of the end of fiscal 2023. Ms. Palin was appointed to the Board in February 2021 and is not required to meet the guidelines until 2026.

Clawback Policy

The Board adopted a clawback policy for NEOs and other senior executives, which gives the Board discretion to require that designated Company employees repay cash incentive or equity compensation to the Company if the Board determines that the individual’s actions caused or partially caused the Company to materially restate all or a portion of its financial statements on which such compensation was calculated. Such determination must be made by the Board within three years of the date of filing of the applicable financial statements. The Talent and Compensation Committee believes that the Company’s clawback policy is in keeping with good standards of corporate governance and mitigates the potential for excessive risk taking by Company executives. The Board or the Talent and Compensation Committee will adopt a new clawback policy (or revise the current clawback policy) to comply with the new SEC and Nasdaq requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2023 Proxy Statement	61

Executive Compensation

Anti-Hedging and Anti-Pledging Policies

Our Board has adopted a policy prohibiting all employees and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, including the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. The Company’s Insider Trading Policy prohibits all employees of the Company and members of the Board from pledging the Company’s securities as collateral for a loan.

Tax Deductibility of Compensation

Under Section 162(m) of the U.S. Tax Code, compensation paid to certain “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Talent and Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Talent and Compensation Committee may grant non-deductible compensation as it determines to be in the best interests of the Company and its stockholders.

Talent and Compensation Committee Report

The information contained in the following Talent and Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Talent and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Talent and Compensation Committee of the Board of Directors:

Scott Schenkel, Chair
Gerald Held
Carrie Palin
George T. Shaheen

62

Executive Compensation

Executive Compensation Tables and
Related Information

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for fiscal 2023, fiscal 2022 and fiscal 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(10)	Total ($)
George Kurian(5a, 5b)	2023	1,000,000	—	9,908,566	—	448,375	—	13,482	11,370,423
Chief Executive Officer	2022	991,346	—	15,745,686	—	2,133,037	—	13,482	18,883,551
	2021	968,269	—	10,779,520	—	2,600,000	—	11,063	14,358,852
Michael J. Berry(6a, 6b)	2023	600,000	—	3,646,112	—	172,838	—	12,972	4,431,922
Executive Vice President and Chief Financial Officer	2022	600,000	—	5,911,920	—	835,560	—	11,934	7,359,414
	2021	611,538	—	3,532,400	—	1,060,163	—	11,589	5,215,690
Cesar Cernuda(7a, 7b)	2023	742,141	—	5,671,847	—	251,750	—	158,767	6,824,505
President	2022	708,877	—	9,182,310	—	1,180,497	—	145,346	11,217,030
	2021	675,869	1,000,000	16,179,689	—	1,384,724	—	70,689	19,310,971
Harvinder S. Bhela(8a, 8b)	2023	700,000	—	4,456,341	—	201,644	—	10,168	5,368,153
Executive Vice President and Chief Product Officer	2022	199,231	1,000,000	18,939,458	—	271,827	—	6,182	20,416,698
Elizabeth M. O’Callahan(9a, 9b) Executive Vice President, Chief Legal Officer and Corporate Secretary	2023	500,000	—	2,294,808	—	105,500	—	10,600	2,910,908
	2022	449,038	—	2,226,546	—	449,606	—	11,307	3,136,497

(1)	Our fiscal 2023 and our fiscal 2022 were 52-week years. Our fiscal 2021 was a 53-week year.
(2)	Amounts shown for Mr. Bhela in fiscal 2022 and Mr. Cernuda in fiscal 2021 represent a one-time signing bonus in connection with the commencement of their respective employment with the Company.
(3)	Amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs as applicable, granted in fiscal 2023, fiscal 2022 and fiscal 2021, and, for sales-based PBRSUs (“SPBRSUs”) granted to Mr. Cernuda in fiscal 2022 and fiscal 2021. The estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs and SPBRSUs set forth in the following footnotes. Consistent with the applicable accounting rules, the amounts shown in the table above in 2023 represent (x) the full value of the target number of 2023 TSR-based PBRSUs awarded at grant and (y) the value of one-third of the target number of 2023 Billings-based PBRSUs awarded at grant, as only the first-year Billings target of the three-year performance period beginning in fiscal 2023 was communicated to award holders in fiscal 2023 as described above in “Target Values versus Shown Values” in the “Compensation Discussion and Analysis” above. The Talent and Compensation Committee considered the full value of the 2023 PBRSU award when making the 2023 Billings-based PBRSU grant and the amounts shown below represent the grant date fair (full) values for the 2023 RSU, TSR-based PBRSU and Billings-based PBRSU awards using a fair value of $58.53 per RSU; $84.17 per TSR-based PBRSU at target level and maximum level of performance; and $61.14 per Billings-based PBRSU at target level and maximum level of performance. The aggregate grant date fair value of the TSR-based PBRSU awards is determined by multiplying the target number of shares by a Monte Carlo calculation model, further described below, which determined the grant date fair value. The aggregate grant date fair value of the Billings-based PBRSU awards is determined by multiplying one-third of the target number of shares by the market value of our common stock on the grant date of the award, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate.
Name	RSUs	TSR-based PBRSUs at target level performance	Billings-based PBRSUs at target level performance	2023 Stock Awards (Full Grant Date Fair Value)	PBRSUs at Maximum Level of Performance
George Kurian	$2,692,965	$5,809,076	$1,406,525	$9,908,566	$14,431,204
Michael J. Berry	$1,182,247	$1,983,550	$480,315	$3,646,112	$4,927,731
Cesar Cernuda	$1,839,129	$3,085,588	$747,130	$5,671,847	$7,665,437
Harvinder S. Bhela	$1,444,988	$2,424,348	$587,005	$4,456,341	$6,022,707
Elizabeth M. O’Callahan	$980,845	$1,057,848	$256,115	$2,294,808	$2,627,927

2023 Proxy Statement	63

Executive Compensation

These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report and in the footnote below.
(4)	Description of Monte Carlo Calculation Model: The fair value of TSR-based PBRSU awards is determined using a Monte Carlo simulation model that uses the following assumptions: (i) expected volatility based on historical price volatility of NetApp and the designated peer group; (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; and (iii) expected term. The following table provides the specific inputs that were used in the simulation. Refer to Note 1 of the Annual Report for a description of our stock-based compensation expense accounting policy.
TSR Assumptions
	FY 2023	FY 2022	FY 2021
Expected Volatility	39.9%	44.1%	41.9%
Expected Risk-Free Interest Rate	2.8%	0.4%	0.2%
Expected Term (Years)	2.8	2.8	2.8

Description of Billings-Based PBRSU Fair Value Calculation: The fair value of Billings-based PBRSU awards is equal to the market value of our common stock on the grant date of the award, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate. The fair value calculation uses the following assumptions: (i) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; (ii) expected term; and (iii) expected dividend yield. The following table provides the specific inputs that were used in the calculation. Refer to Note 1 of the Annual Report for a description of our stock-based compensation expense accounting policy.

Billings Assumptions
	FY 2023	FY 2022	FY 2021
Expected Risk-Free Interest Rate	2.8%	—	—
Expected Term (Years)	2.8	—	—
Expected Dividend Yield	2.7%	—	—
(5)	(a) For fiscal 2023, the value of the PBRSU award (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $11,618,153. For fiscal 2022, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $25,890,096. For fiscal 2021, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $17,261,120. (b) For salary and Annual ICP, Mr. Kurian received 26% of his eligible earnings for fiscal 2023, 127% of his eligible earnings for fiscal 2022, and 139% of his eligible earnings for fiscal 2021.
(6)	(a) For fiscal 2023, the value of the PBRSU award (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $3,967,100. For fiscal 2022, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $8,255,160. For fiscal 2021, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $4,702,880. (b) For salary and Annual ICP, Mr. Berry received 26% of his eligible earnings for fiscal 2023, 127% of his eligible earnings for fiscal 2022, and 133% of his eligible earnings for fiscal 2021.
(7)	(a) For fiscal 2023, the value of the PBRSU award (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $6,171,176. For fiscal 2022, the value of the PBRSU award and SPBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $12,825,408. For fiscal 2021, the value of the PBRSU award and SPBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $8,895,514. (b) For salary and Annual ICP, Mr. Cernuda received 26% of his eligible earnings for fiscal 2023, 128% of his eligible earnings for fiscal 2022, and 111% of his eligible earnings for fiscal 2021. Mr. Cernuda commenced employment in the first quarter of the fiscal 2021. Mr. Cernuda’s cash compensation is payable in Euros and was converted using an exchange rate of €0.8307 per U.S. dollar for fiscal 2021, €0.9482 per U.S. dollar for fiscal 2022, and €0.9057 per U.S. dollar for fiscal 2023.
(8)	(a) For fiscal 2023, the value of the PBRSU award (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $4,848,697. For fiscal 2022, the value of the PBRSU award at the grant date assuming that the highest level of performance conditions will be achieved is $31,026,440. (b) For salary and Annual ICP, Mr. Bhela received 26% of his eligible earnings for fiscal 2023, and 125% of his eligible earnings for fiscal 2022. Mr. Bhela commenced employment in the third quarter of the fiscal 2022.
(9)	(a) For fiscal 2023, the value of the PBRSU award (excluding certain Billings-based PBRSUs – see note 3 above) at the grant date assuming that the highest level of performance conditions will be achieved is $2,115,697. For salary and Annual ICP, Ms. O’Callahan received 26% of her eligible earnings for fiscal 2023, and 125% of her eligible earnings for fiscal 2022. Ms. O’Callahan was named Executive Vice President, Chief Legal Officer and Corporate Secretary in the third quarter of fiscal 2022.
(10)	Amounts shown include the portion of cash compensation for the Company’s matching contributions on the tax-qualified 401(k) plan, the value of life insurance premiums paid by the Company, and the Spanish medical coverage, life insurance premium or defined contribution plans, as applicable.

64

Executive Compensation

All Other Compensation Table

Name	Year	401(k) ($)(A)	Life Insurance Premium ($)(B)	Other ($)(C)	Total ($)
George Kurian	2023	6,000	7,482	—	13,482
	2022	6,000	7,482	—	13,482
	2021	6,000	5,063	—	11,063
Michael J. Berry	2023	6,000	6,972	—	12,972
	2022	6,000	5,934	—	11,934
	2021	5,769	5,820	—	11,589
Cesar Cernuda	2023	—	9,166	149,601	158,767
	2022	—	10,817	134,529	145,346
	2021	—	4,504	66,185	70,689
Harvinder S. Bhela	2023	6,442	3,726	—	10,168
	2022	5,250	932	—	6,182
Elizabeth M. O’Callahan	2023	5,836	4,764	—	10,600
	2022	7,217	4,090	—	11,307
(A)	Amounts shown represent the Company’s matching contributions under the tax-qualified 401(k) plan. The Company match is capped at $6,000 for the calendar year and amounts over this cap represent timing of allocations across fiscal years and remain within the calendar year cap.
(B)	Amounts shown represent the dollar value of the life insurance premiums paid by the Company; except, however, Mr. Cernuda’s aggregate of $4,504 for fiscal 2021 is comprised of $2,042 for premiums paid in the US from July 2020 through the end of December 2020, plus his Spanish life insurance premium for January 2021 through April 2021 estimated to be €2,045 and was converted using an exchange rate of €0.8307 per U.S. dollar, Mr. Cernuda’s aggregate of $10,817 for fiscal 2022 value is comprised of his Spanish life insurance premiums for fiscal year 2022 and was converted using an exchange rate of €0.9482 per U.S. dollar, and Mr. Cernuda’s aggregate of $9,166 for fiscal 2023 value is comprised of his Spanish life insurance premiums for fiscal year 2023 and was converted using an exchange rate of €0.9057 per U.S. dollar.
(C)	Amount shown for Mr. Cernuda for fiscal 2021 represents $31,017 that the Company accrued for contribution to the Spanish defined contribution plan and $35,168 for premiums for additional medical coverage in fiscal 2021, each converted using an exchange rate of €0.8307 per U.S. dollar; fiscal 2022 represents $96,101 that the Company accrued for contribution to the Spanish defined contribution plan and $38,428 for premiums for additional medical coverage in fiscal 2022, each converted using an exchange rate of €0.9482 per U.S. dollar; fiscal 2023 represents $98,901 that the Company accrued for contribution to the Spanish defined contribution plan and $50,700 for premiums for additional medical coverage in fiscal 2023, each converted using an exchange rate of €0.9057 per U.S. dollar.

2023 Proxy Statement	65

Executive Compensation

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2023, which ended on April 28, 2023.

Name	Type of Award(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George Kurian	RSU	7/1/2022	—	—	—	—	—	—	46,010	2,692,965
	PBRSUT	7/1/2022	—	—	—	34,508	69,016	138,032	—	5,809,076
	PBRSUB	7/1/2022	—	—	—	11,503	23,005	46,011	—	1,406,525
	ICP		425,000	1,700,000	3,400,000
Michael J. Berry	RSU	7/1/2022	—	—	—	—	—	—	20,199	1,182,247
	PBRSUT	7/1/2022	—	—	—	11,783	23,566	47,132	—	1,983,550
	PBRSUB	7/1/2022	—	—	—	3,928	7,855	15,711	—	480,315
	ICP		165,000	660,000	1,320,000
Cesar Cernuda	RSU	7/1/2022	—	—	—	—	—	—	31,422	1,839,129
	PBRSUT	7/1/2022	—	—	—	18,330	36,659	73,318	—	3,085,588
	PBRSUB	7/1/2022	—	—	—	6,110	12,220	24,440	—	747,130
	ICP		241,198	964,790	1,929,581
Harvinder S. Bhela	RSU	7/1/2022	—	—	—	—	—	—	24,688	1,444,988
	PBRSUT	7/1/2022	—	—	—	14,402	28,803	57,606	—	2,424,348
	PBRSUB	7/1/2022	—	—	—	4,801	9,601	19,202	—	587,005
	ICP		192,500	770,000	1,540,000
Elizabeth M. O’Callahan	RSU	7/1/2022	—	—	—	—	—	—	16,758	980,845
	PBRSUT	7/1/2022	—	—	—	6,284	12,568	25,136	—	1,057,848
	PBRSUB	7/1/2022	—	—	—	2,095	4,189	8,378	—	256,115
	ICP		100,000	400,000	800,000
(1)	All awards included in this table were granted under the 2021 Plan. The types of awards granted include:
ICP	Annual Executive Compensation Plan
RSU	Restricted Stock Unit
PBRSUT	TSR-Based Performance Vested Restricted Stock Unit
PBRSUB	Billings-Based Performance Vested Restricted Stock Unit, Year 1 of 2023-2025 PBRSU Award
(2)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Talent and Compensation Committee in May 2023. Please see the discussion in the “Annual ICP” section of the “Compensation Discussion and Analysis” above.
(3)	Represents awards of PBRSUs granted under the 2021 Plan. Each PBRSU has performance-based vesting criteria (in addition to the service vesting criteria) such that the PBRSU cliff-vests at the end of a three-year performance period, which began on first day of fiscal 2023 and ends the last day of fiscal 2025. The number of shares of common stock that will be issued to settle the PBRSUs at the end of the applicable performance and service period will range from 0% to 200% of a target number of shares originally granted, and will depend upon the Company’s percentile ranking in the Total Shareholder Return compared to performance peers and performance against Billings targets as set by the Talent and Compensation Committee in each of the fiscal years covered by the performance period. For additional information regarding the specific terms of the PBRSUs granted to our NEOs in fiscal 2023, see the discussion of “PBRSUs” in the “Compensation Discussion and Analysis” above. Upon vesting, each PBRSU automatically converts into one share of Company common stock and does not have an exercise price or expiration date. Because the grant date for the Billings-based PBRSUs under the accounting rules occurs when the applicable Billings target is set, the “target” amount shown represents one-third of the total 2023 Billings-based PBRSUs awarded in 2023 for the performance period fiscal 2023. See the Summary Compensation Table footnote 3 for further information on the full value of the 2023 Billings-based PBRSU grant.
(4)	The RSUs were granted under the 2021 Plan. Each award vests as to 25% of the shares beginning on the first anniversary of the grant date and 6.25% vesting quarterly thereafter, subject to the NEO’s continuous service with the Company through each such date.
(5)	The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs, as applicable, granted in fiscal 2023. The estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth herein. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 10 of the Annual Report and in the footnotes in the Summary Compensation Table above.
(6)	The ratio of the number of shares subject to the target PBRSU awards and the RSUs awards is consistent with the mix of PBRSUs to RSUs described in the CD&A (that is, 75%/25% for our CEO, 70%/30% for our President, CFO and CPO and 60%/40% for our CLO), but the grant date fair values do not match these ratios. This discrepancy is a function of how values are calculated for financial statement reporting purposes in accordance with FASB ASC 718.

66

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards held by the NEOs as of April 28, 2023. Market values are calculated based on our closing stock price on April 28, 2023, which was $62.89 per share.

	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George Kurian	6/3/2019(1)	9,250	581,733	—	—
	7/1/2020(2)	27,750	1,745,198	—	—
	7/1/2021(3)	20,307	1,277,107	—	—
	7/1/2022(4)	46,010	2,893,569	—	—
	7/1/2020(5)	—	—	167,000	10,502,630
	7/1/2021(6)	—	—	108,200	6,804,698
	7/1/2022(7)	—	—	69,016	4,340,416
	7/1/2022(8)	—	—	23,005	1,446,784
Michael J. Berry	4/15/2020(9)	29,220	1,837,646	—	—
	7/1/2020(2)	15,250	959,073	—	—
	7/1/2021(3)	12,938	813,671	—	—
	7/1/2022(4)	20,199	1,270,315	—	—
	7/1/2020(5)	—	—	45,500	2,861,495
	7/1/2021(6)	—	—	34,500	2,169,705
	7/1/2022(7)	—	—	23,566	1,482,066
	7/1/2022(8)	—	—	7,855	494,001
Cesar Cernuda	7/1/2021(3)	20,082	1,262,957	—	—
	7/1/2022(4)	31,422	1,976,130	—	—
	8/17/2020(5)	—	—	89,890	5,653,182
	7/1/2021(6)	—	—	53,600	3,370,904
	7/1/2022(7)	—	—	36,659	2,305,485
	7/1/2022(8)	—	—	12,220	768,516
Harvinder S. Bhela	2/15/2022(10)	19,579	1,231,323	—	—
	7/1/2022(3)	24,688	1,552,628	—	—
	2/15/2022(6)	—	—	117,471	7,387,751
	7/1/2022(7)	—	—	28,803	1,811,421
	7/1/2022(8)	—	—	9,601	603,807
Elizabeth M. O’Callahan	6/3/2019(1)	1,000	62,890	—	—
	7/1/2020(2)	2,500	157,225	—	—
	7/1/2021(3)	16,144	1,015,296	—	—
	7/1/2022(4)	16,758	1,053,911	—	—
	7/1/2022(7)	—	—	12,568	790,402
	7/1/2022(8)	—	—	4,189	263,446
(1)	For these awards, 25% of the RSU shares vest in equal annual installments over four years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is June 1, 2019.
(2)	For these awards, 25% of the RSU shares vest in equal annual installments over four years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is June 1, 2020.
(3)	For these awards, 25% of the RSU shares vest on the first anniversary of the vesting commencement date, with 6.25% vesting quarterly thereafter, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is May 15, 2021.
(4)	For these awards, 25% of the RSU shares vest on the first anniversary of the vesting commencement date, with 6.25% vesting quarterly thereafter, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is May 15, 2022.
(5)	These awards are TSR-based PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 28, 2023. Up to an additional 100% of the target amount may be earned, depending on the relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group. These PBRSU awards vested after the completion of the performance period which began on April 25, 2020 and ended on April 28, 2023.

2023 Proxy Statement	67

Executive Compensation

(6)	These awards are TSR-based PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 28, 2023. Up to an additional 100% of the target amount may be earned, depending on the relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group. These PBRSU awards will vest after the completion of the performance period which began on May 1, 2021 and ends on April 26, 2024.
(7)	These awards are TSR-based PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 28, 2023. Up to an additional 100% of the target amount may be earned, depending on the relative performance of our TSR compared to the median TSR of the companies listed in our Performance Peer Group. These PBRSU awards will vest after the completion of the performance period which began on April 30, 2022 and ends on April 25, 2025.
(8)	These awards are Billings-based PBRSUs. Because the grant date for the Billings-based PBRSUs under the accounting rules occurs when the applicable Billings target is set, the number of shares and value of the shares reported in the table is one-third of the total target amount as of April 28, 2023. Up to an additional 100% of the target amount may be earned, depending on the achievement of Billings target performance goals. These PBRSU awards will vest after the completion of the performance period which began on April 30, 2022 and ends on April 25, 2025. See the Summary Compensation Table footnote 3 for further information on the full value of the Billings-based PBRSU grant.
(9)	For these awards, 25% of the RSU shares vest in equal annual installments over four years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is April 15, 2020.
(10)	For these awards, shares will vest in equal annual installments over two years measured from the vesting commencement date, subject to continued service through each applicable vesting date. The vesting commencement date for these awards is February 15, 2022.

Option Exercises and Stock Vested for Fiscal 2023

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the NEOs during fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
George Kurian	—	—	302,928(2)	20,138,937
Michael J. Berry	—	—	116,522(3)	7,766,944
Cesar Cernuda	—	—	217,686(4)	14,932,645
Harvinder S. Bhela	—	—	19,578(5)	1,345,204
Elizabeth M. O’Callahan	—	—	15,681(6)	1,127,287
(1)	Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the vesting of RSUs and PBRSUs; by (2) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the vesting date.
(2)	Of this amount, 148,530 shares were withheld by the Company to satisfy tax withholding requirements.
(3)	Of this amount, 43,664 shares were withheld by the Company to satisfy tax withholding requirements.
(4)	Of this amount, 100,257 shares were withheld by the Company to satisfy tax withholding requirements.
(5)	Of this amount, 5,577 shares were withheld by the Company to satisfy tax withholding requirements.
(6)	Of this amount, 6,039 shares were withheld by the Company to satisfy tax withholding requirements.

68

Executive Compensation

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A. Eligible employees may defer an elected percentage of eligible earnings, which includes base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) generated by amounts held in the plan is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in our 401(k) plan. Available mutual funds are selected and monitored by the 401(k) Committee, which is composed of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither common stock of the Company nor securities of any other issuers are included among the investment choices. However, it is possible that common stock of the Company may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial enrollment, the participant must also elect a distribution option. Options include a separation distribution (paid six months after termination of employment) or an optional in-service distribution (paid at a specified fixed future date). Participants are not permitted to change the timing of a separation distribution. In-service distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an in-service distribution, but any such modification to timing must delay the distribution for at least five years.

None of our NEOs participate in the Company's Deferred Compensation Plan.

2023 Proxy Statement	69

Executive Compensation

Termination of Employment and Change of Control Agreements

Potential Payments upon Termination or Change of Control

Change of Control Severance Agreements

The Company enters into change of control severance agreements (the “Change of Control Severance Agreements”) with key senior executives, including each of our NEOs, in connection with their respective hiring or promotion.

The Talent and Compensation Committee believes these agreements are necessary for us to retain key senior executives in the event of an acquisition of the Company. In approving the agreements, the Talent and Compensation Committee’s objectives were to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

Term of Change of Control Severance Agreement

Each Change of Control Severance Agreement has an initial term of three years and will renew automatically for additional one-year terms unless a notice of nonrenewal is provided by the Company or the senior executive at least 12 months prior to the date of automatic renewal. Notwithstanding the foregoing, if a Change of Control (as defined below) occurs and there are fewer than 24 months remaining during the term of the agreement, the term of the Change of Control Severance Agreement will extend automatically for 24 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Severance Agreement, the Change of Control Severance Agreement will not terminate until all of obligations of the Change of Control Severance Agreement have been satisfied.

Circumstances Triggering Payment under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination or resignation occurs on or within 24 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 24 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of the senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits, except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 24 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

The Company has general severance guidelines applicable to all employees, including the NEOs, providing for additional months of pay and welfare benefits based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online jobs database, but payment of any severance and other benefits pursuant to the guidelines is discretionary. For NEOs, these severance guidelines provide for up to twelve months salary and continuation of welfare benefits and payment of prorated non-equity incentive plan bonus. In addition, pursuant to his employment agreement, upon termination by the Company without cause and conditioned upon his execution of (and not revoking) the Company’s form separation agreement, Mr. Cernuda is entitled to a payment equal to 18 months of his base salary plus his target bonus for the fiscal year in which he is terminated.

70

Executive Compensation

Pursuant to his grant agreements, upon termination by the Company without cause and conditioned upon his execution of (and not revoking) the Company’s form separation agreement, Mr. Bhela is entitled to: (1) continued vesting for one-year of his new hire service-vested RSUs and (2) if at least one year of the performance period has been completed for his new hire PBRSUs, a prorated portion (based on his employment during the performance period) of the lesser of (a) the number of shares earned based on achievement of the performance metrics and (b) his target shares. Mr. Bhela’s new hire equity grant agreements also provide that upon termination due to Mr. Bhela’s death or disability, his unvested new hire RSUs shall vest immediately and his new hire PBRSUs shall immediately vest at target. Mr. Bhela’s other equity grants do not contain these vesting provisions.

Notwithstanding the foregoing, if the senior executive is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, guidelines or other arrangement.

Timing and Form of Severance Payments under Change of Control Severance Agreement

Unless otherwise required by Section 409A, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum in accordance with the terms of the Change of Control Severance Agreement. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary. All payments and benefits under the Change of Control Severance Agreement will be paid less applicable withholding taxes.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 24 months after a Change of Control, the senior executive will receive the following benefits:

●	The sum of (1) 150% (200% in the case of Mr. Kurian) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; and (2) 150% (200% in the case of Mr. Kurian) of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;
●	A single, lump sum cash payment equal to the greater of (1) the senior executive’s annual target bonus in effect for the fiscal year in which the termination occurs, or (if greater) in effect immediately prior to the Change of Control, or (2) the bonus the senior executive would have received for the fiscal year during which the termination occurs based on actual performance being accrued for financial accounting purposes at the time of termination against the performance goals applicable to the senior executive’s bonus arrangement in effect immediately prior to the senior executive’s termination date, in either case, which will be pro-rated for the period during the fiscal year the senior executive was employed by the Company;
●	All expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (except that a senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement); and
●	Accelerated vesting of the senior executive’s outstanding equity awards as follows:
●	Equity awards subject to service vesting will vest as to that portion of the award that would have vested through the 48-month period following the applicable senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any, unless otherwise provided in the applicable award agreement governing the equity award.
●	Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post-termination exercise period will not extend beyond the original maximum term of the award).
●	If the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (24 months in the case of Mr. Kurian); or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans or cease to be eligible for coverage under COBRA.

2023 Proxy Statement	71

Executive Compensation

Conditions to Receipt of Severance under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective as set forth in the Change of Control Severance Agreement. If a senior executive becomes entitled to any cash severance, continued health benefits or vesting acceleration (other than under the Change of Control Severance Agreement) by operation of applicable law, then the corresponding severance payments and benefits under the Change of Control Severance Agreement will be reduced by the amount of such other benefits paid or provided to the senior executive.

Excise Tax under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full; or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits. To the extent the senior executive’s severance benefits are delivered in full, the Company will not provide the senior executive any tax gross-up to cover the cost of any excise tax.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such non-performance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (either, a “Person”), acquires beneficial ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; (2) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A.

Mr. Kurian’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Kurian’s authority or responsibilities; and any change which results in Mr. Kurian ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Kurian’s reporting position so that he no longer directly reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction in his base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which he must perform services; (4) any purported termination of his employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that he will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

72

Executive Compensation

The Change of Control Severance Agreement for each of the other senior executives, including the other NEOs, defines “Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, relative to the senior executive’s authority or responsibilities in effect immediately prior to such reduction, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

PBRSUs

In the event of a Change of Control (as defined in the applicable award agreement) of the Company prior to the expiration of the applicable performance period for a PBRSU grant, the number of shares that vest at the end of the applicable performance period (such vesting, the “Change of Control Vesting”) will be determined for PBRSUs by (1) the relative performance of the Company’s TSR using the per share value of the Company’s common stock payable to stockholders in connection with the Change of Control and will be measured against the applicable benchmark for the same period, and/or (2) the achievement of any financial targets measured as of the date of the change of control, subject, in all cases, to continuous service by the NEO through the end of the performance period. If the NEO is terminated without “Cause” or resigns for “Good Reason” (each as defined in the NEO’s Change of Control Severance Agreement) on or following the Change of Control, the vesting of the PBRSUs will accelerate upon the date on which the NEO is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting.

If an NEO’s employment (other than Mr. Bhela with respect to his new hire PBRSUs) terminates due to the NEO’s death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR or Company performance, as applicable) will be prorated based on the percentage of time worked during the applicable performance period. Pursuant to his grant agreements and solely with respect to Mr. Bhela’s new hire PBRSUs, if Mr. Bhela’s employment terminates due to a Qualifying Termination, then the measurement period shall terminate on the date of the Qualifying Termination and the outstanding unvested new hire PBRSUs shall immediately vest at target. In the event of the voluntary termination of employment by the NEO either (a) after reaching 62 years of age or (b) on or after reaching 55 years of age following a minimum of 10 years of continuous service to the Company of its subsidiaries, the NEO’s PBRSUs will remain outstanding through the applicable performance period and the number of PBRSUs that vest will be prorated based on the percentage of time worked during the applicable performance period.

2023 Proxy Statement	73

Executive Compensation

Estimated Payments Upon Termination of Employment and/or a Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of fiscal 2023 pursuant to the Change of Control Severance Agreements in effect at that time. Except as noted below, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2023 (April 28, 2023), and the price per share of the Company’s common stock is the closing price of the Nasdaq Global Select Market as of that date of $62.89. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

		Potential Payments Upon
		Involuntary Termination Other Than For Cause				Voluntary Termination For Good Reason
Name	Type of Benefit	Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)		Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)
George	Cash severance payments	3,200,000	(1)	5,848,375	(2)	3,200,000	(1)	5,848,375	(2)
Kurian	Vesting acceleration of service-vested equity(3)	—		6,497,606	(4)	—		6,497,606	(4)
	Vesting acceleration of PBRSUs	17,932,644	(5)	51,976,321	(4)(6)	17,932,644	(5)	51,976,321	(4)(6)
	Continued coverage of employee benefits(10)	44,424		59,232		44,424		59,232
	Total termination benefits	21,177,068		64,381,534		21,177,068		64,381,534
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	21,177,068		64,381,534		21,177,068		64,381,534
Michael J.	Cash severance payments	1,260,000	(1)	2,062,838	(11)	1,260,000	(1)	2,062,838	(11)
Berry	Vesting acceleration of service-vested equity(2)	—		4,393,244	(4)	—		4,393,244	(4)
	Vesting acceleration of PBRSUs	5,295,904	(5)	7,995,331	(4)(6)	5,295,904	(5)	7,995,331	(4)(6)
	Continued coverage of employee benefits(12)	21,579		32,369		21,579		32,369
	Total termination benefits	6,577,483		14,483,782		6,577,483		14,483,782
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	6,577,483		14,483,782		6,577,483		14,483,782
Cesar	Cash severance payments	2,078,041	(13)	2,812,193	(11)	2,078,041	(13)	2,812,193	(11)
Cernuda	Vesting acceleration of service-vested equity(3)	—		2,481,136	(4)	—		2,481,136	(4)
	Vesting acceleration of PBRSUs	9,437,336	(5)	13,635,055	(4)(6)	9,437,336	(5)	13,635,055	(4)(6)
	Continued coverage of employee benefits(12)	—		—		—		—
	Total termination benefits	11,515,377		18,928,384		11,515,377		18,928,384
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	11,515,377		18,928,384		11,515,377		18,928,384
Harvinder S.	Cash severance payments	1,470,000	(1)	2,406,644	(11)	1,470,000	(1)	2,406,644	(11)
Bhela	Vesting acceleration of service-vested equity(3)	1,231,323	(7)	2,298,755	(7)	1,231,323	(7)	2,298,755	(4)(7)
	Vesting acceleration of PBRSUs	8,595,239	(5)(8)	11,010,593	(4)(6)(7)(9)	8,595,239	(4)(6)(7)(9)	11,010,593	(4)(6)(7)(9)
	Continued coverage of employee benefits(12)	30,112		45,168		30,112		45,168
	Total termination benefits	11,326,674		15,761,160		11,326,674		15,761,160
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	11,326,674		15,761,160		11,326,674		15,761,160

74

Executive Compensation

		Potential Payments Upon
		Involuntary Termination Other Than For Cause				Voluntary Termination For Good Reason
Name	Type of Benefit	Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)		Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)
Elizabeth M.	Cash severance payments	900,000	(1)	1,455,500	(11)	900,000	(1)	1,455,500	(11)
O’Callahan	Vesting acceleration of service-vested equity(3)	—		1,847,079	(4)	—		1,847,079	(4)
	Vesting acceleration of PBRSUs	526,767	(5)	1,580,803	(4)(6)	526,767	(5)	1,580,803	(4)(6)
	Continued coverage of employee benefits(12)	34,148		51,222		34,148		51,222
	Total termination benefits	1,460,915		4,934,604		1,460,915		4,934,604
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	1,460,915		4,934,604		1,460,915		4,934,604
(1)	Pursuant to the Company’s severance guidelines applicable to NEOs in effect on April 28, 2023, this amount represents the sum of 18 months of annual salary for the CEO and 12 months of annual base salary for other officers, and the payment of a prorated non-equity incentive plan bonus at target under the Company’s severance guidelines, represented in this table utilizing a 12 month proration period.
(2)	Pursuant to the applicable terms of Mr. Kurian’s Change of Control Severance Agreement, as amended, in effect on April 28, 2023, this amount represents the sum of 200% of the Mr. Kurian’s annual base salary, 200% of Mr. Kurian’s target annual bonus, and the amount of the bonus that Mr. Kurian received in fiscal 2023.
(3)	None of our NEOs have any outstanding options. For unvested RSUs, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 28, 2023, by (2) $62.89, the Company’s closing stock price on April 28, 2023. If there is no amount listed in this row, the individual does not hold any unvested restricted stock and/or RSUs.
(4)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 28, 2023, equity awards that are service-vested will vest as to that portion of the award that would have vested through the 48-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then-unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, unless otherwise provided in the applicable award agreement governing the equity award. Under the terms of the grant agreements for the PBRSUs, the performance period for the grant is deemed to end upon a change of control of the Company and the number of PBRSUs that vest will be determined by (1) the Company’s TSR as measured against the applicable benchmark, as applicable or (2) the Company’s achievement of cumulative AOI targets, and the actual award amount.
(5)	Pursuant to the terms of the grant agreement for the PBRSUs, if the senior executive’s employment terminates due to his or her death or permanent disability (a “Qualifying Termination”), then the measurement period shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on (1) the actual performance of the Company’s TSR against the applicable benchmark, as applicable, or (2) the Company’s achievement of cumulative AOI targets) will be prorated based the percentage of time worked during the applicable performance period.
(6)	Pursuant to the terms of the grant agreement for the PBRSUs, the vesting of the PBRSUs will accelerate upon the date on which the senior executive is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting. For purposes of this table, the closing price of the Company’s common stock on April 28, 2023 ($62.89) is used as the per share value of the Company’s common stock payable to stockholders in connection with the change of control.
(7)	Pursuant to the terms of Mr. Bhela’s employment agreement and grant agreements, Mr. Bhela will be entitled to (1) continued vesting for one-year of his new hire service-vested RSUs and (2) if at least one year of the performance period has been completed for his new hire PBRSUs, a prorated portion (based on his employment during the performance period) of the lesser of (a) the number of shares earned based on achievement of the performance metrics and (b) his target shares.
(8)	Pursuant to the terms of Mr. Bhela’s grant agreement for his new hire PBRSUs, if Mr. Bhela’s employment terminates due to a Qualifying Termination, then the measurement period shall terminate on the date of the Qualifying Termination and the new hire PBRSUs shall immediately vest at target.
(9)	Pursuant to the terms of Mr. Bhela’s grant agreement for his new hire PBRSUs, the vesting of the PBRSUs will accelerate upon the date on which Mr. Bhela is terminated or resigns and the new hire PBRSUs shall immediately vest at target. For purposes of this table, the closing price of the Company’s common stock on April 28, 2023 ($62.89) is used as the per share value of the Company’s common stock payable to stockholders in connection with the change of control.
(10)	Pursuant to the Company’s severance guidelines and applicable terms of the Change of Control Severance Agreement, each in effect on April 28, 2023, if Mr. Kurian elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Kurian for the COBRA premiums for such coverage until the earlier of (1) 18 months in the case of an involuntary termination other than for cause or voluntary termination for good reason prior to a change in control and 24 months in cases following a change in control, or (2) the date upon which Mr. Kurian and/or his eligible dependents are covered under similar plans or are no longer eligible for coverage under COBRA.
(11)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 28, 2023, this amount represents the sum of 150% of the senior executive’s annual base salary, 150% of the senior executive’s target annual bonus, and the amount of the bonus that the senior executive received in fiscal 2023.
(12)	Pursuant to the Company’s severance guidelines and applicable terms of the Change of Control Severance Agreement, each in effect April 28, 2023, if the senior executive (except for Mr. Cernuda, who is not eligible for COBRA continued coverage as a non-US employee) elects continuation coverage pursuant to COBRA for the senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 12 months in the case of an involuntary termination other than for cause or voluntary termination for good reason prior to a change in control and 18 months in cases following a change in control; or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans are no longer eligible for coverage under COBRA.
(13)	Mr. Cernuda’s employment agreement provides that he is entitled to 3 months’ notice for any termination without cause by the Company, in which case, subject to signing the Company’s form separation agreement, he is entitled to a payment equal to 18 months of his base salary plus his target annual bonus for the fiscal year in which he is terminated.

2023 Proxy Statement	75

Executive Compensation

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of George Kurian, our CEO.

Under the pay ratio rules, a company is required to identify its median employee only once every three years and calculate total compensation for that employee each year, provided that, during the Company’s last completed fiscal year there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. The Company completed restructuring of its workforce in fiscal 2023 which constitutes a material change to the employee population, therefore a new median employee was selected for fiscal 2023. Additionally, the Company most recently determined its median employee as of May 12, 2021, and changed the date used to identify its median employee to April 26, 2023, to coincide with a date closer to the last day of the Company’s 2023 fiscal year.

To identify the median employee, we relied on a methodology and certain material assumptions, adjustments, and estimates as described in this paragraph. We determined our median employee from the global Company employee population (except the CEO) as of April 26, 2023 (a date within the last three months of the fiscal year) using expected annual total compensation for fiscal 2023 as of April 26, 2023. Expected annual total compensation included base salary, cash incentive payments and commissions. All foreign currencies were converted to U.S. dollars using the April 2023 average exchange rates. We annualized the salaries and target incentives for employees that were employed for a portion of the year. We did not exclude any employees from the calculation of the median or use any cost-of-living adjustments.

The median employee’s annual total compensation for fiscal 2023 as of April 26, 2023 is calculated in the same manner that we calculate our CEO’s total compensation as shown in the Summary Compensation Table. We determined that the median employee’s annual total compensation was $154,521. In fiscal 2023, our CEO’s annual total compensation was $11,370,423 as shown in the Summary Compensation Table. The fiscal 2023 ratio of our CEO’s annual total compensation to that of our median employee is 74:1.

NetApp believes that its methodology, which is consistent with the requirements of the SEC, yielded a reasonable estimate of the pay ratio. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Thus, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

76

Executive Compensation

Pay Versus Performance

This section should be read in conjunction with the Compensation Discussion & Analysis in this Proxy Statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with the Company’s financial and operational performance.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) (CAP) and certain financial performance measures of the Company. For further information concerning our pay for performance philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis section of this Proxy Statement.

Pay Versus Performance Table

			Average Summary Compensation Table for Non- PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:
Fiscal Year(1)	Summary Compensation Table Total for CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)	Net Income ($ millions)	Adjusted Operating Income ($ millions)(5)
2023	11,370,423	4,654,387	4,883,872	5,106,463	159.90	175.17	1,274	1,227
2022	18,883,551	17,384,526	8,466,683	4,539,483	180.47	162.08	937	1,251
2021	14,358,852	41,911,587	6,478,405	14,519,390	179.77	159.07	730	987
(1)	The PEO for each year was George Kurian. The Non-PEO NEOs for (i) fiscal year 2023 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela and Elizabeth M. O’Callahan, (ii) fiscal year 2022 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela, Elizabeth M. O’Callahan, Bradley R. Anderson and Matthew K. Fawcett, and (iii) fiscal year 2021 were Michael J. Berry, Cesar Cernuda, Bradley R. Anderson, Matthew K. Fawcett and Henri Richard.
(2)	“Compensation Actually Paid” to the CEO/PEO reflect the following adjustments from Total Compensation reported in the Summary Compensation table:
Total Equity Award Adjustments to Determine Compensation “Actually Paid” for CEO/PEO	FY 2023 ($)	FY 2022 ($)	FY 2021 ($)
Total Reported in Summary Compensation Table	11,370,423	18,883,551	14,358,852
Less change in actuarial present value reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the summary compensation table	0	0	0
Plus “service cost” for pension plans	0	0	0
Less for amounts reported under the “Stock Awards” column in the summary compensation table	(9,908,566)	(15,745,686)	(10,779,520)
Less for amounts reported under the “Option Awards” column in the summary compensation table	0	0	0
Plus the fair value of awards as of the end of the covered year granted during the covered year that remain outstanding and unvested as of year-end	8,899,916	14,770,570	29,091,755
Plus the change in fair value from prior year-end to current year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	(5,660,045)	(1,191,418)	4,602,065
Plus fair value for awards that are granted and vested in the covered year	0	0	0
Plus the change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(47,341)	667,509	4,638,435
Less the fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	0	0	0
Plus the dollar value of any dividends or other earnings paid on awards in the covered year prior to the vesting date that are not otherwise included	0	0	0
Total Equity Award Adjustments	(6,716,036)	(1,499,025)	27,552,735
Compensation Actually Paid	4,654,387	17,384,526	41,911,587
“Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.
(3)	The average “Compensation Actually Paid” to the Non-PEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

2023 Proxy Statement	77

Executive Compensation

Total Equity Award Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs	FY 2023 Average ($)	FY 2022 Average ($)	FY 2021 Average ($)
Total Reported in Summary Compensation Table	4,883,872	8,466,683	6,478,405
Less change in actuarial present value reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the summary compensation table	0	0	0
Plus “service cost” for pension plans	0	0	0
Less for amounts reported under the “Stock Awards” column in the summary compensation table	(4,017,277)	(7,139,096)	(4,951,122)
Less for amounts reported under the “Option Awards” column in the summary compensation table	0	0	0
Plus the fair value of awards as of the end of the covered year granted during the covered year that remain outstanding and unvested as of year-end	3,673,680	4,018,049	10,225,420
Plus the change in fair value from prior year-end to current year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	582,622	(261,591)	1,260,053
Plus the change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(16,434)	212,106	895,941
Plus the fair value for awards granted and vested in the covered year	0	0	610,693
Less the fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	0	(756,668)	0
Plus the dollar value of any dividends or other earnings paid on awards in the covered year prior to the vesting date that are not otherwise included	0	0	0
Total Equity Award Adjustments	222,591	(3,927,200)	8,040,985
Compensation Actually Paid	5,106,463	4,539,483	14,519,390
“Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.
(4)	We selected the S&P 500 Information Technology Sector as our peer group for purposes of this disclosure, which is an industry peer group reported in the Company’s Annual Report on Form 10-K filed with the SEC on June 14, 2023. Historical stock performance is not necessarily indicative of future stock performance.
(5)	Adjusted Operating Income represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, including our CEO, for the most recently completed fiscal year to the Company’s performance. Adjusted Operating Income is non-GAAP operating income less stock compensation expense. For a reconciliation of Adjusted Operating Income to the most directly comparable GAAP financial measure and insight into how Adjusted Operating Income is considered by management, please see Annex A to this Proxy Statement.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects our commitment to pay-for-performance. We selected adjusted operating income as our Company Selected Measure for purposes of evaluating Pay Versus Performance because it is a key performance metric within our Annual ICP and underlying factor in achieving the performance targets for our long-term incentive compensation programs. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay Versus Performance table.

78

Executive Compensation

CAP and TSR

The graph below shows the relationship between (i) the three-year total return to stockholders on our common stock and the return on the S&P 500 Information Technology Sector, in each case assuming that $100 was invested in our common stock and in the S&P 500 Information Technology Sector on April 24, 2020 and that any dividends were reinvested, and (ii) the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of Fiscal Year 2023, 2022 and 2021.

Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return

CAP vs. TSR

CAP and Net Income

The graph below shows the relationship between our net income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of Fiscal Year 2023, 2022 and 2021.

Relationship Between Compensation Actually Paid and Net Income

CAP vs. Net Income

$730M
$937M
$1,274M
50
40
30
20
10
0
$41.9M
$14.5M
$17.4M
$4.5M
$4.7M
$5.1M
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (millions)

2023 Proxy Statement	79

Executive Compensation

CAP and Adjusted Operating Income

The graph below shows the relationship between our adjusted operating income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of Fiscal Year 2023, 2022 and 2021.

Relationship Between Compensation Actually Paid and Adjusted Operating Income

CAP vs. Adjusted Operating Income

$1,251M
$1,227M
$987M
50
40
30
20
10
0
$41.9M
$14.5M
$17.4M
$4.5M
$4.7M
$5.1M
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Adjusted Operating Income

Tabular List of Most Important Financial Performance Measures

As described in greater detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing stockholder value. Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs, including our CEO, for Fiscal Year 2023, to Company performance.

These measures are not ranked by importance.

Adjusted Operating Income
Revenue
Billings*
*	Billings is not prepared in accordance with GAAP. For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure and insight into how this non-GAAP measure is considered by management, please see Annex A to this Proxy Statement.

80

Executive Compensation

Proposal 3
Advisory Vote on Frequency of “Say-on-Pay” Vote
Introduction

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, this proposal enables our stockholders to recommend, on an advisory basis, the frequency with which the Company should hold a non-binding advisory say-on-pay vote on the compensation of our NEOs, such as Proposal No. 2 in this Proxy Statement. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory say-on-pay vote every one year, two years or three years. Alternatively, stockholders may abstain from voting.

After considering the benefits and consequences of each option, the Board recommends that continuing to conduct an advisory say-on-pay vote every year as the most appropriate option for the Company.

In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory say-on-pay vote will allow stockholders to provide us with direct input on our compensation philosophy, policies and practices during every proxy season. The Board believes that an annual vote is consistent with the Company’s efforts to receive and consider input from stockholders on executive compensation and corporate governance matters.

This vote is advisory and is therefore not binding on the Talent and Compensation Committee, the Board or the Company in any way. The Board may in the future decide that it is in the best interests of our stockholders and the Company to hold an advisory say-on-pay vote more or less frequently than the option approved by our stockholders. In voting on this proposal, stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders will be casting votes to recommend whether the frequency of future advisory say-on-pay votes should occur every one, two or three years, or they may abstain entirely from voting on the proposal.

Although non-binding, the Board and the Talent and Compensation Committee will carefully consider the input of our stockholders and take it into account when making a determination as to when the advisory say-on-pay vote will again be submitted to stockholders for approval at an annual meeting. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors. We will conduct another vote on the frequency of advisory say-on-pay votes at our 2029 Annual Meeting of Stockholders

Vote Required

The frequency (every one, two or three years) that receives the highest number of votes will be considered by the Board in determining how frequently the advisory vote on the compensation of our NEOs will occur in the future. Unless you indicate otherwise, your proxy will be voted for a frequency of “EVERY YEAR.”
Recommendation of the Board
The Board recommends a vote to hold advisory votes on the compensation of our Named Executive Officers every year.

2023 Proxy Statement	81

Audit Committee Matters

Proposal 4
Ratification of Independent Registered Public Accounting Firm
Introduction

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2024.

In the event the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will consider it as a direction to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 4. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.
Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 4.

Principal Accountant Fees and Services

The Audit Committee preapproves services performed by its independent registered public accounting firm and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair of the Audit Committee must update the Audit Committee at its next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees the Company incurred in fiscal 2023 and fiscal 2022, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, “Deloitte & Touche”). During fiscal 2023 and fiscal 2022, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	2023	2022
Audit fees(1)	$6,877,000	$6,323,000
Audit-related fees(2)	$—	$—
Total audit and audit-related fees	$6,877,000	$6,323,000
Tax fees(3)	$785,000	$789,000
All other fees(4)	$109,000	$160,000
Total fees	$7,771,000	$7,272,000
(1)	Includes fees for professional services incurred in fiscal 2023 and fiscal 2022 in connection with (1) the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting; (2) reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (3) services related to statutory and regulatory filings or engagements.

82

Audit Committee Matters

(2)	Includes fees that are reasonably related to the performance of the audit or review other than those included under “Audit fees.” The services in this category relate primarily to technical consultations on audit and reporting requirements not arising during the course of the audit.
(3)	Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.
(4)	Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, translations of foreign financial statements, and subscriptions to an accounting regulatory database.

The Audit Committee has considered whether the provision of the non-audit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”). The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2023, as filed with the SEC on June 14, 2023.

Submitted by the Audit Committee of the Board of Directors:

Deepak Ahuja, Chair
T. Michael Nevens
Kathryn M. Hill
Deborah L. Kerr

2023 Proxy Statement	83

Audit Committee Matters

Special Meeting
Stockholder Proposal

Proposal 5
Stockholder Proposal Regarding Special Shareholder Meeting Improvement
John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278, the beneficial owner of shares of the Company’s common stock valued at $2,000 or greater, has given notice that he intends to present a proposal at the Annual Meeting. In accordance with SEC rules, the following is the complete text of the proposal exactly as submitted. We have put a box around the materials provided by Mr. Chevedden so that readers can easily distinguish between the materials provided by him and the materials provided by the Company. The stockholder proposal includes some assertions that we believe are misleading. We have not addressed all of these assertions, and we accept no responsibility for the stockholder proposal.
Proposal 5 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 20% of our outstanding common stock the power to call a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

The current requirement of one year of stock ownership in order to formally participate in calling for a special shareholder meeting can serve as a poison pill deterrent to shareholders having a realistic opportunity to call for a special shareholder meeting. No company in response to a proposal like this has ever cited one instance of shareholders at any U.S. company succeeding in calling for a special shareholder meeting when the current NetApp-type one-year exclusion applies.

Currently it takes a theoretical 25% of all shares outstanding to call for a special shareholder meeting. And it goes downhill form here.

All NetApp shares not owned for an unbroken full year are 100% disqualified form formally participating in a call for a special shareholder meeting.

Plus there is complicated list of NetApp stock ownership that is also 100% disqualified form formally participating in a call for a special shareholder meeting.

Thus the shareholders who own 25% of the right category of NetApp shares to call for a special shareholder meeting could determine that they own 35% of stock when their stock owned for less than a continuous full year is included. And then they could determine that if they then add stock that is not the right category of stock to call for a special meeting that they own 40% of the stock of the NetApp.

And then such shareholders could determine that their 40% stock ownership translates into 48% of the stock that votes at the annual meeting. Thus the current theoretical 25% stock ownership requirement can translate into a 48% stock ownership requirement. A 48% stock ownership requirement to call a special shareholder meeting is nothing for management to brag about.

Shareholders who may have profitable new ideas for management do not want to sit on their shares for a year before they have the traction of a special meeting to bring their ideas to management.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 5

Response of the Board

Our Board carefully considered this stockholder proposal and unanimously recommends a VOTE AGAINST the proposal. The Board believes that its adoption would not be in the best interests of the Company or its stockholders and that the Company’s existing special meeting right is appropriate.

84

Audit Committee Matters

Reasons to Vote Against This Proposal
●Stockholders currently have a meaningful right to call a special meeting that balances the interests of our investors against potential abuse by stockholders with narrow, short-term, interests.
●The Board has carefully considered whether the Company’s current special meeting right is appropriate, taking into account stockholder feedback, and has determined no change is necessary.
●The Company’s current special meeting right threshold is consistent with broader market practice.
●NetApp’s commitment to strong corporate governance ensures Board accountability and promotes long-term stockholder value.

Stockholders currently have a meaningful right to call a special meeting that balances the interests of our investors against potential abuse by stockholders with narrow, short-term, interests.

The Company’s Bylaws permit a stockholder or group of stockholders who have continuously owned at least 25% of the Company’s common stock for at least one year to call a special meeting. We believe that the current special meeting right is reasonable and strikes an appropriate balance between providing stockholders with the right to call a special meeting while protecting our investors against stockholders with short-term or special interests. Organizing stockholders that satisfy the current requirements of our bylaws would not be burdensome; as of April 2023, NetApp’s four largest stockholders collectively represented over 32% of stock outstanding. Two of those large holders use active (rather than index) investment strategies. All four of these stockholders have held the Company’s common stock for over one year.

The current 25% threshold and one-year holding period enable the Board to uphold its fiduciary duties to stockholders. For example, if the special meeting threshold is set too low, hostile bidders seeking to take over the Company for an inadequate price could use the special meeting right to increase their negotiating leverage or to avoid negotiation with the Board completely. Similarly, eliminating the holding period, as requested by the proposal, would empower short-term and hostile activists to the detriment of the Board’s and management’s ability to serve the interests of our core, long-term, investors.

Special meetings require a significant amount of attention and planning by the Board, management and employees, distracting them from their primary focus of maximizing long-term financial returns and operating the Company’s business in the best interests of stockholders. Because special meetings require a considerable diversion of resources, such meetings should be limited to circumstances where a substantial number of long-term stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings.

Reducing the special meeting ownership threshold from 25% to 20% and eliminating the holding period, as requested by Proposal No. 5, would empower a smaller minority of stockholders with short-term interests to use the special meeting platform to advance their own agenda to the potential detriment of our larger and longer-term stockholder base.

The Board has carefully considered whether the Company’s current special meeting right is appropriate, taking into account stockholder feedback, and has determined no change is necessary.

Stockholders generally have not expressed concerns with the current special meeting right. At the Company’s annual meeting last year, the same proponent presented a similar proposal seeking to lower the special meeting ownership threshold. A majority of our stockholders rejected the proposal. Following the 2022 annual meeting, the Company reached out to holders of 64% of outstanding shares to ensure that we understand and adequately respond to their views on the special meeting right, among other topics. Based on that outreach, we met with holders of 27% of outstanding shares as of May 2023. We continue to seek engagement with additional stockholders. During our meetings, we discussed the results of the 2022 vote, the Company’s rationale for the current special meeting terms and market trends relating to special meeting rights. In general, investors did not express concerns with the current one-year holding period and certain investors acknowledged the Company’s concern with reducing the threshold given the concentration of ownership of the Company’s stock. Based on the results of the 2022 vote and the feedback received during these meetings, the Board believes that our special meeting right is appropriate.

In addition, the Board believes that the current 25% ownership threshold strikes a reasonable balance between enhancing our stockholders’ ability to act on important and urgent matters and protecting against misuse of the right by a small number of stockholders whose interests may not be shared by the majority of stockholders.

The Board also believes that the current one-year holding period, which is consistent with the minimum ownership period required by the SEC’s shareholder proposal rule, benefits stockholders by making this right available only to stockholders who have demonstrated that they have an economic stake and ongoing commitment to the Company. It also provides for a reasonable amount of time for a constructive dialogue with the Company to address any issues prior to escalating to a request for a special meeting.

2023 Proxy Statement	85

Audit Committee Matters

The Company’s current special meeting right threshold is consistent with broader market practice.

The Board has considered special meeting practices across the S&P 500 and determined that NetApp’s existing 25% ownership threshold continues to be consistent with the thresholds of other S&P 500 companies. As of May 2023, of the S&P 500 companies that permit stockholders to call a special meeting, the most common aggregate ownership threshold was 25%.

NetApp’s commitment to strong corporate governance ensures Board accountability and promotes long-term stockholder value.

The Board encourages stockholders to consider the Company’s existing special meeting right in the context of our broader commitment to strong corporate governance. In addition to the Company’s longstanding and robust investor engagement program, the Board regularly reviews and adjusts our corporate governance practices to maintain leading governance practices. The Company has implemented numerous corporate governance measures – together with the meaningful right to call special meetings – that reflect stockholder input, appropriately balance the roles of the Board and management, and safeguard stockholders’ interests:

●Stockholder Action by Written Consent: Stockholders have the ability to act by written consent, subject to certain restrictions that protect against the risk of a small minority of short-term stockholders using such a right for their own special interests;
●Proxy Access: Stockholders may nominate and include director nominees in the Company’s annual meeting materials, subject to satisfying our bylaws requirements;
●Independent Board Chair: We have an independent Chair of the Board;
●Eight of our Nine Directors are Independent: Other than the Chief Executive Officer, our Board comprises all independent directors;
●Independent Committee Membership: The Board has three active standing Board committees with 100% independent members;
●Annual Director Elections: Directors are elected annually by stockholders through a majority vote standard in uncontested elections;
●Stockholder Engagement: We regularly engage with stockholders and have a defined process for stockholders to recommend director nominees to the Corporate Governance and Nominating Committee;
●Board Evaluations: The Board conducts annual Board and Board committee self-evaluations, using a third-party facilitator and defined interview questions;
●Diverse Board: The Board brings diverse perspectives in terms of skills, experience, gender, race and ethnicity; and
●Code of Conduct: All NetApp directors, officers and employees are subject to our robust Code of Conduct.

For these reasons, the Board believes that this Proposal No. 5 is not in the best interests of the Company or our stockholders.

Vote Required

Proposal No. 5 is an advisory and non-binding stockholder proposal. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal No. 5. Unless you indicate otherwise, your proxy will be voted “AGAINST” the proposal. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.
Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote AGAINST Proposal Number 5.

86

Equity Plan Matters

Proposal 6
Amendment to the Company’s Employee Stock Purchase Plan
Introduction

The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of common stock of the Company (“shares”) authorized for issuance under the Purchase Plan by an additional 3,000,000 shares. The amendment was approved by the Board on July 24, 2023, subject to stockholder approval. The requested increase of 3,000,000 shares represents approximately 1.42% of the outstanding shares of the Company’s common stock as of July 17, 2023. The Company’s NEOs have an interest in this Proposal No. 6 due to their ability to participate in the Purchase Plan. A copy of the Purchase Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company can maintain a sufficient reserve of shares available under the Purchase Plan. A sufficient reserve will ensure that the Purchase Plan continues to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semi-annual intervals through their accumulated periodic payroll deductions.

Our Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal (provided that such vote also constitutes the affirmative vote of a majority of the required quorum) will be required to approve this Proposal No. 6. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.
Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 6.

Generally

The Purchase Plan was adopted by our Board on September 26, 1995 and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and is attached as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder may obtain a copy of the actual plan document by making a written request to the Corporate Secretary at the Company’s principal offices in San Jose, California.

In considering its recommendation to amend the Purchase Plan to reserve an additional 3,000,000 shares for issuance, our Board considered the historical number of shares purchased under the Purchase Plan in the past three years. In fiscal 2021, fiscal 2022 and fiscal 2023, the number of shares purchased under the Purchase Plan was 2,421,417 shares, 2,776,750 shares and 2,312,675 shares, respectively. The actual number of shares that will be purchased under the Purchase Plan in any given year will depend on a number of factors, including the number of participants, the participants’ participation rates and our stock price. Based on usage in fiscal 2023, an additional 3,000,000 shares would last for one to two years. The Board also considered management’s recommendation as to the amount of the increase and its expectation for the number of employees who will participate in the Purchase Plan.

2023 Proxy Statement	87

Equity Plan Matters

Description of the Purchase Plan

The Purchase Plan is administered by the Talent and Compensation Committee of our Board, serving as the plan administrator (the “Plan Administrator”). As Plan Administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

If Proposal Number 6 is approved, the maximum number of shares reserved for issuance over the term of the Purchase Plan will be 73,700,000 shares. As of July 17, 2023, 69,154,814 shares had been issued under the Purchase Plan, and 1,545,186 shares were available for future issuance. The closing price of our common stock was $78.02 on July 17, 2023.

The shares issuable under the Purchase Plan may be made available from authorized but unissued shares or from shares of common stock reacquired by the Company, including shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Purchase Plan; (2) the maximum number and class of securities purchasable per participant on any one semiannual purchase date; (3) the maximum number and class of shares purchasable in total by all participants on any one purchase date (if applicable); and (4) the number and class of securities subject to each outstanding purchase right and the purchase price per share in effect thereunder. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

Shares are offered under the Purchase Plan through a series of overlapping offering periods, each not to exceed 24 months in duration. Such offering periods will begin on the first business day of June and on the first business day of December of each year during the term of the Purchase Plan. Accordingly, two separate offering periods will begin in each calendar year.

Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November of the same year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of shares on their behalf and enrolled in the new offering period, which begins on the next business day following such purchase date.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator in accordance with applicable law and the provisions of the Purchase Plan, is eligible to participate in the Purchase Plan.

An individual who is an eligible employee on the start date of any offering period may join that offering period, subject to certain enrollment and timing restrictions contained in the Purchase Plan, by properly electing to participate in the offering period pursuant to procedures established by the Plan Administrator in accordance with the terms of the Purchase Plan. However, no employee may participate in more than one offering period at a time.

As of July 17, 2023, approximately 12,000 employees, including our current NEOs, were eligible to participate in the Purchase Plan.

88

Equity Plan Matters

Purchase Price

The purchase price of the shares purchased on behalf of each participant on each semiannual purchase date will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled; or (2) the fair market value on the semiannual purchase date.

The fair market value per share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the Nasdaq Global Select Market. On July 17, 2023, the closing selling price per share of the Company’s common stock on the Nasdaq Global Select Market was $78.02.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of their total cash earnings (generally base salary, bonuses, overtime pay, commissions, current profit-sharing distributions and other incentive-type payments) to be applied to the acquisition of shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares at the purchase price in effect for the participant for that purchase date. Any payroll deductions not applied to the purchase of shares on the purchase date shall be promptly refunded to the participant after the purchase date.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

●	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.
●	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.
●	No participant may purchase more than 1,500 shares on any one purchase date.

The Plan Administrator will have the discretionary authority to increase, decrease, or implement the per participant and any total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

The participant may withdraw from the Purchase Plan at any time on or before the seventh business day prior to the next scheduled purchase date (subject to the Plan Administrator’s authority to designate a different withdrawal date in accordance with the provisions of the Purchase Plan, subject to any laws of the applicable jurisdiction), and upon such timely withdrawal, his or her accumulated payroll deductions will be promptly refunded.

Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be promptly refunded.

Introduction

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change of Control

In the event a change of control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change of control. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled at the time the change of control occurs; or (2) the fair market value per share immediately prior to the effective date of such change of control.

2023 Proxy Statement	89

Equity Plan Matters

A change of control will be deemed to occur if (1) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction; (2) the Company sells, transfers or disposes of all or substantially all of its assets; or (3) any person or related group of persons acquires ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Proration

Should the total number of shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares purchasable in total by all participants on any one purchase date (if applicable); or (2) the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent such deductions are in excess of the purchase price payable for the shares prorated to such individual.

Amendment and Termination

Unless sooner terminated by the Board, the Purchase Plan will terminate upon the earliest of (1) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights; or (2) the date on which all purchase rights are exercised in connection with a change of control.

Our Board may at any time alter, amend, suspend, terminate or discontinue the Purchase Plan and will seek stockholder approval of any changes to the extent necessary to comply with the Internal Revenue Code or other applicable law, regulation or stock exchange rule.

Purchase Plan Benefits

The table below shows, as to the NEOs and specified groups, the number of shares purchased under the Purchase Plan during fiscal 2023, together with the value of those shares as of the date of purchase.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan since its inception until July 17, 2023 for each of the NEOs, for all current executive officers as a group, and for all other employees who participated in the Purchase Plan as a group:

Amended Plan Benefits

Employee Stock Purchase Plan

Name and Position	Number of Purchased Shares	Dollar Value of Purchased Shares ($)(1)
George Kurian, Chief Executive Officer	—	$—
Michael J. Berry, Executive Vice President and Chief Financial Officer	1,951	$60,571
Cesar Cernuda, President	1,751	$44,520
Harvinder S. Bhela, Executive Vice President and Chief Product Officer	712	$7,151
Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary	4,046	$66,673
All current executive officers, as a group (5 persons)	8,460	$178,915
All current directors who are not executive officers, as a group (8 persons)	—	$—
Each nominee for election as a director (9 persons)	—	$—
Each associate of any such directors, executive officers or nominees (0 persons)	—	$—
Each other person who received or is to receive 5 percent of such options, warrants or rights (0 persons)	—	$—
All employees, including current officers who are not executive officers, as a group (27,538 persons)	69,146,354	$1,054,685,703
(1)	Determined based on the fair market value of the shares on date of purchase, minus the purchase price under the Purchase Plan.

90

Equity Plan Matters

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the share increase that is the subject of this Proposal No. 6. Because benefits under the Purchase Plan will depend on eligible employees’ elections to participate at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees.

Summary of Certain United States Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Purchase Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event that the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares; or (2) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or (2) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

2023 Proxy Statement	91

Equity Plan Matters

Equity Compensation Plan Information

The following table provides information as of April 28, 2023 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options and awards as of April 28, 2023 and the weighted-average exercise price.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights #(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reflected in Column A)(3)
Equity compensation plans approved by stockholders(4)	13,276,849	—	3,432,603
Equity compensation plans not approved by stockholders(5)	—	—	—
Total(6)	13,276,849	—	3,432,603
(1)	Includes 10,648,215 shares of common stock issuable upon vesting and payout of shares subject to outstanding RSU awards and 2,628,634 shares of common stock issuable upon vesting and payout of shares subject to PBRSU awards, assuming the maximum number of shares vest. Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November of each year at a purchase price per share equal to 85% of the lesser of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs; or (2) the closing selling price per share on the semiannual purchase date.
(2)	Column B does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.
(3)	Includes (1) 982,008 shares of common stock available for issuance under the 2021 Plan; and (2) 2,450,595 shares available for issuance under the Purchase Plan. As of July 17, 2023, 1,175,619 shares were available for issuance under the 2021 Plan. As of July 17, 2023, 1,545,186 shares were available for issuance under the Purchase Plan.
(4)	The category consists of the Company’s 1999 Plan, 2021 Plan and the Purchase Plan.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of April 28, 2023, there were a total of 344,743 shares subject to outstanding awards under all equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 203,129 shares were subject to outstanding option awards and 141,614 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $12.9527 per share and a weighted-average remaining term of 5.90 years as of such date. No additional awards may be made under those assumed plans.
(6)	As of April 28, 2023, there were a total of 13,621,592 shares subject to outstanding awards (including PBRSU awards shown assuming maximum performance) under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 203,129 shares were subject to outstanding option awards and 13,418,463 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $12.9527 per share and a weighted-average remaining term of 5.90 years as of such date. As of July 17, 2023, there were a total of 10,671,766 shares subject to outstanding awards (including PBRSU awards shown assuming maximum performance) under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 140,513 shares were subject to outstanding option awards and 10,531,253 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $12.3883 and a weighted-average remaining term of 6.53 years as of such date.

92

Equity Plan Matters

Proposal 7
Amendment to the Company’s 2021 Equity Incentive Plan
Introduction

The Board is requesting that our stockholders vote in favor of amending the NetApp, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock of the Company available for issuance thereunder by 12,700,000 shares and to clarify how the share limit under the 2021 Plan is calculated (collectively, the “Share Increase Amendment”). The Share Increase Amendment was approved by the Board on July 24, 2023, subject to stockholder approval. No other amendments are being proposed to the 2021 Plan other than the Share Increase Amendment. If the Share Increase Amendment is approved, the share limit under the 2021 Plan will be 22,465,221 shares, which equals the 10,000,000 shares initially approved for issuance under the 2021 Plan in 2021 plus the 12,700,000 share increase, less the 234,779 shares granted under the 1999 Plan between July 16, 2021 and the date the 1999 Plan terminated. A copy of the 2021 Plan, as proposed to be amended, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.

The 12,700,000 shares requested reflects the number of shares we forecast to be necessary to support our equity compensation program for the current fiscal year 2024 and through fiscal year 2025 based on our recent burn rate history and new hire and annual grant practices. Based on the closing price per share of Company common stock of $78.02 on July 17, 2023, the aggregate market value of the 12,700,000 additional shares available for equity awards under the 2021 Plan if this proposal is approved would be approximately $990,854,000.

As of July 17, 2023, we had 1,175,619 shares remaining available for issuance under the 2021 Plan (which number assumes that the Contingent Awards, as defined below, are settled in cash rather than shares). The 2021 Plan is the Company’s only current plan for granting equity incentive compensation to our employees, other than the Company’s Employee Stock Purchase Plan, which allows employees to purchase our stock at a discount. Such remaining shares were insufficient to support our annual equity grant cycle for fiscal 2024, including the Contingent Awards.

To support our ability to maintain a market-competitive annual equity compensation program for our equity-eligible employees, on July 13, 2023, the Talent and Compensation Committee granted 132,476 Service-Vested Restricted Stock Units (“RSUs”) and 326,510 Performance-Based Restricted Stock Units (“PBRSUs”, with the number of PBRSUs assuming target performance) to the NEOs and 3,570,309 of RSUs and 163,906 of PBRSUs more broadly through the organization to 5,023 of other eligible employees (collectively, the “Contingent Awards”). If stockholders do not approve a share increase of the maximum aggregate number of shares that may be subject to awards under the 2021 Plan in an amount of shares, when taken together with all amounts of shares previously approved for issuance under the 2021 Plan, sufficient to permit all then-outstanding awards under the 2021 Plan to settle in shares (such as Proposal No. 7), the Contingent Awards will be settled, if earned based on achieved performance results or eligible to vest based on continued service requirements, in an amount of cash equal to the product of (x) the fair market value of one share of our common stock on the day immediately preceding the vesting date and (y) the number of vested RSUs or earned PBRSUs, as applicable, provided that Contingent Awards granted to individuals in Israel and the United Kingdom (the “Select Non-U.S. Awards”) will not be settled in cash and will be cancelled if such approval is not obtained on or before December 31, 2023. If Proposal No. 7 is approved, the Contingent Awards will be settled in shares if earned. The Company’s named executive officers, directors and director nominees have an interest in this proposal as they are eligible to receive awards under the 2021 Plan.

If stockholders do not approve this Proposal No. 7, we anticipate that the shares under the 2021 Plan that remain available for grant would not be sufficient to continue to provide equity incentives in accordance with our current levels. Once the share reserve under the 2021 Plan is exhausted, the Company may continue to elect to provide compensation through other means, such as cash-settled awards or other cash compensation.

Vote Required
The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal No. 7. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.
Recommendation of the Board
Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal Number 7.

2023 Proxy Statement	93

Equity Plan Matters

Key Reasons to Vote for this Proposal

Equity Awards Are Essential to Our Ability to Attract, Motivate and Retain Experienced and Talented Employees

We believe that our future success and ability to create long-term stockholder value depend in large part upon our ability to attract, motivate and retain highly skilled and experienced executives, managerial, professional and technical employees. In the software industry and the communities that we operate within, equity compensation is a vital element of compensation and is essential to our ability to compete for exceptional talent to deliver distinctive client value, innovation and productivity, while achieving operational excellence that stands out in a highly competitive and fast-paced industry.

Equity Compensation Aligns Employee Incentives with Long-term Interests of Our Stockholders

Equity awards are important to our human capital management strategy to keep employees focused on how their individual performance drives value for the company, which in turn provides an opportunity to share in long-term wealth building based on their ownership of our equity. Historically, we have granted equity awards deeply in our organization, believing that a culture of ownership is important to our ability to achieve our short- and long-term business objectives and that our success is dependent on our employees feeling invested in our future. In fiscal 2023, we granted equity awards to 6,343 employees. We believe our equity grant practices supports the attraction and retention of our talent, as observed through a voluntary attrition rate that was below market attrition for our industry and a high job offer acceptance rate.

Compensation Program Instills Pay for Performance Culture

Our equity compensation program has historically consisted primarily of PBRSUs and RSUs, as described in more detail in our Compensation Discussion and Analysis above. In fiscal 2023, we granted 1.1 million PBRSUs (assuming target performance) and 7.0 million RSUs.

●	Historically, a meaningful portion of awards under the 2021 Plan have been in the form of PBRSUs that are eligible to be earned and vest based on our achievement of specified performance goals, such as relative TSR and billings over a three-year performance period under our fiscal 2023 incentive program. PBRSUs both serve as a retention tool and are a critical element of our performance-based compensation program, furthering our pay-for-performance compensation philosophy and incentivizing strong financial results and stockholder returns.
●	RSUs primarily serve as a retention tool because they generally require continued employment over a specified vesting schedule, typically a four-year period, to fully vest in the award. Both types of awards help tie our success as a company to individual performance and therefore align the interests of our employees and other service providers with those of our stockholders.

In addition to meaningful vesting schedules and performance periods, all forms of equity compensation granted to executive officers and directors are subject to robust stock ownership guidelines, a post-vest holding period of 12 months, and a clawback policy.

Without Stockholder Approval, We Will Not Be Able To Continue Our Equity Incentive Program

If stockholders do not approve this Proposal No. 7, we anticipate that the shares that remain available for grant would not be sufficient for us to continue to provide equity incentives at a competitive market level, limiting our ability to attract and retain talented employees and other service providers, and requiring a greater cash allocation to support our incentive programs.

Our Plan Maintains Several Best Practices

Our Board believes that the 2021 Plan continues to promote stockholder interests and is consistent with principles of good corporate governance, including:

●	No Evergreen Share Pool. The 2021 Plan does not include an “evergreen” share pool provision that would increase the number of shares available without stockholder approval.
●	Prohibition on Certain Liberal Share Recycling Transactions. Shares used to satisfy tax withholding or tendered as the exercise price payment for stock options are not added back into the 2021 Plan for future grants.
●	No Dividends on Unvested Awards. Dividends and dividend equivalents may not be paid on a current basis on unvested awards.
●	No Liberal Change of Control Definition. The 2021 Plan does not include a “liberal” change of control definition.
●	No Repricing without Shareholder Approval. The 2021 Plan does not allow for repricing or exchanges of outstanding awards (including cash buyout of underwater options or stock appreciation rights) without prior shareholder approval, except in connection with certain corporate transactions.

94

Equity Plan Matters

●	Clawback. Any compensation earned or paid under the 2021 Plan is subject to forfeiture, recovery, or other action pursuant to any clawback or recoupment policy that may be adopted by the Company from time to time.
●	Post Vest Holding Requirement for Executives. We adopted a 12-month post-vest holding period requirement for NEOs.

Dilution and Burn Rate Overview

NetApp takes a thoughtful approach to its annual equity granting practices, by considering the Company’s dilution, burn rate and cost profile relative to its direct competitors and industry norms, the estimated share usage needs across new hires, current eligible employees and directors and the potential impacts of the share repurchase program on helping to offset the dilutive impacts of equity grants.

In determining the number of additional shares (12,700,000 shares) that would be available for grant under the 2021 Plan if this proposal is approved, our Board considered the number of equity awards we granted during the past three fiscal years and our anticipated future needs. In fiscal 2021, fiscal 2022 and fiscal 2023, we granted equity awards in respect of 5.8 million shares, 5.8 million shares, and 8.1 million shares, respectively, under our equity compensation plans (assuming target performance for awards that were subject to performance-based vesting and excluding our equity compensation plans from our acquisitions). The weighted average number of our common shares outstanding in fiscal 2021, fiscal 2022 and fiscal 2023 was 222.1 million, 223.0 million, and 216.6 million, respectively. As a result, our three-year average burn rate is 3.0%. Burn rate is calculated based on gross 1 to 1 basis.

	Shares Granted			Shares Delivered/ Vested/Exercised
	2021	2022	2023	2021	2022	2023
Options(1)	—	—	—	198,861	—	—
PBRSUs(2)	1,042,426	931,812	1,091,384	99,219	74,584	335,812
RSUs(3)	4,775,900	4,883,746	7,013,013	1,688,805	1,802,576	2,705,660
Total	5,818,326	5,815,558	8,104,397	1,986,885	1,877,160	3,041,472

(1)	Reflects options granted and options exercised during the past three fiscal years.
(2)	Units become eligible to vest upon achievement of Company performance goals within specified time periods and satisfaction of time vesting requirements.
(3)	Units subject to time vesting requirements.

The 12,700,000 share increase requested to be approved by stockholders represents 6.02% of our total common shares outstanding as of July 17, 2023. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the year. The average annual dilution over the last three fiscal years was 2.4%.

An additional metric that we use to measure the cumulative impact of the 2021 Plan is overhang (number of shares subject to equity awards outstanding but not exercised, assuming maximum performance, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 9.5%. If this Proposal No. 7 is approved, our overhang would increase to 12.9%.

Based on our historical practices and anticipated future growth at the time the 2021 Plan was approved by our Talent and Compensation Committee and our Board, we believe that the shares that would be available under the 2021 Plan if this Proposal No. 7 is approved would position us to settle the Contingent Awards in shares and make our broad based annual equity compensation awards to new and existing employees at market competitive rates for the fiscal 2024 and fiscal 2025 grant cycles. The actual rate at which we use shares under the 2021 Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as hiring and promotion activity, participation levels, long-term incentive award mix and vehicles, forfeiture rates and future performance of our stock price. The Share Increase Amendment is important to helping us attract and retain talent, and to continue our historical practice of granting equity awards deeply in our organization with a significant number of performance awards. We intend to continue to monitor share usage, such as burn rate and related metrics, to ensure that we are continuing to take a disciplined approach to equity compensation.

Current Awards Outstanding

Set forth below is information regarding shares currently outstanding under all of the Company’s equity compensation plans, including the 2021 Plan and equity compensation plans assumed by the Company in connection with mergers and acquisitions.

2023 Proxy Statement	95

Equity Plan Matters

Selected Data as of July 17, 2023
Number of shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions and the Contingent Awards(1)	9,758,481
Number of shares subject to outstanding options	140,513
Weighted average exercise price of outstanding options	$12.3883
Weighted average remaining term of outstanding options (in years)	6.53
Number of shares subject to outstanding RSUs	8,704,683
Number of shares subject to outstanding PBRSUs (assuming maximum performance)	1,826,570
Shares remaining for grant under the 2021 Plan (before Proposal No. 7 is approved)	1,175,619
Shares remaining for grant under the 2021 Plan (assuming this Proposal No. 7 is approved)	13,875,619
Shares remaining for grant under all other equity compensation plans	—

(1)	Does not include shares reserved for issuance under the Company’s Employee Stock Purchase Plan.

Going Forward Implications of this Proposal

If Proposal No. 7 is not approved, we expect that we would need to pursue less favorable strategic actions, including potentially:

●	Revisiting our hiring and equity granting practices across the organization at all levels – with potential negative impact on our broader human capital management goals and strategy;
●	Using cash instead of equity to attract, retain, and motivate employees – resulting in less favorable accounting treatment, impacting cash flow, and diminishing our long-term incentives value proposition; and/or
●	Relying more on non-stockholder approved inducement plans for new hire awards.

New Plan Benefits

As noted above, on July 13, 2023, to fulfill our fiscal 2024 annual grant commitments and retain market appropriate values for all our equity eligible employees, the Talent and Compensation Committee and the Board granted Contingent Awards to the NEOs and to 5,023 other employees. The Contingent Awards will be settled in shares if Proposal No. 7 is approved by our stockholders. If Proposal No. 7 is not approved, the Contingent Awards will be settled in cash, unless stockholders subsequently approve a sufficient share increase, provided that the Select Non-U.S. Awards will be cancelled if such approval is not obtained on or before December 31, 2023.

No other grants were made subject to or related to shareholder approval of this proposal. The Company expects to grant our non-employee directors who are re-elected at the Annual Meeting annual RSU awards (the “2024 Director Grants”) on the date of the Annual Meeting. Other future grants under the 2021 Plan will be made at the discretion of the Administrator, and, accordingly, are not yet determinable.

The following New Plan Benefits table for the 2021 Plan sets forth information pertaining to the Contingent Awards and the 2024 Director Grants currently contemplated to be made under the 2021 Plan:

NetApp, Inc. 2021 Equity Incentive Plan, as proposed to be amended

Name and Position	Dollar Value(1)	Number of Units(1)(2)
George Kurian, Chief Executive Officer	13,800,000	323,166
Michael J. Berry, Executive Vice President and Chief Financial Officer	5,000,000	113,744
Cesar Cernuda, President	7,000,000	159,241
Harvinder S. Bhela, Executive Vice President and Chief Product Officer	5,500,000	125,115
Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary	3,000,000	64,230
All current executive officers as a group (6 persons)	34,650,000	790,179
All current directors who are not executive officers as a group (8 persons)(3)	2,275,000	30,436
All employees, including all current officers who are not executive officers, as a group (5,022 persons)	278,889,522	3,893,438

(1)	The number of shares subject to our equity awards is calculated by dividing (x) the dollar value of the award approved by the Talent and Compensation Committee or the Board by (y) the average of our adjusted closing share price on the 20 trading days preceding the grant date (the “20 day trailing average”). Except as otherwise providing in footnote 3, the Dollar Value column includes the value of the Contingent Awards approved by the Talent and Compensation Committee or the Board and the Number of Units is calculated by dividing the applicable amount in the Dollar Value column by $74.73, which was the 20 day trailing average applicable to the Contingent Awards.

96

Equity Plan Matters

If this Proposal No. 7 or a similar proposal is not approved by our stockholders, the Contingent Awards will be settled in an amount of cash equal to the product of (x) the fair market value of one share of our common stock on the day immediately preceding the vesting date and (y) the number of vested RSUs or earned PBRSUs, as applicable, provided that the Select Non-U.S. Awards will be cancelled if such approval is not obtained on or before December 31, 2023 due to country-specific considerations. The Select Non-U.S. Awards were granted to 292 employees, including 173,946 RSUs.
(2)
Except as otherwise provided in footnote 3 to this table, the grants in this table represent the Contingent Awards in the form of RSUs and PBRSUs. The Contingent Awards are not exercisable and do not have exercise prices or expiration dates.
For PBRSUs, this column assumes maximum vesting of 200% of target shares that could be earned if the highest level of performance is attained. At 100% target vesting, the shares reflected in the table for PBRSUs would decrease by 50%.
Please see the table below for details regarding the mix of PBRSU (at maximum performance) and RSUs subject to the Contingent Awards, in number of shares:

Name and Position	Number of RSUs	Number of PBRSUs (at maximum)
George Kurian, Chief Executive Officer	46,166	277,000
Michael J. Berry, Executive Vice President and Chief Financial Officer	20,072	93,672
Cesar Cernuda, President	28,101	131,140
Harvinder S. Bhela, Executive Vice President and Chief Product Officer	22,079	103,036
Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary	16,058	48,172
All current executive officers as a group (6 persons)	137,159	653,020
All employees, including all current officers who are not executive officers, as a group (5,022 persons)	3,565,626	327,812
(3)	On the date of each annual stockholders meeting, but after any stockholder votes are taken on such date, each outside director who is re-elected automatically receives an RSU grant with a Dollar Value of $275,000, except the Chair of the Board, who receives a grant with a Dollar Value of $350,000. Values in this row represents such grants (i.e., the 2024 Director Grants). The number of units subject to the 2024 Director Grants will ultimately be calculated by dividing the Dollar Value by the applicable 20 day trailing average. Given that the applicable 20 day trailing average was not determinable for the 2024 Director Grants as of the Record Date, the Number of Units for this row was estimated by dividing the Dollar Value by the 20 day trailing average applicable to the Contingent Awards.

Amended Plan Benefits

The aggregate number of shares subject to awards granted to certain persons under the 2021 Plan since its inception until July 17, 2023 is set forth in the following table.

NetApp, Inc. 2021 Equity Incentive Plan

Name and Position	Options Granted(1)	Number of Shares Subject to Other Stock Awards Granted(2)
George Kurian, Chief Executive Officer	—	184,042
Michael J. Berry, Executive Vice President and Chief Financial Officer	—	67,331
Cesar Cernuda, President	—	104,740
Harvinder S. Bhela, Executive Vice President and Chief Product Officer	—	238,922
Elizabeth M. O’Callahan, Executive Vice President, Chief Legal Officer and Corporate Secretary	—	41,894
All current executive officers as a group	—	643,662
All current directors who are not executive officers as a group	—	29,154
Each nominee for election as a director	—	213,196
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	—	8,670,980
(1)	As of July 17, 2023, there were no outstanding options under the 2021 Plan.
(2)	Other stock awards are in the form of RSUs, PBRSUs and SPBRSUs, with performance-based awards assuming target performance. This table excludes the Contingent Awards and 2024 Director Grants, which are included in the New Plan Benefits table above.

Description of the Plan

The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. The following summary is qualified in its entirety by reference to the complete text of the 2021 Plan, attached as Appendix B to this Proxy Statement.

2023 Proxy Statement	97

Equity Plan Matters

General

The purposes of the 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs or performance awards.

Authorized Shares

Subject to the adjustment provisions contained in the 2021 Plan, the maximum aggregate number of shares that may be subject to awards and issued under the 2021 Plan is 22,465,221 shares. Such number equals the 10,000,000 shares initially approved for issuance under the 2021 Plan in 2021 plus the 12,700,000 share increase, less the 234,779 of shares granted under the 1999 Plan between July 16, 2021 and the date the 1999 Plan terminated. In addition, shares may become available for issuance under the 2021 Plan pursuant to the next paragraph. The shares may be authorized but unissued, or reacquired shares.

If an award granted under the 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs or performance awards, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to the exercise of stock appreciation rights settled in shares, the gross number of shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, will cease to be available under the 2021 Plan. If shares issued pursuant to restricted stock, RSUs or performance awards are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or shares repurchased by the Company using option exercise proceeds will not become available for future grant or sale under the 2021 Plan, Shares used to satisfy the tax liabilities or withholdings related to an award other than an option or stock appreciation right will become available for future grant or sale under the 2021 Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2021 Plan.

Adjustments to Shares Subject to the 2021 Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the 2021 Plan, the number, class and price of shares of stock subject to outstanding awards, and the numerical share and dollar limits in the 2021 Plan.

Administration

The 2021 Plan will be administered by the Board, any committee of the Board, or a committee of directors or of other individuals satisfying applicable laws appointed by the Board in accordance with the terms of the 2021 Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify, as exempt under Rule 16b-3 of the Exchange act, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. (For purposes of this summary of the 2021 Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the 2021 Plan.)

Subject to the terms of the 2021 Plan, the Administrator has the authority to interpret and administer the 2021 Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards on the basis of their service, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2021 Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-termination exercise period applicable to an award, and to interpret the provisions of the 2021 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2021 Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an award. The Administrator cannot institute an award exchange program under which outstanding awards are surrendered or cancelled in exchange for awards of the same type, awards of a different type or cash, participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator, or the exercise price of an outstanding award is reduced or increased.

98

Equity Plan Matters

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of July 17, 2023, approximately 12,000 employees, 8 directors and 0 consultants were eligible to participate in the 2021 Plan.

Stock Options

Each option granted under the 2021 Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2021 Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.

The 2021 Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that the term of any option will be no more than seven (7) years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise their option for (i) three (3) months following their cessation of service for reasons other than death or disability, and (ii) twelve (12) months following their cessation of service due to disability or following their death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2021 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2021 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but may not exceed seven (7) years. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2021 Plan. Restricted stock awards may be subject

2023 Proxy Statement	99

Equity Plan Matters

to vesting conditions (if any) as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any vesting conditions.

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the 2021 Plan related to dividends (described below), participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the underlying shares and dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

RSUs

The Administrator may grant RSUs which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each RSU granted under the 2021 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2021 Plan.

RSUs will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of RSUs to be paid out to participants.

After the grant of a RSU award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned RSUs as of the date set forth in the award agreement. The Administrator in its sole discretion may settle earned RSUs in cash, shares, or a combination of cash and shares.

Performance Awards

Performance awards may also be granted under the 2021 Plan. Performance awards will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Each award of performance awards granted under the 2021 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2021 Plan. Earned performance awards will be settled, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individuals goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

After the grant of a performance award, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance awards. A participant will forfeit any performance awards that are unearned or unvested as of the date set forth in the award agreement.

Dividend Equivalents

The Administrator, in its discretion, may provide in an award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the awards are settled or forfeited. Subject to the limitations in the 2021 Plan, the dividend equivalents, if any, will be credited to an award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in our capitalization, appropriate adjustments will be made to the awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) that will be immediately subject to the same vesting and settlement conditions as are applicable to the award.

Non-Employee Director Limitations

The 2021 Plan provides that, subject to the adjustment provisions in the 2021 Plan, in any calendar year of the Company, a non-employee director may not be paid, issued or granted cash retainer fees and equity awards (whether settled in cash or stock) with an aggregate value of more than $1,000,000 (with the value of each award based on its grant date fair value determined in accordance with U.S. generally accepted accounting principles). Any cash compensation paid or awards granted to an individual while they were an employee or consultant will not count for purposes of this limitation.

100

Equity Plan Matters

Dividends

Dividends or other distributions payable with respect to shares subject to equity awards (including dividend equivalents) will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the Administrator from exercising its powers and authority under the adjustment, liquidation and merger or change in control provisions of the 2021 Plan.

Transferability of Awards

Unless determined otherwise by the Administrator and subject to the terms of the 2021 Plan (including the prohibition on award exchange programs), awards granted under the 2021 Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Holding Period Condition

Any shares issued to a participant then designated as a “named executive officer” pursuant to the exercise or vesting of an award (after being reduced for such shares sold or withheld to cover any exercise price or applicable tax withholding obligations) will be subject to the holding period condition discussed in the next sentence. The “holding period condition” means that, with respect to certain shares received following the exercise or vesting of an award and the issuance and settlement of such shares, such shares may not be sold, transferred, hypothecated, pledged or otherwise disposed of before the earliest of: (i) the twelve (12) month anniversary of the exercise or settlement date of such shares, (ii) a “change in control” of the Company, (iii) the date the participant ceases to provide services due to participant’s death or disability, or (iv) the date the participant is no longer designated as a named executive officer; provided, however, that participants may conduct transactions that involve merely a change in the form in which the participant owns such shares. To enforce the holding period condition, the Company, in its discretion, may take any action it determines reasonable or necessary, which conditions will expire only the holding period condition is satisfied.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2021 Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “change in control” (as defined in the 2021 Plan), and unless provided otherwise in an award agreement, each outstanding award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (subject to the provisions of the next paragraph).

In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portions thereof) not assumed or substituted for, all restrictions on restricted stock, RSUs, and performance awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof), all performance goals or other vesting criteria will be deemed achieved at target levels and as to a prorated portion of each award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other terms and conditions met as to such prorated portion of such award, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

Termination or Amendment

The 2021 Plan will continue in effect until terminated by the Administrator, but no options that qualify as incentive stock options under Section 422 of the Code may be granted after ten (10) years from the date of the 2021 Plan’s initial adoption by the Board in 2021. The Administrator may amend, alter, suspend or terminate the 2021 Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

2023 Proxy Statement	101

Equity Plan Matters

Summary of Certain United States Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

102

Equity Plan Matters

RSU Awards

There generally are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the cash received or the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Awards

A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax

A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2021 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Registration with the SEC

If this Proposal No. 7 is approved, we intend to file with the SEC a registration statement on Form S-8 covering the Company’s new shares reserved for issuance under the 2021 Plan.

2023 Proxy Statement	103

Additional Information

Security Ownership of Certain Beneficial Owners and Management

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of July 17, 2023, except as otherwise set forth below, by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock; (2) each of the Company’s directors and nominees for director; (3) each of the Company’s named executive officers set forth in the Summary Compensation Table; and (4) all of the Company’s current directors and executive officers as a group.

Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Class(1)
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	28,009,270	13.29
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	18,300,508	8.68
PRIMECAP Management Company(4) 177 E. Colorado Blvd, 11th Floor Pasadena, CA 91105	16,141,234	7.66
Capital International Investors(5) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	12,240,689	5.81
George Kurian(6)	283,681	*
Michael J. Berry(7)	172,247	*
Cesar Cernuda(8)	127,629	*
Harvinder S. Bhela(9)	20,000	*
Elizabeth M. O’Callahan(10)	15,921	*
T. Michael Nevens(11)	21,789	*
Deepak Ahuja(12)	10,107	*
Gerald Held(13)	26,541	*
Kathryn M. Hill(14)	9,084	*
Deborah L. Kerr(15)	19,150	*
Carrie Palin(16)	3,450	*
Scott F. Schenkel(17)	24,606	*
George T. Shaheen(18)	32,341	*
All current directors and executive officers as a group (13 persons)(19)	775,891	*
*	Less than 1%.
(1)	Percentage of Class is based on 210,815,365 shares of common stock outstanding on July 17, 2023. Shares of common stock subject to stock options and RSUs that are currently exercisable or will become exercisable or issuable within 60 days of July 17, 2023 are deemed outstanding for computing the percentage of the person or group holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person or group. This table does not include the vested options or RSUs held by our directors for which release has been deferred. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2)	Information concerning stock ownership was obtained from Amendment No. 9 to the Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, which reported shared voting power with respect to 326,802 of such shares of common stock, sole dispositive power with respect to 27,058,956 shares of common stock and shared dispositive power with respect to 950,314 shares of common stock.

104

Additional Information

(3)	Information concerning stock ownership was obtained from Amendment No. 11 to the Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc., which reported sole voting power with respect to 16,176,534 of such shares of common stock and sole dispositive power with respect to 18,300,508 shares of common stock.
(4)	Information concerning stock ownership was obtained from Amendment No. 10 to the Schedule 13G filed with the SEC on February 9, 2023 by PRIMECAP Management Company, which reported sole voting power with respect to 15,683,624 of such shares of common stock and sole dispositive power with respect to 16,141,234 shares of common stock.
(5)	Information concerning stock ownership was obtained from Amendment No. 4 to the Schedule 13G filed with the SEC on February 13, 2023 by Capital International Investors, which reported sole voting power with respect to 12,240,689 of such shares of common stock and sole dispositive power with respect to 12,240,689 shares of common stock.
(6)	Consists of (i) 278,550 shares of common stock held of record by Mr. Kurian; and (ii) 5,131 shares of common stock issuable to Mr. Kurian upon the vesting of RSUs within 60 days of July 17, 2023.
(7)	Consists of (i) 169,548 shares of common stock held of record by the Berry Family Trust; and (ii) 2,699 shares of common stock issuable to Mr. Berry upon the vesting of RSUs within 60 days of July 17, 2023.
(8)	Consists of (i) 123,435 shares of common stock held of record by Mr. Cernuda; and (ii) 4,194 shares of common stock issuable to Mr. Cernuda upon the vesting of RSUs within 60 days of July 17, 2023.
(9)	Consists of (i) 18,457 shares of common stock held of record by Mr. Bhela; and (ii) 1,543 shares of common stock issuable to Mr. Bhela upon the vesting of RSUs within 60 days of July 17, 2023.
(10)	Consists of (i) 13,081 shares of common stock held of record by Ms. O’Callahan; and (ii) 2,840 shares of common stock issuable to Ms. O’Callahan upon the vesting of RSUs within 60 days of July 17, 2023.
(11)	Consists of (i) 17,304 shares of common stock held of record by a trust of which Mr. Nevens is the trustee; and (ii) 4,485 shares of common stock issuable to Mr. Nevens upon the vesting of RSUs within 60 days of July 17, 2023.
(12)	Consists of 10,107 shares of common stock held of record by Mr. Ahuja.
(13)	Consists of (i) 23,091 shares of common stock held of record by Mr. Held; and (ii) 3,450 shares of common stock issuable to Mr. Held upon the vesting of RSUs within 60 days of July 17, 2023.
(14)	Consists of 5,634 shares of common stock held of record by a trust of which Ms. Hill is the trustee; and (ii) 3,450 shares of common stock issuable to Ms. Hill upon the vesting of RSUs within 60 days of July 17, 2023.
(15)	Consists of (i) 15,700 shares of common stock held of record by Ms. Kerr and (ii) 3,450 shares of common stock issuable to Ms. Kerr upon the vesting of RSUs within 60 days of July 17, 2023.
(16)	Consists of 3,450 shares of common stock issuable to Ms. Palin upon the vesting of RSUs within 60 days of July 17, 2023.
(17)	Consists of (i) 21,156 shares of common stock shares of common stock held of record by Mr. Schenkel and (ii) 3,450 shares of common stock issuable to Mr. Schenkel upon the vesting of RSUs within 60 days of July 17, 2023.
(18)	Consists of (i) 28,892 shares of common stock shares of common stock held of record by Mr. Shaheen and (ii) 3,450 shares of common stock issuable to Mr. Shaheen upon the vesting of RSUs within 60 days of July 17, 2023.
(19)	Consists of (i) 733,504 shares of common stock held of record by our current directors, director nominees and executive officers and (ii) 42,387 shares of common stock issuable to our current directors, director nominees and executive officers upon the vesting of RSUs within 60 days of July 17, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2023, its executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements.

Certain Transactions with Related Parties

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons.

Specifically, the Corporate Governance and Nominating Committee has the authority to:

●	Consider questions of possible conflicts of interest of members of our Board and corporate officers;
●	Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;
●	Establish policies and procedures for the review and approval of “related person transactions,” as defined in applicable SEC rules;
●	Conduct ongoing reviews of potential related person transactions; and
●	Review and approve all related person transactions.

2023 Proxy Statement	105

Additional Information

Pursuant to the SEC’s rules and regulations, “related persons” include, but are not limited to, the Company’s directors, executive officers, and beneficial owners of more than 5% of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, which consists entirely of all independent directors, is responsible for reviewing and approving or ratifying it. An approved transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

In the ordinary course of our business, we engage in transactions with the Google Cloud division of Alphabet Inc. Thomas Kurian, the brother of our Chief Executive Officer and President, George Kurian, is the CEO of Google Cloud. Our relationship with Google Cloud preceded Mr. Thomas Kurian’s employment there. We believe that the transactions with Google Cloud have been entered into in the ordinary course of business and have been conducted on an arms-length basis and do not represent a material interest to any of our related persons.

General Information

Why am I receiving these materials?

The Board of Directors of NetApp, Inc. has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof. NetApp, Inc., a Delaware corporation, is referred to in this Proxy Statement as the “Company,” “NetApp,” “we” or “our.” This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information, so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each of our stockholders, we are furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of business July 17, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of common stock, the stockholder of record. If your shares of common stock are held by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares, which are held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions that your bank, broker or other nominee provides you. If you do not provide your bank, broker, or other nominee with instructions on how to vote your shares, your bank, broker or other nominee may not vote your shares with respect to any non-routine matters, but may, in its discretion, vote your shares with respect to routine matters. For more information on routine and non-routine matters, see “What are abstentions and broker non-votes?” below.

When and where will the Annual Meeting take place?

In order to facilitate stockholder attendance, the Board has determined that our Annual Meeting will be held virtually on Wednesday, September 13, 2023, at 3:30 p.m. Pacific time, with no physical in-person meeting. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTAP2023.

How do I attend the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may attend the Annual Meeting and vote your shares electronically via the Internet at www.virtualshareholdermeeting.com/NTAP2023. To participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

106

Additional Information

Will there be an opportunity to ask questions during the Annual Meeting?

As part of the Annual Meeting, we will provide an opportunity for stockholders to ask questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than three questions. Questions should be succinct and cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;
●	related to material non-public information of the Company;
●	related to personal grievances;
●	derogatory references to individuals or that are otherwise in bad taste;
●	repetitious statements already made by another stockholder;
●	in furtherance of the stockholder’s personal or business interests; or
●	out of order or otherwise not suitable for the conduct of the Annual Meeting as determined by the presiding officer or Corporate Secretary in their reasonable judgment.

Additional information regarding opportunities for stockholders to ask questions will be available in the “Rules of Conduct and Procedures” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a ‘Guest’) by following the procedures outlined above.

How many shares must be present to hold the Annual Meeting?

To hold the meeting and conduct business, a majority of NetApp’s shares of common stock issued and outstanding and entitled to vote, in person or by proxy, at the Annual Meeting must be present in person or by proxy. This is called a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting.

How many shares of NetApp common stock are entitled to vote at the Annual Meeting?

At the Annual Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the Record Date. On the Record Date, the Company had 210,815,365 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of the Company’s preferred stock were outstanding. There are no cumulative voting rights.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and tabulate the votes.

How many votes are required for each proposal?

For Proposal No. 1, a nominee for director will be elected to the Board if the number of votes cast “FOR” a nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Approval of each of Proposal Nos. 2, 4, 5, 6 and 7 requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy. For Proposal No. 3, the frequency (every one, two or three years) receiving the most votes will be considered the frequency recommended by the stockholders. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

How do I vote?

The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote electronically at the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/NTAP2023; and (4) finally, you may request a proxy card from us and indicate your vote by signing and dating the card where indicated, and mailing or otherwise returning the card in the prepaid envelope provided.

If you submit a proxy card but do not specify your votes, your shares of common stock will be voted:

●	“FOR” the election of all the director nominees named in Proposal No. 1;
●	“FOR” Proposal Nos. 2, 4, 6 and 7;
●	“EVERY YEAR” on Proposal No. 3; and
●	“AGAINST” Proposal No. 5.

Uninstructed proxies will be voted in the proxy holder’s discretion as to any other matter that may properly come before the Annual Meeting.

2023 Proxy Statement	107

Additional Information

If you were a stockholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please contact your bank, broker or other nominee for information on obtaining a legal proxy.

How can I change my vote or revoke my proxy?

Any stockholder of record voting by proxy has the power to revoke a proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or if you are attending the Annual Meeting virtually, you may change your vote electronically. If you are the beneficial owner of your shares, we recommend that you contact the bank, broker or other nominee holding your shares for instructions on how to revoke your proxy or change your vote.

What are abstentions and broker non-votes?

Abstentions will be counted for the purposes of determining both (1) the presence or absence of a quorum for the transaction of business; and (2) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal, except with respect to Proposal Nos. 1 and 3, where they will have no effect.

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business but will not be counted for the purpose of determining the number of votes cast on a proposal. Accordingly, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may, at its discretion, either leave your shares unvoted or vote your shares on routine matters but is not permitted to vote your shares on non-routine matters. Proposal Number 4 is considered a routine matter. Proposal Numbers 1, 2, 3, 5, 6 and 7 are considered non-routine matters, and, accordingly, broker non-votes will have no effect on the outcome of these matters.

How many copies of the proxy materials will be delivered to stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for the Company. The Company and some banks and brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please (1) follow the instructions provided when you vote over the Internet; or (2) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Where may I obtain a copy of the Annual Report?

The Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for our fiscal year that ended on April 28, 2023 have been made available on our website. Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our 2023 fiscal year began on April 30, 2022 and ended on April 28, 2023. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website address: http://investors.netapp.com/financial-information/annual-reports.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The Company has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies from stockholders of the Company. Innisfree M&A Incorporated may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. The Company expects that it will pay Innisfree M&A Incorporated a customary fee, estimated to be approximately $25,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

108

Additional Information

How and when may I submit proposals for consideration at next year’s Annual Meeting of Stockholders?

The Company’s stockholders may submit proposals for consideration at the Annual Meeting. Stockholders may also recommend candidates for election to our Board of Directors for the Annual Meeting (see “Corporate Governance — Corporate Governance and Nominating Committee”).

Proposals to be Considered for Inclusion in NetApp’s Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be included in our 2024 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, no later than March 30, 2024, which is 120 calendar days prior to the first anniversary of the mailing date of this Proxy Statement.

Director Nominations for Inclusion in NetApp’s Proxy Materials (Proxy Access)

Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws. Notice of a proxy access nomination for consideration at our 2024 Annual Meeting must be received no later than March 30, 2024 and no earlier than February 29, 2024.

Other Proposals and Nominations

Under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the 2024 Annual Meeting but does not seek to include in the Company’s proxy materials for the 2024 Annual Meeting (including the nomination of an individual to serve as a director other than pursuant to our proxy access bylaw as described immediately above) must be received by the Corporate Secretary (at the address specified in the preceding paragraph) not less than 120 calendar days nor more than 150 days prior to the first anniversary of the Annual Meeting. The stockholder’s submission must include the information specified in the Company’s bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the 2024 Annual Meeting.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 15, 2024.

2023 Proxy Statement	109

Additional Information

Other Business

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 14, 2023. Our Internet address is www.netapp.com. Information on our website is not incorporated by reference into this Proxy Statement. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Kris Newton, Vice President, Investor Relations at the Company’s principal executive offices located at 3060 Olsen Drive, San Jose, California 95128.

By Order of the Board of Directors George Kurian Chief Executive Officer

July 28, 2023

2023 NetApp, Inc. All Rights Reserved. NETAPP, the NETAPP logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

110

Annex A

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
FINANCIAL STATEMENT INFORMATION
(In millions, except net income per share amounts)
(Unaudited)

	Year Ended
	April 28, 2023	April 29, 2022
NET INCOME	$1,274	$937
Adjustments:
Amortization of intangible assets	68	46
Stock-based compensation	312	245
Litigation settlements	—	2
Restructuring charges	120	33
Acquisition-related expense	21	13
Gain on sale of equity investments	(32)	—
Income tax effects	(51)	(68)
Income tax (benefits) expenses from integration of acquired companies	(27)	1
Resolution of income tax matters	69	—
Income tax benefit from intra-entity intellectual property transfer	(524)	—
NON-GAAP NET INCOME	$1,230	$1,209
INCOME FROM OPERATIONS	$1,018	$1,157
Adjustments:
Amortization of intangible assets	68	46
Stock-based compensation	312	245
Litigation settlements	—	2
Restructuring charges	120	33
Acquisition-related expense	21	13
NON-GAAP INCOME FROM OPERATIONS	$1,539	$1,496
Adjustment:
Stock-based compensation	(312)	(245)
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$1,227	$1,251
Adjustment:
Effect of foreign currency exchange rate fluctuations	120	*
CONSTANT CURRENCY ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$1,347	*
NET INCOME PER SHARE	$5.79	$4.09
Adjustments:
Amortization of intangible assets	0.31	0.20
Stock-based compensation	1.42	1.07
Litigation settlements	—	0.01
Restructuring charges	0.55	0.14
Acquisition-related expense	0.10	0.06
Gain on sale of equity investments	(0.15)	—
Income tax effects	(0.23)	(0.30)
Income tax (benefits) expenses from integration of acquired companies	(0.12)	—
Resolution of income tax matters	0.31	—
Income tax benefits from intra-entity intellectual property transfer	(2.38)	—
NON-GAAP NET INCOME PER SHARE	$5.59	$5.28
NET REVENUES	$6,362	*
Adjustment:
Effect of foreign currency exchange rate fluctuations	181	*
CONSTANT CURRENCY NET REVENUES (NON-GAAP)	$6,543	*
Per share amounts may not add or recalculate due to rounding.
*	Not computed for fiscal year 2022

2023 Proxy Statement	111

Annex A

Non-GAAP Financial Measures

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, net income and net income per diluted share. For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) gains and losses on the sale or derecognition of assets, (g) gains/losses on the sale of investments in equity securities, (h) debt extinguishment costs, and (i) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

G. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

112

Annex A

Beginning with fiscal year 2023, NetApp uses constant currency amounts for net revenues, AOI and Cloud ARR to measure achievement against ICP targets. This constant currency information assumes that the same foreign currency exchange rates used to establish the current year’s ICP targets were also used in translation of current year actual results. The exchange rate impact on Cloud ARR was immaterial for fiscal year 2023.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks.

2023 Proxy Statement	113

Appendix A

NETAPP, INC.
EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective [—], 2023

I. Purpose of the Plan

This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.

All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.

II. Administration of the Plan

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, including designating separate Offerings under the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the determination of what compensation qualifies as Cash Earnings, handling of the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Further, without shareholder consent and without limiting Section X.A, the Plan Administrator shall be entitled to change the offering periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. Stock Subject to Plan

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Seventy Three Million Seven Hundred Thousand (73,700,000) shares, including (i) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 19, 2007, (x) an increase of Two Million Nine Hundred Thousand (2,900,000) shares authorized by the Board on July 11, 2008 and approved

114

Appendix A

by the shareholders at the 2008 Annual Meeting held on September 2, 2008, (xi) an increase of Six Million Seven Hundred Thousand (6,700,000) shares authorized by the Board on August 17, 2009 and approved by the shareholders at the 2009 Annual Meeting held on October 14, 2009, (xii) an increase of Five Million (5,000,0000) shares authorized by the Board on July 13, 2010 and approved by the shareholders at the 2010 Annual Meeting held on August 31, 2010, (xiii) an increase of Three Million Five Hundred Thousand (3,500,0000) shares authorized by the Board on July 14, 2011 and approved by the shareholders at the 2011 Annual Meeting held on August 31, 2011, (xiv) an increase of Five Million (5,000,000) shares authorized by the Board on July 18, 2012 and approved by the shareholders at the 2012 Annual Meeting held on August 31, 2012, (xv) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the shareholders at the 2013 Annual Meeting held on September 13, 2013, (xvi) an increase of Five Million (5,000,000) shares authorized by the Board on July 23, 2014 and approved by the shareholders at the 2014 Annual Meeting held on September 5, 2014, (xvii) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 24, 2015 and approved by the shareholders at the 2015 Annual Meeting held on September 11, 2015, (xviii) an increase of Two Million Five Hundred Thousand (2,500,000) shares approved by the Board on July 30, 2016, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2016 Annual Meeting held on September 15, 2016, (xix) an increase of Two Million Five Hundred Thousand (2,500,000) shares approved by the Board on July 17, 2017 and approved by the shareholders at the 2017 Annual Meeting held on September 14, 2017, (xx) an increase of Two Million (2,000,000) shares approved by the Board on July 19, 2018 and approved by the shareholders at the 2018 Annual Meeting held on September 13, 2018, (xxi) an increase of Two Million (2,000,000) shares approved by the Board on July 26, 2019, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2019 Annual Meeting held on September 12, 2019, (xxii) an increase of Three Million (3,000,000) shares approved by the Board on July 19, 2021, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2021 Annual Meeting held on September 10, 2021, plus (xxiii) an increase of Three Million (3,000,000) shares approved by the Board on July 24, 2023, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2023 Annual Meeting.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. Offering Periods

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.

NOTE: Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V. Eligibility

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date (subject to the provisions of Section V.B); provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish

2023 Proxy Statement	115

Appendix A

(on a uniform and nondiscriminatory basis) waiting periods for participation in future offering periods of not more than two (2) years from the participant’s date of hire. However, an Eligible Employee may participate in only one offering period at a time. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete an on-line enrollment process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date established by the Plan Administrator on or prior to that offering period in a uniform and non-discriminatory basis.

VI. Payroll Deductions

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)	The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.
(ii)	The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except as may be required by applicable law, as determined by the Corporation, and if so required, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes, except under Offerings in which applicable local law requires that amounts collected from the Participants be segregated from the Corporation’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

VII. Purchase Rights

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

116

Appendix A

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be promptly refunded to Participant after each Purchase Date.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

(i)	A Participant may withdraw from the offering period in which he or she is enrolled by completing an on-line withdrawal process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or by filing the appropriate form with the Plan Administrator (or its designate) at any time on or before the seventh (7th) business day prior to the next scheduled Purchase Date in the offering period (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), and no further payroll deductions shall be collected from the Participant with respect to that offering period; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) a different date for effective withdrawals from the Plan. Any payroll deductions collected during the Purchase Interval in which such timely withdrawal occurs shall be refunded as soon as possible and no shares will be purchased on behalf of such Participant on the next Purchase Date, and if such withdrawal is not timely made, and subject to the laws of the applicable jurisdiction, any payroll deductions collected during the Purchase Interval will be used to purchase shares on the next Purchase Date on behalf of such Participant.
(ii)	The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or by making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of that offering period.

H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. A Participant’s purchase right shall not terminate during any notice of termination period (e.g., garden leave, etc.) through the effective date of the Participant’s termination of employment as set forth in the notice, whether or not the Participant is providing active service to the Corporation. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the seventh (7th) business day prior to the Purchase Interval in which such leave commences (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval.

2023 Proxy Statement	117

Appendix A

In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave; provided, however, that payroll deductions on the Participant’s behalf may be collected for amounts paid during such leave for services rendered by the Participant prior to his or her leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of any offering period in which he or she wishes to participate.

I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. Accrual Limitations

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)	The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.
(ii)	No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

118

Appendix A

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. Effective Date and Term of the Plan

A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.

B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.

C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.

D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.

E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.

F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.

G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.

H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.

I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting. The Plan was amended by the Board’s Compensation Committee on November 28, 2007 to limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date to One Million Five Hundred Thousand (1,500,000) shares.

K. The Plan was amended by the Board’s Compensation Committee on May 23, 2008 to remove the limitation on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

L. The Plan was amended by the Board on July 11, 2008 (the “2008 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Nine Hundred Thousand (2,900,000) shares. The 2008 Restatement was approved by the shareholders at the 2008 Annual Meeting.

2023 Proxy Statement	119

Appendix A

M. The Plan was amended by the Board on August 17, 2009 (the “2009 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Six Million Seven Hundred Thousand (6,700,000) shares. The 2009 Restatement was approved by shareholders at the 2009 Annual Meeting.

N. The Plan was amended by the Board on July 13, 2010 (the “2010 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares, to revise the eligibility requirements and to remove the Plan’s fixed-term expiration date. The 2010 Restatement was approved by shareholders at the 2010 Annual Meeting.

O. The Plan was amended by the Board on July 14, 2011 (the “2011 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million Five Hundred Thousand (3,500,000) shares. The 2011 Restatement was approved by shareholders at the 2011 Annual Meeting.

P. The Plan was amended by the Board on July 18, 2012 (the “2012 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2012 Restatement was approved by the shareholders at the 2012 Annual Meeting.

Q. The Plan was amended by the Board’s Compensation Committee on April 16, 2013 to make administrative changes relating to the timing of enrollment and withdrawal from the Plan and the ability to suspend participation in the Plan.

R. The Plan was amended by the Board’s Compensation Committee on July 31, 2013 (pursuant to authority delegated by the Board) (the “2013 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2013 Restatement was approved by the shareholders at the 2013 Annual Meeting.

S. The Plan was amended by the Board’s Compensation Committee on June 26, 2014 to refund contributions not used to purchase whole shares on each Purchase Date to Participants instead of retaining contributions for purchasing shares on the following Purchase Date. The Plan was amended by the Board on July 23, 2014 (the “2014 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2014 Restatement was approved by the shareholders at the 2014 Annual Meeting.

T. The Plan was amended by the Board on July 17, 2015 to clarify the termination provisions relating to purchase rights. The Plan was amended by the Board’s Compensation Committee (pursuant to authority delegated by the Board) on July 24, 2015 (the “2015 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2015 Restatement was approved by the shareholders at the 2015 Annual Meeting.

U. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 30, 2016 (the “2016 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Five Hundred Thousand (2,500,000) shares. The 2016 Restatement was approved by the shareholders at the 2016 Annual Meeting.

V. The Plan was amended by the Board on July 17, 2017 (the “2017 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Five Hundred Thousand (2,500,000) shares. The 2017 Restatement was approved by the shareholders at the 2017 Annual Meeting.

W. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 19, 2018 (the “2018 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million (2,000,000) shares. The 2018 Restatement was approved by the shareholders at the 2018 Annual Meeting.

X. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 26, 2019 (the “2019 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million (2,000,000) shares. The 2019 Restatement was approved by the shareholders at the 2019 Annual Meeting.

Y. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 19, 2021 (the “2021 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares. The 2021 Restatement was approved by the shareholders at the 2021 Annual Meeting.

Z. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 24, 2023 (the “2023 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares. The 2023 Restatement was approved by the shareholders at the 2023 Annual Meeting.

120

Appendix A

AA. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

AB. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. Amendment of the Plan

A. The Board may alter, amend, suspend, terminate or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

XI. General Provisions

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Appendix

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

2023 Proxy Statement	121

Appendix A

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)	a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,
(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or
(iii)	the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Compensation Committee shall mean the Talent and Compensation Committee of the Board, as its name may be changed from time to time, or any successor or predecessor thereto.

H. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

I. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

J. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

K. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator (if required under applicable local law) for purposes of any separate Offering.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)	If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)	If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. 1933 Act shall mean the Securities Act of 1933, as amended.

N. Offering means an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section VII. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

122

Appendix A

O. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

P. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

Q. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

R. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

S. Purchase Date shall mean the last business day of each Purchase Interval.

T. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

U. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

*     *     *

2023 Proxy Statement	123

Appendix B

NETAPP, INC.
2021 EQUITY INCENTIVE PLAN

As Amended Effective [—], 2023

1. Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,
●	to provide additional incentive to Employees, Directors and Consultants, and
●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the

124

Appendix B

following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” means NetApp, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12 “Director” means a member of the Board.

2.13 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.14 “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided in the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Subject to the provisions of Section 6, Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

2.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/ or cash; (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator; and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator cannot implement an Exchange Program.

2.18 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

2023 Proxy Statement	125

Appendix B

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19 “Fiscal Year” means the fiscal year of the Company.

2.20 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.21 “Inside Director” means a Director who is an Employee.

2.22 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.23 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24 “Option” means a stock option granted pursuant to the Plan.

2.25 “Outside Director” means a Director who is not an Employee.

2.26 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.27 “Participant” means the holder of an outstanding Award.

2.28 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 11 of the Plan.

2.29 “Performance Period” means Performance Period as defined in Section 11.1 of the Plan.

2.30 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.

2.31 “Plan” means this 2021 Equity Incentive Plan, as may be amended from time to time.

2.32 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

2.33 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.34 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

126

Appendix B

2.35 “Section 16b” means Section 16(b) of the Exchange Act.

2.36 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.37 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.38 “Service Provider” means an Employee, Director or Consultant.

2.39 “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

2.40 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 of the Plan is designated as a Stock Appreciation Right.

2.41 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.42 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.43 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be equal to 22,465,221 Shares (the “Share Limit”). The Share Limit equals the 10,000,000 Shares initially approved for issuance under the Plan in 2021 plus the 12,700,000 Share increase approved by the stockholders of the Company at the 2023 Annual Meeting, less 234,779 Shares, which was the number of Shares subject to awards granted under the 1999 Stock Option Plan between the record date of the Company’s 2021 Annual Meeting of Stockholders and the meeting date of the Company’s 2021 Annual Meeting of Stockholders. In addition, Shares may become available for issuance under Section 3.2 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or Shares repurchased by the Company using Option exercise proceeds will not become available for future grant or sale under the Plan. Shares used to satisfy the tax liabilities or withholdings related to an Award other than an Option or Stock Appreciation Right will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3.2 of the Plan.

3.3 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

(a) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

2023 Proxy Statement	127

Appendix B

(b) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(c) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

(d) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(g) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(h) to modify or amend each Award (subject to Section 6 and Section 21.3 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards (subject to Sections 6.1(b), 7.4 and 8.5 of the Plan);

(i) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 17 of the Plan;

(j) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(k) to determine whether Awards (other than Options or Stock Appreciation Rights) will be adjusted for Dividend Equivalents;

(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

6.1 Incentive Stock Options.

(a) $100,000 Limitation. Notwithstanding any designation of an Option as an incentive stock option, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such

128

Appendix B

Options will be treated as nonstatutory stock options. For purposes of this Section 6.1(a), Incentive Stock Options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculations will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

(b) Maximum Option Term. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

6.2 Exchange Program. The Administrator cannot institute an Exchange Program.

6.3 Outside Director Limitations. No Outside Director may be paid, issued or granted, in any calendar year, cash retainer fees and Awards (whether settled in cash or stock) with an aggregate value of more than $1,000,000 (with the value of each Award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 6.3. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.1.

6.4 Dividend Payments. Dividends or other distributions payable with respect to Shares subject to Awards (including Dividend Equivalents) will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 6.4 shall preclude the Administrator from exercising its powers and authority under Section 16.

6.5 Holding Period Condition.

(a) Applicability. Any Shares issued to a Participant then designated as a “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act) pursuant to the exercise or vesting of an Award and the issuance and settlement of such Shares (after being reduced for such Shares sold or withheld to cover the exercise price of the Award, if any, and applicable tax withholding obligations) will be subject to the Holding Period Condition.

(b) Definition. “Holding Period Condition” means that, with respect to certain Shares received following the exercise or vesting of an Award and the issuance and settlement of such Shares, such Shares may not be sold, transferred, hypothecated, pledged, or otherwise disposed of before the earliest of: (i) the twelve (12) month anniversary of the exercise or settlement date of such Shares; (ii) a Change in Control; or (iii) the date Participant ceases to be a Service Provider due to Participant’s death or Disability or (iv) the date Participant is no longer designated as a “named executive officer”); provided, however, Participant may conduct transactions that involve merely a change in the form in which Participant owns such Shares (for example, the transfer of the Shares to an inter vivos trust for which Participant is the beneficiary during Participant’s lifetime. For purposes of clarification, the time period for satisfying the Holding Period Condition with respect to shares acquired pursuant to the exercise of an Option or Stock Appreciation Right will commence upon the date the Award is exercised and the Shares delivered, and not upon the vesting of the Award. Further, in no event will the commencement date for satisfying the Holding Period Condition occur prior to the date the Award has vested. To enforce the Holding Period Condition, the Company, in its discretion, may take any action it determines reasonable or necessary, including attaching applicable legends on the Shares, or transferring the Shares to an escrow account or captive broker, which, in either case, is selected by the Company, and which conditions will expire once the Holding Period Condition is satisfied in accordance with the preceding sentence.

7. Stock Options.

7.1 Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

7.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

2023 Proxy Statement	129

Appendix B

7.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

7.4 Term of Option. Subject to the provisions of Section 6.1 relating to Incentive Stock Options, the term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof.

7.5 Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6.1 relating to Incentive Stock Options. Notwithstanding the foregoing provisions of this Section 7.5(a), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

7.6 Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within twelve (12) months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award

130

Appendix B

Agreement or Section 7.4 of the Plan, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within twelve (12) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 7.4 of the Plan, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 7.6(d), Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e) Tolling Expiration. A Participant’s Award Agreement also may provide that:

i. if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

ii. if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option, or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Stock Appreciation Rights.

8.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

8.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

8.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 8.6 of the Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

8.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

8.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7.4 of the Plan relating to the maximum term and Section 7.6 of the Plan relating to exercise also will apply to Stock Appreciation Rights.

8.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

2023 Proxy Statement	131

Appendix B

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Restricted Stock.

9.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

9.2 Restricted Stock Agreement. Subject to the terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

9.3 Transferability. Except as provided in this Section 9 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

9.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

9.5 Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

9.6 Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

9.7 Dividends and Other Distributions. During any applicable Period of Restriction, and subject to Section 6.4, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

9.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company, and subject to Section 3, again will be available for grant under the Plan.

10. Restricted Stock Units.

10.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

10.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

10.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

10.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company, and subject to Section 3, again will be available for grant under the Plan.

132

Appendix B

11. Performance Awards.

11.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

11.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

11.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

11.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

11.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and subject to Section 3, again will be available for grant under the Plan.

12. Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in Section 6, the Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Awards, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

13. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

14. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, Awards granted hereunder will continue to vest during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Limited Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6.2 that provides that the Administrator cannot institute an Exchange Program), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 7.6(d) of the Plan), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

2023 Proxy Statement	133

Appendix B

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

16.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan, the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 and the numerical Share and dollar limits in Section 6 of the Plan.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

16.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, and unless provided otherwise in an Award Agreement, each outstanding Award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices (subject to the provisions of the following paragraph).

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels and as to a prorated portion of each Award based on the portion of the applicable performance period that has lapsed through the date of the merger or Change in Control, and all other terms and conditions met as to such prorated portion of such Award, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 16.3, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 16.3 of the Plan below, the Company is the successor corporation with respect to some or all Awards.

Notwithstanding anything in this Section 16.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

134

Appendix B

Notwithstanding anything in this Section 16.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 16.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

17. Tax Withholding.

17.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

17.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. The Plan will continue in effect until terminated under Section 21 of the Plan, but no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the date of the initial Board action to adopt the Plan.

21. Amendment and Termination of the Plan.

21.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

21.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

21.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

2023 Proxy Statement	135

Appendix B

22. Conditions Upon Issuance of Shares.

22.1 Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

22.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 25 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

*   *   *

136

© 2024 NetApp

3060 Olsen Drive
San Jose, CA 95128
United States

COMPUTERSHARE
C/O NETAPP, INC.
2 NORTH LASALLE STREET, 3RD FLOOR
CHICAGO, IL 60602

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NTAP2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V21176-P96720	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETAPP, INC.

The Board of Directors unanimously recommends a vote FOR each of the nominees named in proposal 1.
1. Election of Directors
Nominees:		For	Against	Abstain
1a.	T. Michael Nevens	☐	☐	☐
1b.	Deepak Ahuja	☐	☐	☐
1c.	Gerald Held	☐	☐	☐
1d.	Kathryn M. Hill	☐	☐	☐
1e.	Deborah L. Kerr	☐	☐	☐
1f.	George Kurian	☐	☐	☐
1g.	Carrie Palin	☐	☐	☐
1h.	Scott F. Schenkel	☐	☐	☐
1i.	George T. Shaheen	☐	☐	☐
The Board of Directors unanimously recommends a vote FOR proposals 2 and 4 and 1 YEAR on proposal 3.		For	Against	Abstain
2.	To hold an advisory vote to approve Named Executive Officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3.	To hold an advisory vote to approve the frequency of future advisory votes on Named Executive Officer compensation. ☐	☐	☐	☐
		For	Against	Abstain
4.	To ratify the appointment of Deloitte & Touche LLP as NetApp's independent registered public accounting firm for the fiscal year ending April 26, 2024.	☐	☐	☐
The Board of Directors unanimously recommends a vote AGAINST proposal 5:		For	Against	Abstain
5.	To approve a stockholder proposal regarding Special Shareholder Meeting Improvement.	☐	☐	☐
The Board of Directors unanimously recommends a vote FOR proposals 6 and 7.		For	Against	Abstain
6.	To approve an amendment to NetApp's Employee Stock Purchase Plan.	☐	☐	☐
7.	To approve an amendment to NetApp's 2021 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on September 13, 2023:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V21177-P96720

NETAPP, INC.
Annual Meeting of Stockholders
September 13, 2023 3:30 PM PDT

This proxy is solicited by the Board of Directors

George Kurian and Michael J. Berry, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the common stock of NetApp, Inc. ("NetApp") that the undersigned is entitled to vote at NetApp's Annual Meeting of Stockholders to be held on Wednesday, September 13, 2023, at 3:30 p.m. Pacific Time and at any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held virtually and you may attend via the Internet at www.virtualshareholdermeeting.com/NTAP2023.

This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR the election of each of the nominees named in proposal 1, FOR proposals 2, 4, 6 and 7, for 1 YEAR on proposal 3 and AGAINST proposal 5, and in the discretion of the persons named above as proxies upon such other matters as may properly come before the Annual Meeting. This proxy may be revoked at any time before it is voted.

PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Continued and to be signed on reverse side